As filed with the Securities and Exchange Commission on March 13, 2006
                                    File No. 333-130029

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              _____________________

                         Pre-Effective Amendment No. 3

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              _____________________

                       TELZUIT MEDICAL TECHNOLOGIES, INC.
                       (Name of Registrant in its charter)
                              _____________________

            FLORIDA                    7389                    01-0656115
(State or other jurisdiction of  (Primary Standard          (I.R.S. Employer
 incorporation or organization)      Industrial           Identification Number)
                                   Classification
                                    Code Number)

         5422 CARRIER DRIVE, SUITE 306
            ORLANDO, FLORIDA 32819                 5422 CARRIER DRIVE, SUITE 306
      (407) 354-1222 - FAX (407) 354-0065              ORLANDO, FLORIDA 32819
       (Address and telephone number of            (Address of principal place
          principal executive offices)                      of business)


                                  DONALD SPROAT
                       TELZUIT MEDICAL TECHNOLOGIES, INC.
                          5422 CARRIER DRIVE, SUITE 306
                             ORLANDO, FLORIDA 32819
                       (407) 354-1222 - FAX (407) 354-0065
            (Name, address and telephone number of agent for service)

                                   Copies to:

                              BRENT A. JONES, ESQ.
                                BUSH ROSS, P.A.
                             220 S. FRANKLIN STREET
                              TAMPA, FLORIDA 33607
                      (813) 224-9255 - FAX (813) 223-9620

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


CALCULATION OF REGISTRATION FEE

                                                       PROPOSED
                                                        MAXIMUM        PROPOSED
                                                     OFFERING PRICE     MAXIMUM        AMOUNT OF
TITLE OF EACH CLASS OF                  AMOUNT TO     PER SECURITY     AGGREGATE     REGISTRATION
SECURITIES TO BE REGISTERED           BE REGISTERED        (1)       OFFERING PRICE      FEE
Common Stock,  $0.001 par value (2)      29,103,161       $3.28      $  95,312,852    $ 10,198
Common Stock,  $0.001 par value (3)       8,356,840 (4)   $3.28      $  27,368,651    $  2,928
Common Stock,  $0.001 par value (5)       9,787,705 (6)   $3.28      $  32,054,733    $  3,430
Common Stock,  $0.001 par value (7)          26,930       $3.28      $      88,196    $      9
Common Stock,  $0.001 par value (8)         107,720       $3.28      $     352,783    $     38
Common Stock,  $0.001 par value (9)       3,008,472       $3.28      $   9,852,746    $  1,054
Common Stock,  $0.001 par value (10)        337,500       $3.28      $   1,105,313    $    119
Total Registration Fee                                                               *$ 17,776

*    Paid with initial filing.

(1) Pursuant to Rule 457(c) of the Securities Act of 1933, as amended, the offering price is based on the average of the closing bid ($3.05) and ask ($3.50) price of one share of Common Stock, as reported on the OTC Bulletin Board on November 23, 2005, and has been established solely for the purpose of calculating the registration fee. The amount of Common Stock registered shall also be deemed, pursuant to Rule 416 under the Securities Act of 1933, as amended to include additional shares issuable as a result of stock splits, stock dividends or similar transactions.

(2) Represents shares of common stock presently held by the selling shareholders. Of this amount, (i) 27,099,672 relate to the conversion of the Series B Preferred Stock; (ii) 1,488,553 relate to the cashless exercise of BD and BD-B Warrants; and (iii) 514,936 represent amounts that the Company has orally agreed to register for two selling shareholders.

(3) Represents common stock reserved for issuance by the registrant with respect to the prospective conversion of 5,014,104 shares of Series A Convertible Preferred Stock issued as of November 7, 2005 at the election of the holder of the Series A Preferred Stock.

(4) Pursuant to SEC Rule 416(a), also covers additional common shares that may be offered to prevent dilution as a result of stock splits, stock dividends or similar transactions relating to these shares.

(5) Represents common stock reserved for issuance by the registrant with respect to the prospective exercise of common share purchase warrants at the election of the holder of those warrants.

(6) Amount represents, in the aggregate, 1,334,062 warrant shares underlying Class A Warrants; 8,356,893 warrant shares underlying Class B Warrants; 76,750 warrant shares underlying BD Warrants; and 20,000 warrant shares underlying BD-B Warrants. Pursuant to SEC Rule 416(b), also covers additional common shares that may be offered to prevent dilution as a result of stock splits, stock dividends or similar transactions relating to these shares.

(7) Represents common stock reserved for issuance by the registrant with respect to the prospective issuance of common stock or Series A Convertible Preferred Stock as a dividend payable in kind in satisfaction of dividends accrued through September 30, 2005 on Series A Convertible Preferred Stock.


(8) Represents a pool of common stock reserved for issuance by the registrant with respect to the prospective issuance of common stock or Series A Convertible Preferred Stock as a dividend payable in kind in satisfaction of dividends that may accrue during the next twelve (12) months after September 30, 2005 on Series A Convertible Preferred Stock.

(9) Represents common stock reserved for issuance by the registrant with respect to the prospective issuance of common stock purchase warrants incurred as a penalty by the Company for its failure to file the SB-2 Registration Statement within the specified time requirements set forth in the Securities Purchase Agreement. This amount reflects the maximum amount of common stock purchase warrants that may be incurred as a penalty. The total penalty due under the agreement as of September 30, 2005 is 1,203,526 Class B Warrant shares.

(10) Represents common stock reserved for issuance by the registrant with respect to the prospective issuance of common stock which the registrant is contractually obligated to register. These shares of stock are being issued as compensation for services rendered to the Company.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     PRELIMINARY PROSPECTUS (SUBJECT TO COMPLETION), DATED MARCH    , 2006.
                                                                ---


                            ------------------------

                                50,728,328 SHARES

                       Telzuit Medical Technologies, Inc.

                                  COMMON STOCK

                            ------------------------


This prospectus relates to the offer and sale by some of our shareholders during the period in which the registration statement containing this prospectus is effective of up to 50,758,406 shares of common stock, consisting of:

-    29,103,161  common  shares  presently  held  by  the  selling shareholders;

- 8,356,840 common shares issuable by the company with respect to the prospective conversion of shares of 5,014,104 Series A Convertible Preferred Stock held by the selling shareholders as of November 28, 2005 and convertible at the election of the holders of the Series A Convertible Preferred Stock;

- 9,787,705 common shares issuable by the company with respect to the prospective exercise of 9,787,705 common share purchase warrants held by the selling shareholders; and

- 26,930 common shares reserved for issuance by the registrant with respect to the prospective issuance of common stock or Series A Convertible Preferred Stock as a dividend payable in kind in satisfaction of dividends accrued through September 30, 2005 on Series A Convertible Preferred Stock.

- 107,720 common shares part of a pool of common stock reserved for issuance by the registrant with respect to the prospective issuance of common stock or Series A Convertible Preferred Stock as a dividend payable in kind in satisfaction of dividends that may accrue during the next twelve
     (12)  months  after  September  30,  2005 on Series A Convertible Preferred
     Stock.

- 3,008,472 common shares reserved for issuance by the registrant with respect to the prospective issuance of common stock purchase warrants incurred as a penalty by the Company for its failure to file the SB-2 Registration Statement within the specified time requirements set forth in the Securities Purchase Agreement. This amount reflects the maximum amount of common stock purchase warrants that may be incurred as a penalty. The total penalty due under the agreement as of September 30, 2005 is 1,203,526 Class B Warrant shares.

- 337,500 common shares reserved for issuance by the registrant with respect to the prospective issuance of common stock which the registrant is contractually obligated to register. These shares of stock are being issued as compensation for services rendered to the Company.

This offering is not being underwritten. The common shares offered under this prospectus may be sold by the selling shareholders on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer. We will not receive any of the proceeds from the sale of these shares by the selling stockholders. However, we will receive proceeds from the exercise of the warrants if they are exercised by the selling stockholders. See "Use of Proceeds." Our common shares are currently quoted on the OTC Bulletin Board (OTCBB) under the symbol "TZMT." The OTCBB is a regulated provider of pricing and financial information for the over-the-counter (OTC) securities market. Please read this prospectus carefully. It describes our company, finances, products and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.
                                     --------

     AN INVESTMENT IN THE COMMON SHARES OFFERED FOR SALE UNDER THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU
                    CAN AFFORD LOSING YOUR ENTIRE INVESTMENT.
          SEE "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS.

                                     --------

    NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE COMMON SHARES OFFERED
                      FOR SALE UNDER THIS PROSPECTUS OR THE
  MERITS OF THAT OFFERING, OR HAS DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR
                                    COMPLETE.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                     --------

                The date of this Prospectus is MARCH   , 2006
                                                    ---

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

Prospectus Summary............................................................6

Risk Factors..................................................................8

Use of Proceeds..............................................................18

Determination of Offering Price..............................................18

Dilution.....................................................................18

Selling Security Holders.....................................................18

Plan of Distribution.........................................................27

Legal Proceedings............................................................29

Directors, Executive Officers, Promoters and Control Persons.................30

Security Ownership of Certain Beneficial Owners and Management...............32

Description of Securities....................................................34

Interest of Named Experts and Counsel........................................36

Disclosure of Commission Position on Indemnification for
Securities Act Liabilities...................................................37

Organization Within Last Five Years..........................................37

Description of Business......................................................37

Management's Discussion and Analysis or Plan of Operation....................47

Description of Property......................................................55

Certain Relationships and Related Transactions...............................56

Market for Common Equity and Related Stockholder Matters.....................60

Executive Compensation.......................................................62

Financial Statements........................................................F-i

Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure.........................................................66

PART II.  INFORMATION NOT REQUIRED IN THE PROSPECTUS

Indemnification of Directors and Officers....................................67

Other Expenses of Issuance and Distribution..................................67

Recent Sales of Unregistered Securities......................................68

Exhibits.....................................................................70

              5422 CARRIER DRIVE, SUITE 306, ORLANDO, FLORIDA 32819
                       (407) 354-1222 - FAX (407) 354-0065

We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE HAVE FILED A REGISTRATION STATEMENT CONTAINING THIS PROSPECTUS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMMON STOCK OFFERED FOR SALE UNDER THIS PROSPECTUS MAY NOT BE OFFERED FOR SALE OR SOLD UNTIL THAT REGISTRATION STATEMENT IS DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION. THIS PROSPECTUS IS NOT AN OFFER TO SELL THE COMMON SHARES-AND DOES NOT SOLICIT AN OFFER TO PURCHASE THE COMMON SHARES-IN ANY JURISDICTION WHERE THIS OFFER OR SALE IS NOT OTHERWISE PERMITTED.


                               PROSPECTUS SUMMARY

This summary highlights important information about our company and business. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read this entire prospectus and the financial statements and related notes included in this prospectus carefully, and, in particular, that section of this prospectus captioned "Risk Factors." Unless the context requires otherwise, "company," "registrant," "we," "us," and "our" and similar terms refer to Telzuit Medical Technologies, Inc.

The Registrant completed a reverse split of the issued and outstanding common shares on a 1-for-31 reverse basis. The shareholders of the Company approved the reverse split by the requisite majority vote at a special meeting of the shareholders on August 18, 2005. NASDAQ effected the 1-for-31 reverse stock split on August 22, 2005 at the open of business.

Whenever we make any reference in this prospectus to the grant or issuance of common shares or options or warrants to purchase common shares, such reference shall be made in reference to post reverse-split numbers and, in the case of options and warrants, exercise prices, unless we state otherwise.

THE  COMPANY  AND  BUSINESS

Telzuit Medical Technologies, Inc. is a development stage company focused on researching, developing and marketing ambulatory medical devices which monitor, measure, and record physiological signals generated by the body. Our initial product will be our "Bio-Patch Wireless Holter Monitor" (the "Bio-Patch" or the "Bio-Patch Holter Monitor"), a 12-lead, wireless holter heart monitor which measures, records, and transmits physiological signals associated with a patient's cardiovascular system. The Bio-Patch is attached to a patient's chest and consists of electrodes that are imbedded in a disposable bandage-like strip. The Bio-Patch captures electrical impulses of the patient's heart and transmits this information to a cellular telephone-like device that the patient carries. This device (the "Personal Digital Assistant" or "PDA") measures and records the electrical activity of the patient's heart. Every two (2) to four (4) hours, the recorded information is sent through cellular telephone towers, frame relay systems and switching stations. Ultimately, the recorded heart activity information is received by a computer or other device through which cellular or satellite communications can be transmitted, and then evaluated by a physician. We are developing an intranet type of communication network through which heart activity data is transmitted and which we believe will be useful in implementing other wireless monitoring devices. The Company hopes to introduce the Bio-Patch to the market during the second calendar quarter of 2006.

The Company is using the Bio-Patch platform to develop additional products, including a sleep apnea test and an elderly patient wireless monitoring system. In addition to these new products, the Company plans to develop, own and operate medical clinics in the State of Florida.

As of December 31, 2005, we had issued and outstanding 30,225,498 shares of common stock, 5,014,104 shares of Series A Convertible Preferred stock, and common share purchase options and warrants entitling the holders to purchase up to 9,950,205 common shares.(1)

Our corporate offices are located at 5422 Carrier Drive, Suite 306, Orlando, Florida 32819. Our telephone number is (407) 354-1222.


THE  OFFERING

This prospectus relates to the offer and sale by some of our shareholders during the period in which the registration statement containing this prospectus is effective of up to 50,728,328 shares of common stock, consisting of:

-    29,103,161  common  shares  presently  held  by  the selling shareholders;

- 8,356,840 common shares issuable by the company with respect to the prospective conversion of shares of 5,014,104 Series A Convertible Preferred Stock held by the selling shareholders as of November 28, 2005 and convertible at the election of the holders of the Series A Convertible Preferred Stock;

- 9,787,705 common shares issuable by the company with respect to the prospective exercise of 9,787,705 common share purchase warrants held by the selling shareholders; and

- 26,930 common shares reserved for issuance by the registrant with respect to the prospective issuance of common stock or Series A Convertible Preferred Stock as a dividend payable in kind in satisfaction of dividends accrued through September 30, 2005 on Series A Convertible Preferred Stock.

- 107,720 common shares part of a pool of common stock reserved for issuance by the registrant with respect to the prospective issuance of common stock or Series A Convertible Preferred Stock as a dividend payable in kind in satisfaction of dividends that may accrue during the next twelve
     (12)  months  after  September  30,  2005 on Series A Convertible Preferred
     Stock.

- 3,008,472 common shares reserved for issuance by the registrant with respect to the prospective issuance of common stock purchase warrants incurred as a penalty by the Company for its failure to file the SB-2 Registration Statement within the specified time requirements set forth in the Securities Purchase Agreement. This amount reflects the maximum amount of common stock purchase warrants that may be incurred as a penalty. The total penalty due under the agreement as of September 30, 2005 is 1,203,526 Class B Warrant shares.

- 337,500 common shares reserved for issuance by the registrant with respect to the prospective issuance of common stock which the registrant is contractually obligated to register. These shares of stock are being issued as compensation for services rendered to the Company.

The common shares offered under this prospectus may be sold by the selling shareholders on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer. Information regarding the selling shareholders, the common shares they are offering to sell under this prospectus, and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus captioned "Selling Shareholders," "Registration Rights" and "Plan of Distribution," respectively. We will not receive any of the proceeds from those sales. Should the selling shareholders, in their discretion, exercise any of the common share purchase warrants or options underlying the common shares offered under this prospectus, we would, however, receive the exercise price for those warrants. The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling shareholders, or that any of the common share purchase warrants underlying the common shares offered under this prospectus will be exercised.
-----------------------------
(1) Amount calculated after completion of the reverse split in our common shares on a 1:31 reverse basis and the automatic conversion of 2,207,723 shares of Series B Preferred Stock to 26,492,676 shares of common stock.

                                  RISK FACTORS

An investment in our common shares involves a high degree of risk and is subject to many uncertainties. These risks and uncertainties may adversely affect our business, operating results and financial condition. In such an event, the trading price for our common shares could decline substantially, and you could lose all or part of your investment. In order to attain an appreciation for these risks and uncertainties, you should read this prospectus in its entirety and consider all of the information and advisements contained in this prospectus, including the following risk factors and uncertainties.

RISKS  RELATING  TO  OUR  BUSINESS

WE  HAVE  A  LIMITED OPERATING HISTORY UPON WHICH YOU CAN EVALUATE OUR BUSINESS.

To date, we are a development stage company principally engaged in research and development, organizational and startup activities which has not yet introduced our heart monitoring products to market. Our limited operating history will make it difficult, if not impossible, to predict future operating results and to assess the likelihood of our business success in considering an investment in our company. Risks and issues inherent in the establishment and expansion of a new business enterprise which we face include, among others, problems of entering new markets, marketing new technologies, hiring and training personnel, acquiring reliable facilities and equipment, and implementing operational controls. As a development stage company, we are also subject to risks and or levels of risk that are often greater than those encountered by companies with established operations and relationships. Development stage companies often require significant capital from sources other than operations. Since we are a start-up business, our management and employees will shoulder the burdens of the business operations and a workload associated with company growth and capitalization that is disproportionately greater than that for an established business. We cannot give you any assurance that we will successfully address these risks. Our prospects must be considered speculative, which may limit our ability to encourage further investment in our company.

WE HAVE NO REVENUES TO DATE AND HAVE ACCUMULATED LOSSES SINCE OUR INCEPTION. OUR CONTINUED INABILITY TO GENERATE REVENUES AND PROFITS COULD CAUSE US TO GO OUT OF BUSINESS.

We have incurred cumulative net losses after preferred dividends available to common shareholders in the amount of $11,611,344 from our inception through December 31, 2005. We have no commercial product sales or revenues to date, and do not anticipate that we will commence commercial sales of our heart monitoring products until the second calendar quarter of 2006. Once we commence marketing our heart monitoring products, we project that we will not be cash flow positive based solely on projected sales and service revenues less manufacturing, general and administrative, marketing expenses and other operating costs for an indefinite period of time. We anticipate that we will continue to incur substantial operating losses for the foreseeable future, notwithstanding any anticipated revenues we may receive when our products are initially introduced to markets, due to the significant costs associated with the development and marketing of our products and services.

WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS STRATEGIES, WHICH COULD IMPAIR OUR ABILITY TO CONTINUE OPERATIONS.

Implementation of our business strategies will depend, in large part, on our ability to (i) attract a significant number of customers; (ii) effectively introduce acceptable products and services to our customers; (iii) obtain adequate financing on favorable terms to fund our business strategies; (iv) maintain appropriate procedures, policies, and systems; (v) hire, train, and retain skilled employees; (vi) continue to operate with increasing competition in the medical industry; (vii) establish, develop and maintain name recognition; and (viii) establish and maintain beneficial relationships with third-party manufacturers and third party payors. Our inability to obtain or maintain any or all these factors could impair our ability to implement our business strategies successfully, which could have material adverse effects on our results of operations and financial condition.

WE MAY BE UNSUCCESSFUL IN MANAGING OUR GROWTH, WHICH COULD PREVENT US FROM BECOMING PROFITABLE.

While it may not be realized, we are planning for significant growth for the foreseeable future. Our growth may place a significant strain on our management, financial and operating resources. Failure to manage this growth effectively could have a material adverse affect on our financial condition or results of operations. Part of our business strategy may be to acquire assets or other companies that will complement our existing business. We are unable to predict whether or when any material transaction will be completed should negotiations commence. If we proceed with any such transaction, we may not effectively integrate the acquired operations with our own operations. We also may seek to finance any such acquisition by debt financings or issuances of equity securities, and such financing may not be available on acceptable terms or at all.

IF WE ARE UNABLE TO RAISE ADDITIONAL WORKING CAPITAL, WE WILL BE UNABLE TO FULLY FUND OUR OPERATIONS AND TO OTHERWISE EXECUTE OUR BUSINESS PLAN, LEADING TO THE REDUCTION OR SUSPENSION OF OUR OPERATIONS AND ULTIMATELY OUR GOING OUT OF BUSINESS.

As noted in the prior risk factor, we do not anticipate that we will commence commercial sales of our heart monitoring products until the second calendar quarter of 2006, and further anticipate that, after such introduction, we will continue to be cash flow negative due to our costs exceeding our revenues for an indefinite period of time. Due to unanticipated expenses necessary to develop the Bio-Patch technology to the point of commerical viability, the Company does not have enough cash to continue operations at historical levels beyond the first calendar quarter of 2006. Although the Company recently completed financings in May, June and August of 2005 for an aggregate of $4,456,860, management believes that the Company will need to raise an additional $2,000,000 to continue our business for at least the next twelve (12) months. To the extent it becomes necessary to raise additional cash in the future as our current cash and working capital resources are depleted, we will seek to raise it through the public or private sale of debt or equity securities, the procurement of advances on contracts or licenses, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing. We may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities. We currently do not have any binding commitments for, or readily available sources of, additional financing. We cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations.

EVEN IF WE ARE ABLE TO RAISE ADDITIONAL FINANCING, WE MIGHT NOT BE ABLE TO OBTAIN IT ON TERMS THAT ARE NOT UNDULY EXPENSIVE OR BURDENSOME TO THE COMPANY OR DISADVANTAGEOUS TO OUR EXISTING SHAREHOLDERS.

Even if we are able to raise additional cash or working capital through the public or private sale of debt or equity securities, the procurement of advances on contracts or licenses, funding from joint-venture or strategic partners, debt financing or short-term loans, or the satisfaction of indebtedness without any cash outlay through the private issuance of debt or equity securities, the terms of such transactions may be unduly expensive or burdensome to the company or disadvantageous to our existing shareholders. For example, we may be forced to sell or issue our securities at significant discounts to market, or pursuant to onerous terms and conditions, including the issuance of preferred stock with disadvantageous dividend, voting or veto, board membership, conversion, redemption or liquidation provisions; the issuance of convertible debt with disadvantageous interest rates and conversion features; the issuance of warrants with cashless exercise features; the issuance of securities with anti-dilution provisions; and the grant of registration rights with significant penalties for the failure to quickly register. If we raise debt financing, we may be required to secure the financing with all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations. We also might be required to sell or license our products or technologies under disadvantageous circumstances we would not otherwise consider, including granting licenses with low royalty rates and exclusivity provisions.

OUR PRODUCTS ARE HIGHLY REGULATED. WE WILL NOT BE ABLE TO INTRODUCE OUR PRODUCTS TO MARKET IF WE CANNOT OBTAIN THE NECESSARY REGULATORY APPROVALS. IF WE ARE UNABLE TO OBTAIN REGULATORY APPROVALS FOR OUR PRODUCTS IN SELECTED KEY MARKETS AT ALL OR IN A TIMELY MANNER, WE WILL NOT BE ABLE TO GROW AS QUICKLY AS EXPECTED, AND THE LOSS OF ANTICIPATED REVENUES WILL ALSO REDUCE OUR ABILITY TO FULLY FUND OUR OPERATIONS AND TO OTHERWISE EXECUTE OUR BUSINESS PLAN. OUR FAILURE TO RECEIVE THE REGULATORY APPROVALS IN THE UNITED STATES WOULD LIKELY CAUSE US TO GO OUT OF BUSINESS.

Our products will be medical devices that are subject to extensive regulation in the U.S. and in foreign countries where we plan to do business. Unless an exemption applies, each medical device that we wish to market in the U.S. must first receive either 510(k) clearance or pre-market approval from the U.S. Food and Drug Administration (FDA). Either process can be lengthy and expensive. The FDA's 510(k) clearance process, also known as "pre-market notification," is the process applicable to our current products. It usually takes from three to twelve months from the date the application is submitted and filed by the FDA, but may take significantly longer. Although we have obtained 510(k) clearances for our current products, our clearances may be revoked by the FDA if safety or effectiveness problems develop with the devices. The pre-market approval process is a much more costly, lengthy and uncertain process. It generally takes from one to three years from the date the application is submitted and filed with the FDA, and may take even longer. Achieving pre-market approval may take numerous clinical trials and require the filing of numerous amendments over time. The FDA has discretion at any time to request pre-market approval applications from us and all manufacturers of similar devices. If the FDA calls for pre-market approval applications, we will be required to submit and obtain approvals for such devices within a specified period of time determined by the FDA. If we fail to do so, we will not be allowed to continue marketing these products, which could cause our revenues to decline. If we are unable to obtain additional clearances or approvals needed to market existing or new products, or obtain such clearances or approvals in a timely fashion, it could adversely affect our revenues and profitability.

MODIFICATION TO OUR MARKETED DEVICES MAY REQUIRE NEW 510(K) CLEARANCES OR PRE-MARKET APPROVALS OR REQUIRE US TO CEASE MARKETING OR RECALL THE MODIFIED DEVICES UNTIL SUCH CLEARANCES OR APPROVALS ARE OBTAINED.

Any modification to an FDA cleared medical device that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, requires a new FDA 510(k) clearance or possibly pre-market approval. The FDA requires every manufacturer to make its own determination as to whether a modification requires a new 510(k) clearance or pre-market approval, but the FDA may review and disagree with any such decision by the manufacturer. In the future, we may make modifications to our products after they have received FDA clearance or approval, and in appropriate circumstances, determine that new clearance or approval is unnecessary. The FDA may disagree with our decisions not to seek new clearance or approval and may require us to obtain 510(k) or pre-market approval. If the FDA requires us to seek clearance or approval for any modifications to a previously cleared product, we may be required to cease marketing or recall the modified device until it obtains the necessary clearance or approval. Under these circumstances, we may also be subject to significant regulatory fines or other penalties.

IF OUR SUPPLIERS FAIL TO COMPLY WITH THE FDA'S QUALITY SYSTEM REGULATIONS, OUR MANUFACTURING OPERATIONS COULD BE DELAYED, AND OUR PRODUCT SALES AND PROFITABILITY COULD SUFFER.

The manufacturing processes for our products must comply with the FDA's Quality System regulation, which covers the methods and documentation of the design, testing, production, control, quality assurance, labeling, packaging, storage and shipping of our products. The FDA enforces the Quality System regulation through unannounced inspections. If we fail a Quality System regulation inspection or if our corrective action plan is not sufficient, the FDA may bring an enforcement action against us and our operations could be disrupted and our manufacturing delayed. If we fail to take adequate corrective action in response to any serious compliance issue raised by the FDA, we could face various enforcement actions, which could include a shut-down of our manufacturing operations and/or a recall of our products, which would cause our product sales and profitability to suffer.

EVEN AFTER RECEIVING FDA CLEARANCE OR APPROVAL, OUR PRODUCTS MAY BE SUBJECT TO PRODUCT RECALLS, WHICH MAY HARM OUR REPUTATION.

The FDA and similar governmental authorities in other countries have the authority to make a mandatory recall or order the removal from the market of our products in the event of material deficiencies or defects in design, manufacture, or labeling of the device. A government mandated or voluntary recall by us could occur as a result of component failures, manufacturing errors or design defects, including labeling defects. Any recall of our products may divert managerial and financial resources and harm our business.

OUR BUSINESS IS SUBJECT TO RAPID SCIENTIFIC CHANGE, WHICH COULD HAVE A MATERIAL ADVERSE AFFECT ON OUR OPERATIONS.

The market for ambulatory medical products and services is characterized by rapid scientific developments, evolving industry standards and customer demands, and frequent new product introductions and enhancements. Our future success will depend in significant part on our ability to continually improve our offerings in response to both evolving demands of the marketplace and competitive product offerings, and we may be unsuccessful in doing so.

BECAUSE WE ARE NOT DIVERSIFIED, WE ARE SUBJECT TO A GREATER RISK OF GOING OUT OF BUSINESS SHOULD OUR LIMITED PROPOSED PRODUCT LINE FAIL.

The only business opportunities we are presently pursuing are the heart monitoring or ECG market and, later, using similar technology, the sleep apnea testing market and elderly patient wireless monitoring. The Company also plans to develop, own and operate medical clinics. Unlike many established companies that are diversified, we do not presently have other businesses, properties, investments or other income producing assets upon which we could rely upon should our limited product line fail, thereby increasing the risk of our going out of business.

WE SUBSTANTIALLY DEPEND UPON THIRD PARTIES FOR PAYMENT OF SERVICES, WHICH COULD HAVE A MATERIAL ADVERSE AFFECT ON OUR CASH FLOWS AND RESULTS OF OPERATIONS.

Many of our customers will rely upon third party reimbursements from third party payors to cover all or a portion of the cost of our products. As such, we rely on the cooperation of numerous third party payors, including, but not limited to, Medicare, Medicaid and various insurance companies, in order to get paid for performing services on behalf of our clients. Wherever possible, the amount of such third party payments is governed by contractual relationships in cases where we are a participating provider for a specified insurance company or by established government reimbursement rates in cases where we are an approved provider for a government program such as Medicare. However, we do not have a contractual relationship with many of the insurance companies with whom we deal, nor are we necessarily able to become an approved provider for all government programs. In such cases, we are deemed to be a non-participating provider and there is no contractual assurance that we are able to collect the amounts billed to such insurance companies or government programs. Currently, we are not a participating provider with the majority of the insurance companies we bill for our services. Until such time as we become a participating provider with such insurance companies, there can be no contractual assurance that we will be paid for the services we bill to such insurance companies, and such third parties may change their reimbursement policies for non-participating providers in a manner that may have a material adverse affect on our cash flow or results of operations.

WE INTEND TO RELY UPON LICENSEES, STRATEGIC PARTNERS OR THIRD PARTY MARKETING AND DISTRIBUTION PARTNERS TO PROVIDE A SIGNIFICANT PART OF OUR MARKETING AND SALES FUNCTIONS. SHOULD THESE OUTSIDE PARTIES FAIL TO PERFORM AS EXPECTED, WE WILL NEED TO DEVELOP OR PROCURE OTHER MARKETING AND DISTRIBUTION CHANNELS, WHICH WOULD CAUSE DELAYS OR INTERRUPTIONS IN OUR PRODUCT SUPPLY AND RESULT IN THE LOSS OF SIGNIFICANT SALES OR CUSTOMERS.

We currently have no internal sales, marketing and distribution capabilities, and will rely extensively on third-party licensees, strategic partners or third party marketing and distribution companies to perform a significant part of those functions. As a consequence of that reliance, our ability to effectively market and distribute our products will be dependent in large part on the strength and financial condition of others, the expertise and relationships of those third-parties with customers, and the interest of those parties in selling and marketing our products. Prospective third-party licensees, strategic partners and marketing and distribution parties may also market and distribute the products of other companies. If our relationships with any third-party licensees, strategic partners or marketing and distribution partners were to terminate, we would need to either develop alternative relationships or develop our own internal sales and marketing forces to continue to sell our products. Even if we are able to develop our internal sales, marketing and distribution capabilities, these efforts would require significant cash and other resources that would be diverted from other uses, if available at all, and could cause delays or interruptions in our product supply to customers, which could result in the loss of significant sales or customers. We can give you no assurance that we will be successful in our efforts to engage licensees, strategic partners or third party marketing and distribution companies to meet our sales, marketing and distribution requirements.

WE INTEND TO RELY UPON THE THIRD-PARTY FDA-APPROVED MANUFACTURERS OR SUPPLIERS TO MANUFACTURE OUR HEART MONITORING PRODUCTS. SHOULD THESE MANUFACTURERS FAIL TO PERFORM AS EXPECTED, WE WILL NEED TO DEVELOP OR PROCURE OTHER MANUFACTURING SOURCES, WHICH WOULD CAUSE DELAYS OR INTERRUPTIONS IN OUR PRODUCT SUPPLY AND RESULT IN THE LOSS OF SIGNIFICANT SALES AND CUSTOMERS.

We currently have no internal manufacturing capability and will rely extensively on FDA-approved licensees, strategic partners or third party contract manufacturers or suppliers. Should we be forced to manufacture our products, we cannot give you any assurance that we will be able to develop an internal manufacturing capability or procure third party suppliers. Moreover, we cannot give you any assurance that any contract manufacturers or suppliers we procure will be able to supply our product in a timely or cost effective manner, or in accordance with applicable regulatory requirements or our specifications.

WE ARE DEPENDENT ON KEY PERSONNEL AND NEED TO HIRE ADDITIONAL QUALIFIED PERSONNEL. WERE WE TO LOSE ONE OR MORE OF THESE KEY EXECUTIVE OFFICERS, WE WOULD BE FORCED TO EXPEND SIGNIFICANT TIME AND MONEY IN THE PURSUIT OF A REPLACEMENT, WHICH WOULD RESULT IN BOTH A DELAY IN THE IMPLEMENTATION OF OUR BUSINESS PLAN AND THE DIVERSION OF WORKING CAPITAL.

     Our success depends to a critical extent on the continued efforts of services of our executive management team comprised of Donald Sproat, our President, Chief Executive Officer and Chief Financial Officer, James Tolan, our Senior Vice President of Business Development, and Michael Vosch, our Senior Vice President of Product Development. The loss of the services of any of our executive officers or other key employees could have a material adverse affect on the business, results of operations and our financial condition. Our future success also depends on our continuing ability to attract and retain highly qualified technical and managerial personnel. We do not carry key person life insurance on any of our senior management personnel.

THE MARKET FOR OUR PRODUCTS AND SERVICES IS HIGHLY COMPETITIVE, WHICH COULD HAVE A MATERIAL ADVERSE AFFECT ON OUT BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The market for ambulatory medical devices is highly competitive and competition is expected to continue to increase. Many of our existing competitors have significantly greater financial, human, technical and marketing resources than we do. Our competitors may develop products and services that are superior to ours or that achieve greater market acceptance than our offerings. We may not be able to compete successfully against current and future sources of competition, and competitive pressures faced by us may have a material adverse affect on our business, results of operations and financial condition. The market for medical monitoring products is characterized by rapidly changing technology, evolving industry standards and price competition. There are no substantial barriers to entry, and we expect that competition will be intense and may increase. We cannot assure you that we will be able compete successfully with existing competitors or new competitors.

THE STEPS TAKEN BY US TO PROTECT OUR PROPRIETARY RIGHTS MAY NOT BE ADEQUATE, WHICH COULD HAVE A MATERIAL ADVERSE AFFECT ON OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

We rely on a combination of patent, patent pending, copyright, trademark and trade secret laws to protect our intellectual properties. We cannot give you any assurance that these measures will prove to be effective in protecting our intellectual properties. We also cannot give you any assurance that our existing patents will not be invalidated, that any patents we currently or prospectively apply for will be granted, or that any of these patents will ultimately provide significant commercial benefits. Further, competing companies may circumvent any patents that we may hold by developing products which closely emulate but do not infringe our patents. While we intend to seek patent protection for our products in selected foreign countries, those patents may not receive the same degree of protection as they would in the United States. We can give you no assurance that we will be able to successfully defend our patents and proprietary rights in any action we may file for patent infringement. Similarly, we can not give you any assurance that we will not be required to defend against litigation involving the patents or proprietary rights of others, or that we will be able to obtain licenses for these rights. Legal and accounting costs relating to prosecuting or defending patent infringement litigation may be substantial. We also rely on proprietary designs, technologies, processes and know-how not eligible for patent protection. We cannot give you any assurance that our competitors will not independently develop the same or superior designs, technologies, processes and know-how. While we have and will continue to enter into proprietary rights agreements with our employees and third parties giving us proprietary rights to certain technology developed by those employees or parties while engaged by our company, we can give you no assurance that courts of competent jurisdiction will enforce those agreements.

UNFAVORABLE RESULTS OF CONTINGENT CLAIMS OF OUR FORMER CHIEF EXECUTIVE OFFICER AND OTHER AFFILIATES MAY HAVE A MATERIAL ADVERSE AFFECT ON OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

In November 2003, we removed Richard Krampe as our chief executive officer due to disagreements over compensation issues. Mr. Krampe is employed by Focused Strategies, Inc. ("FSI"), a Florida Corporation which is owned and controlled by his brother, Mark Krampe. FSI entered into an agreement with us on March 16, 2001 (the "Engagement Agreement") through which Mr. Krampe agreed to provide consulting, marketing and other services. We have paid FSI approximately $85,000 under the agreement and additional amounts of approximately $650,000 are claimed by FSI to be owed which we have disputed. We also recently cancelled 7,227,082 Class A Units that, in our opinion, had been improperly issued to FSI for no consideration.

In response to this action, on December 23, 2003, FSI, MKCS, Inc., and Silent Services Corporation collectively filed a petition for involuntary bankruptcy against us pursuant to Chapter 7 of the United States Bankruptcy Code. All three (3) corporations who joined in filing the petition are owned and controlled by Mark Krampe. The three (3) corporations claimed that the Company collectively owed them the sum of approximately $408,000 for various services performed and that we were not able to pay these debts in the ordinary course of our business. These obligations had been previously disputed by us and contributed to the dismissal of Richard Krampe in November of 2003 as the Company's Chief Executive Officer and member of our Board of Directors. After further proceedings were held before the bankruptcy judge, the court, on February 12, 2004, ruled that the involuntary petition was filed by the Krampe controlled corporations in bad faith. The court, therefore, dismissed the action against us but retained jurisdiction to determine damages against the parties that were responsible for filing the bankruptcy petition. On June 1, 2004, the court awarded us approximately $25,000 in damages against the Krampe controlled corporations which represented the attorney's fees and costs of approximately $20,000 we incurred in this litigation and also $5,000 in punitive damages for the bad faith filing of the petition.

Subsequently, on June 8, 2005, FSI filed a Complaint for Damages and Declaratory Relief alleging that it performed its duties under the Engagement Agreement, and seeking damages of $818,678 for alleged unpaid professional fees and expenses. In July 2005, Telzuit Technologies, LLC and Telzuit Technologies, Inc. filed an Introduction, Answer, Defenses, Counterclaims and Third Party Claims of the Defendants, which asserted a number of defenses in response to the allegations made by FSI, as well as counter-claims against Mark Krampe and cross-claims against MKCS, Inc. The court has set a trial date for January 2007, as discussed under "Legal Proceedings" beginning on page 29 of this prospectus.

We cannot predict the outcome of these claims, nor can we assure you that further litigation relating to these claims will not take place.

FAILURE TO ENHANCE OUR INTERNAL NETWORK INFRASTRUCTURE TO MEET ADDITIONAL DEMAND COULD HAVE A MATERIAL ADVERSE AFFECT ON OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Our internal network infrastructure will be composed of a complex system of equipment and related monitoring services. Although rare, service interruptions originating within internal networks may occur in the future. We will need substantial financial, operational, and management resources to enhance these systems to handle a large number of users if we are to be successful. We cannot be certain that we will be able to accomplish this on a timely basis or at a commercially reasonable cost. If we fail to do so, our business, results of operations and financial condition could be materially and adversely affected.

OUR OPERATIONS AND SERVICES WILL BE VULNERABLE TO NATURAL DISASTERS, TELECOMMUNICATIONS FAILURES AND COMPUTER SERVICE FAILURES.

Our operations and services will be vulnerable to fire, earthquakes, power loss, telecommunications failures, computer service failures, and similar events. Despite precautions taken by us, a natural disaster or other unanticipated problems could cause interruptions in the services that we plan to provide. Accordingly, any disruption of our services due to system failure could have a material and adverse effect on our business, results of operations and financial condition.

HEATH CARE REFORM COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

As a result of the escalation of health care costs and the inability of many individuals and employers to obtain affordable heath insurance, numerous proposals have been or may be introduced in the United States Congress and state legislatures. Further, other proposals are being considered relating to health care reform. Such proposals have included, among other things, provision of universal access to heath care, reforming the payment methodology for health care goods and services by both the public (Medicare and Medicaid) and private sectors, and methods to control or reduce public and private spending on health care. The ultimate timing or effect such reforms may have on us cannot be predicted and no assurance can be given that any such reforms will not have a material adverse effect on our revenues and/or earnings. Short-term cost containment initiatives may vary substantially from long-term reforms and may impact us in different ways.

RISKS  RELATING  TO  AN  INVESTMENT  IN  OUR  SECURITIES

OUR COMMON SHARES ARE SPORADICALLY OR "THINLY" TRADED, SO YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO SELL YOUR SHARES TO RAISE MONEY OR OTHERWISE DESIRE TO LIQUIDATE YOUR SHARES.

Our common shares have historically been sporadically or "thinly" traded, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven development stage company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without a material reduction in share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near ask prices or at all if you need money or otherwise desire to liquidate your shares.

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

THE MARKET PRICE FOR OUR COMMON SHARES IS PARTICULARLY VOLATILE GIVEN OUR STATUS AS A RELATIVELY UNKNOWN DEVELOPMENT STAGE COMPANY WITH A SMALL AND THINLY-TRADED PUBLIC FLOAT, LIMITED OPERATING HISTORY AND LACK OF REVENUES OR PROFITS TO DATE FOR OUR NEWLY INTRODUCED PRODUCTS, WHICH COULD LEAD TO WIDE FLUCTUATIONS IN OUR SHARE PRICE. THE PRICE AT WHICH YOU PURCHASE OUR COMMON SHARES MAY NOT BE INDICATIVE OF THE PRICE THAT WILL PREVAIL IN THE TRADING MARKET. YOU MAY BE UNABLE TO SELL YOUR COMMON SHARES AT OR ABOVE YOUR PURCHASE PRICE, WHICH MAY
RESULT IN SUBSTANTIAL LOSSES TO YOU. THE VOLATILITY IN OUR COMMON SHARE PRICE MAY SUBJECT US TO SECURITIES LITIGATION.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, we have relatively few common shares outstanding in the "public float" since most of our shares are held by a small number of shareholders. In addition, as noted above, our common shares are sporadically or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without a material reduction in share price. Secondly, we are a speculative or "risky" investment due to our limited operating history and lack of revenues or profits to date, and uncertainty of future market acceptance for our products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Additionally, in the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources. The following factors may add to the volatility in the price of our common shares: actual or anticipated variations in our quarterly or annual operating results; development of a distribution system; development of a successful marketing program; acceptance of our products and services as viable security and technology solutions; government regulations and approvals; our capital commitments; and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

SINCE A SINGLE SHAREHOLDER CURRENTLY BENEFICIALLY OWNS THE MAJORITY OF OUR OUTSTANDING COMMON SHARES, THAT SINGLE SHAREHOLDER WILL RETAIN THE ABILITY TO CONTROL OUR MANAGEMENT AND THE OUTCOME OF CORPORATE ACTIONS REQUIRING SHAREHOLDER APPROVAL NOTWITHSTANDING THE OVERALL OPPOSITION OF OUR OTHER SHAREHOLDERS. THIS CONCENTRATION OF OWNERSHIP COULD DISCOURAGE OR PREVENT A POTENTIAL TAKEOVER OF OUR COMPANY THAT MIGHT OTHERWISE RESULT IN YOU RECEIVING A PREMIUM OVER THE MARKET PRICE FOR YOUR COMMON SHARES.

Telzuit Technologies, LLC owns a majority of our outstanding common shares. As a consequence of its controlling stock ownership position, Telzuit Technologies, LLC retains the ability to elect a majority of our board of directors or to remove any director, and thereby controls our management. Telzuit Technologies, LLC also has the ability to control the outcome of corporate actions requiring shareholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions. Telzuit Technologies, LLC actively evaluates potential modifications to our board of directors and management, and could make such modifications-or wholesale changes-at any time if deemed to be in the company's best interest.

THE SALE OF A LARGE AMOUNT OF COMMON SHARES HELD BY OUR SHAREHOLDERS OR OUR EXECUTIVE OFFICERS OR DIRECTORS, OR THE PERCEPTION THAT SUCH SALES COULD OCCUR, COULD SUBSTANTIALLY DEPRESS THE PREVAILING MARKET PRICES FOR OUR SHARES.

Our majority shareholder, Telzuit Technologies, LLC currently does not have the ability to sell common shares under Rule 144. As a consequence, we are registering under this prospectus 26,492,676 common shares held by Telzuit Technologies, LLC for resale to provide it with a mechanism to sell such shares on the public market in the future should it decide to do so. We are also registering 9,787,705 shares of common shares for selling shareholders, issuable to selling shareholders upon their exercise of common share purchase warrants.

Some of our executive officers and directors also hold large amounts of common shares that they may sell under Rule 144 subject to control stock volume limitations. We have registered these shares under a resale prospectus contained in a registration statement on form S-8, filed with the U.S. Securities and Exchange Commission (the "SEC") on September 1, 2005 and amended September 16, 2005, which increases the overall number of such shares that those officers and directors may sell on the public markets subject to volume restrictions imposed under Form S-8. Some of our executive officers and directors also hold common stock purchase options entitling them to acquire large amounts of common shares. We have also registered these shares under a resale prospectus contained in the Registration Statement on Form S-8, which provides those officers and directors with a mechanism to immediately sell such shares on the public markets subject to volume restrictions imposed under Form S-8.

A LARGE NUMBER OF COMMON SHARES ARE ISSUABLE UPON CONVERSION OF OUR SERIES "A" CONVERTIBLE PREFERRED SHARES OR THE EXERCISE OF OUTSTANDING COMMON SHARE PURCHASE OPTIONS OR WARRANTS. THE CONVERSION OR EXERCISE OF THESE SECURITIES COULD RESULT IN THE SUBSTANTIAL DILUTION OF YOUR INVESTMENT IN TERMS OF YOUR PERCENTAGE OWNERSHIP IN THE COMPANY AS WELL AS THE BOOK VALUE OF YOUR COMMON SHARES. THE SALE OF A LARGE AMOUNT OF COMMON SHARES RECEIVED UPON THE CONVERSION OR EXERCISE OF THESE SECURITIES ON THE PUBLIC MARKET TO FINANCE THE EXERCISE PRICE OR TO PAY ASSOCIATED INCOME TAXES, OR THE PERCEPTION THAT SUCH SALES COULD OCCUR, COULD SUBSTANTIALLY DEPRESS THE PREVAILING MARKET PRICES FOR OUR SHARES.

There are currently outstanding as of December 31, 2005, 5,014,104 Series "A" Preferred shares, each convertible into one common share at the conversion rate of $.60 per share, and common share purchase warrants entitling the holders to purchase 1,420,812 common shares at an average exercise price of $.60 per share, and 8,366,893 common shares at an average exercise price of $.80 per share. In the event of the conversion or exercise of these securities, you could suffer substantial dilution of your investment in terms of your percentage ownership in the company as well as the book value of your common shares. In addition, the holders of the common share purchase options or warrants may sell common shares in tandem with their exercise of those options or warrants to finance that exercise, or may resell the shares purchased in order to cover any income tax liabilities that may arise from their conversion or exercise of these securities.

THERE  ARE  NO  FORESEEABLE  DIVIDENDS  ON  OUR  COMMON  SHARES.

We do not anticipate paying any dividends on our common shares in the foreseeable future. Rather, we plan to retain earnings, if any, for the operation and expansion of our business.

OUR ISSUANCE OF ADDITIONAL COMMON SHARES OR PREFERRED SHARES, OR OPTIONS OR WARRANTS TO PURCHASE THOSE SHARES, WOULD DILUTE YOUR PROPORTIONATE OWNERSHIP AND VOTING RIGHTS. OUR ISSUANCE OF ADDITIONAL PREFERRED SHARES, OR OPTIONS OR WARRANTS TO PURCHASE THOSE SHARES, COULD NEGATIVELY IMPACT THE VALUE OF YOUR INVESTMENT IN OUR COMMON SHARES AS THE RESULT OF PREFERENTIAL VOTING RIGHTS OR VETO POWERS, DIVIDEND RIGHTS, DISPROPORTIONATE RIGHTS TO APPOINT DIRECTORS TO OUR BOARD, CONVERSION RIGHTS, REDEMPTION RIGHTS AND LIQUIDATION PROVISIONS GRANTED TO THE PREFERRED SHAREHOLDERS, INCLUDING THE GRANT OF RIGHTS THAT COULD DISCOURAGE OR PREVENT THE DISTRIBUTION OF DIVIDENDS TO YOU, OR PREVENT THE SALE OF OUR ASSETS OR A POTENTIAL TAKEOVER OF OUR COMPANY THAT MIGHT OTHERWISE RESULT IN YOU RECEIVING A DISTRIBUTION OR A PREMIUM OVER THE MARKET PRICE FOR YOUR COMMON SHARES.

We are entitled, under our certificate of incorporation to issue up to 100,000,000 common and 10,000,000 "blank check" preferred shares. After taking into consideration our outstanding common and preferred shares as of December 31, 2005, we will be entitled to issue up to 69,774,502 additional common shares and 4,985,830 additional preferred shares. Our board may generally issue those common and preferred shares, or options or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. Any preferred shares we may issues shall have such rights, preferences, privileges and restrictions as may be designated from time-to-time by our board, including preferential dividend rights, voting rights, conversion rights, redemption rights and liquidation provisions. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development and marketing plans. It is also likely that we will be required to issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our various stock plans. We cannot give you any assurance that we will not issue additional common or preferred shares, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

THE ELIMINATION OF MONETARY LIABILITY AGAINST OUR DIRECTORS, OFFICERS AND EMPLOYEES UNDER OUR CERTIFICATE OF INCORPORATION AND THE EXISTENCE OF INDEMNIFICATION RIGHTS TO OUR DIRECTORS, OFFICERS AND EMPLOYEES MAY RESULT IN SUBSTANTIAL EXPENDITURES BY OUR COMPANY AND MAY DISCOURAGE LAWSUITS AGAINST OUR DIRECTORS, OFFICERS AND EMPLOYEES.

Our certificate of incorporation contains provisions which eliminate the liability of our directors for monetary damages to our Company and shareholders to the maximum extent permitted under Florida corporate law. Our bylaws also require us to indemnify our directors to the maximum extent permitted by Florida corporate law. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup. These provisions and resultant costs may also discourage our Company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our Company and shareholders.

                           FORWARD-LOOKING STATEMENTS

In this prospectus, we make a number of statements, referred to as "forward-looking statements," which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results. These forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances. You can generally identify forward-looking statements through words and phrases such as "seek", "anticipate", "believe", "estimate", "expect", "intend", "plan", "budget", "project", "may be", "may continue", "may likely result", and similar expressions. When reading any forward looking statement, you should remain mindful that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, such as those relating to:

- the success of our research and development activities, the development of a viable commercial production model, and the speed with which regulatory authorizations and product launches may be achieved;

- whether or not a market for our products develops and, if a market develops, the pace at which it develops;

- our ability to successfully sell our products if a market develops;

- our ability to attract the qualified personnel to implement our growth strategies;

-    our  ability  to  develop  sales, marketing and distribution capabilities;

- our ability to obtain reimbursement from third party payers for the products that we sell;

-    the  accuracy  of  our  estimates  and  projections;

-    our  ability  to  fund  our  short-term  and  long-term  financing  needs;

-    changes  in  our  business  plan  and  corporate  strategies;  and

- other risks and uncertainties discussed in greater detail in the sections of this prospectus, including those captioned "Risk Factors" and "Plan of Operation."

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our Company and our business made elsewhere in this prospectus, as well as other public reports filed with the SEC. You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances unless and to the extent required by applicable law.

                                 USE OF PROCEEDS

The shares of common stock offered by this prospectus are being registered for the account of the selling shareholders named in this prospectus. As a result, all proceeds from the sale of the common stock will be retained by the selling shareholders, and will not be paid or remitted or otherwise made available to our Company. We will, however, incur all costs associated with this registration statement and prospectus. We will receive proceeds upon the exercise of all share purchase warrants (assuming all share purchase warrants are exercised prior to expiration), which proceeds will be used for working capital and general corporate purposes.

                         DETERMINATION OF OFFERING PRICE

Not  applicable.

                                    DILUTION

Not  applicable.

                            SELLING SECURITY HOLDERS

     The following table sets forth certain information regarding beneficial ownership of our Common Stock by the Selling Stockholders as of January 3, 2006. The table further sets forth (i) the name of each Selling Stockholder who is offering the resale of shares of Common Stock, (ii) the number of shares of Common Stock that may be sold in this offering;(iii) the number of shares of Common Stock to be beneficially owned by each Selling Stockholder after the completion of this offering assuming the sale of all of the shares of the Common Stock offered by each Selling Stockholder; and (iv) if one (1%) percent or more, the percentage of outstanding shares of Common Stock to be beneficially owned by each Selling Stockholder after the completion of this offering assuming the sale of all of the shares of Common Stock offered by each Selling Stockholder. The percentage of beneficial ownership reported in the following table is based upon 30,225,498 shares of our Common Stock which were outstanding on December 31, 2005. Except as noted below, none of the Selling Stockholders have had any position, office, or other material relationship with us or any of our predecessors or affiliates within the past three years.

     The Selling Stockholders are offering, by this prospectus, as of the date of this prospectus, as indicated in the following table, an aggregate of 50,728,328 shares of our Common Stock, as follows:

(1) an aggregate of 8,356,840 shares of Common Stock which are issuable upon the conversion of 5,014,104 shares of our Series A Convertible Preferred Stock.

(2) an aggregate of 1,334,062 shares of Common Stock which are issuable upon the exercise of Class A Common Stock purchase warrants, such purchase warrants having an exercise price of $.60 per warrant share.

(3) an aggregate of 8,356,893 shares of Common Stock which are issuable upon the exercise of Class B Common Stock purchase warrants, such purchase warrants having an exercise price of $.80 per warrant share.

(4) an aggregate of 76,750 shares of Common Stock which are issuable upon the exercise of Class BD Common Stock purchase warrants, such purchase warrants having an exercise price of $.60 per warrant share.

(5) an aggregate of 10,000 shares of Common Stock which are issuable upon the exercise of Class BD-B Common Stock purchase warrants, such purchase warrants having an exercise price of $.60 per warrant share.

(6) an aggregate of 10,000 shares of Common Stock which are issuable upon the exercise of Class BD-B Common Stock purchase warrants, such purchase warrants having an exercise price of $.80 per warrant share.

(7) an aggregate of 29,103,161 shares of Common Stock presently held by the selling shareholders, including (i) 27,099,672 related to the conversion of the Series B Preferred Stock; (ii) 1,488,553 related to the cashless exercise of BD and BD-B Warrants; and (iii) 514,936 related to amounts that the Company has orally agreed to register for two selling shareholders.

(8) an aggregate of 337,500 shares of Common Stock which the Company is contractually obligated to register.


                                                    TABLE OF SELLING STOCKHOLDERS
                                                    -----------------------------

                                                                           Securities Being Offered  Securities Beneficially Owned
                              Securities Owned By Selling Stockholders     By Selling Stockholders   By Selling Stockholders After
Name of Selling Stockholder             Prior to Offering (1, 2)                                             the Offering (3)
                                Common                                                    Common
                                 Stock         Common         Common                   Stock issuable
                               (direct    Stock issuable       Stock                        upon
                              ownership)       upon           issuable        Common     conversion or
                                            conversion of       upon           Stock      exercise of
                                              Series A       exercise of     (direct      derivative     Common       Percentage
                                             Convertible     Warrants and   ownership)    securities   Stock to be     Assuming
                                              Preferred         Options                   (indirect    Beneficially   All Shares
                                            Stock (indirect    (indirect                  ownership)    Owned After  Offered are
                                              ownership)       ownership)                                Offering       Sold(3)
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
                                  (a)             (b)             (c)          (d)           (e)           (f)            (g)
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
John A. Martin and
Barbara Martin,
JTWROS                                  0             41,667     41,667(4)            0        83,334(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Daniel P. Schiavone Sr.                 0            300,000    300,000(4)            0       600,000(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Sean O' Boyle and
Katherine O'
Boyle, JTWROS                           0             83,333     83,334(4)            0       166,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Mark Wimmer                             0             20,833     20,834(4)            0        41,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Edward F. O'Boyle &
Mariann
O'Boyle, JTWROS                         0             41,667     41,667(4)            0        83,334(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
C. James Beil &
Roseann Beil                            0             41,667     41,667(4)            0        83,334(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Eugene M. Geister                       0             20,833     20,834(4)            0        41,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Wissam E. Khoury                        0             20,833     20,834(4)            0        41,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Michael T. O'Reilly                     0             20,833     20,834(4)            0        41,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Anthony Gioppo                          0             20,833     20,834(4)            0        41,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Thomas N. Detesco &
Gloria J. Detesco                       0             83,333     83,334(4)            0       166,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Joseph A. Santon &
Irene Santon                            0             20,833     20,834(4)            0        41,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Randy Spano                             0             62,500     62,500(4)            0       125,000(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Jeffrey E. Parks &
Patricia D. Parks                       0             20,833     20,834(4)            0        41,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Mitchell J. Barrock &
Nancy J. Barrock                        0             20,000     20,000(4)            0        40,000(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------

                                       19

------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Dolores Barrock                         0             20,000     20,000(4)            0        40,000(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
John A. Bush and
Debra Bush                              0             36,741     44,555(6)            0        81,296(7)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Charles P. Sammarone                    0             20,833     20,834(4)            0        41,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Joseph R. McShannic                     0              8,333      8,334(4)            0        16,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Rose M. McShannic                       0              4,167      4,167(4)            0         8,334(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
John Alan Fink &
Deborah L. Owens                        0             18,417     18,417(4)            0        36,834(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Mark A. Bissell &
Shellie A. Bissell,
JTWROS                                  0             38,482     54,107(6)            0        92,589(7)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Daniel P. Clayton                       0             12,500     12,500(4)            0        25,000(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Thomas C. Pfennigwerth                  0             12,500     12,500(4)            0        25,000(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
George J. Beshara                       0             20,833     20,834(4)            0        41,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Brenda M. Gioppo and
Eugene Gioppo, JTWROS                   0             20,833     20,834(4)            0        41,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Robert J. Lidle and
Thalia N. Lidle,
JTWROS                                  0             41,667     41,667(4)            0        83,334(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
David M. Dudash                         0             41,667     41,667(4)            0        83,334(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Susanne Leone                           0             41,667     41,667(4)            0        83,334(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
June Barker                             0             41,667     41,667(4)            0        83,334(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Kevin Atkinson &
Jean Atkinson                           0             20,833     20,834(4)            0        41,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Edward M. Sferra, Jr.                   0             41,667     41,667(4)            0        83,334(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Edward M. Sferra                        0             41,667     41,667(4)            0        83,334(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Chip T. Adams                           0             41,667     41,667(4)            0        83,334(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Frank and Melissa Sferra                0             35,000     35,000(4)            0        70,000(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Patrick Lamontagne and
Terri A. Lamontagne,
JTWROS                                  0            117,500    117,500(4)            0       235,000(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Paul W. Bates                           0             13,333     13,334(4)            0        26,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Dan P. Santon and
Mary Santon                             0             80,000     80,000(4)            0       160,000(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Joseph E. Santon                        0             20,833     20,834(4)            0        41,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Daniel J. Santon and
Rita Santon                             0             20,833     20,834(4)            0        41,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Scott R. Maroney                        0             20,833     20,834(4)            0        41,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
James and Loraine
DiCioccio                               0             80,000     80,000(4)            0       160,000(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------

                                       20

------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Michael Dudash                          0             20,833     20,834(4)            0        41,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Manuel Rubin                            0             16,667     16,667(4)            0        33,334(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Brian A. Sturgeon                       0             41,667     41,667(4)            0        83,334(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Dominic Perry                           0             41,667     41,667(4)            0        83,334(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Todd R. Hogan                           0             20,833     20,834(4)            0        41,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Florence Sheesley                       0             40,000     40,000(4)            0        80,000(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Joseph J. Sylvester, Sr.                0             20,000     20,000(4)            0        40,000(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Bert Tellers                            0             83,333     83,334(4)            0       166,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Robert T. Maroney &
Deborah B. Maroney,
JTWROS                                  0             41,667     41,667(4)            0        83,334(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Martin L. Cyphers                       0             20,833     20,834(4)            0        41,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Robert F. Maroney                       0             20,833     20,834(4)            0        41,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Stephen And
Elizabeth A. Patrick                    0             20,833     20,834(4)            0        41,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Robert J. Lindeman                      0             25,000     25,000(4)            0        50,000(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Cyrus Loncorich                         0             41,667     41,667(4)            0        83,334(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Gerald A. Kernan &
Teresa Kernan                           0             41,667     41,667(4)            0        83,334(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Patricia M. Sgambati                    0             24,000     24,000(4)            0        48,000(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Wayne P. Burick                         0            125,000    125,000(4)            0       250,000(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Joseph Shamla                           0             31,000     31,000(4)            0        62,000(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Robert Zenner                           0             20,833     20,834(4)            0        41,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Fred Freer                              0             41,667     41,667(4)            0        83,334(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Lorene D. Richardson &
Cleatous C. Richardson,
JTWROS                                  0             20,833     20,834(4)            0        41,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Thomas & Andrew A
Detesco MD Inc.,
Thomas Detesco,
as Trustee                              0            166,667    166,667(4)            0       333,334(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
William T. Leone &
Andrea E. Leone                         0             41,667     41,667(4)            0        83,334(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Advest Inc. Custodian
FBO John A. Fink
IRA Acct. 3237-4379                     0             20,833     20,834(4)            0        41,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Todd Pierce                             0            166,667    166,667(4)            0       333,334(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Connie L. Spuhler                       0             20,833     20,834(4)            0        41,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
William M. Zarbock                      0             25,000     25,000(4)            0        50,000(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------

                                       21

------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Brandon Gott                            0             18,333     18,334(4)            0        36,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Gary Charlton                           0             20,833     20,834(4)            0        41,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Donald and Jolene Spaude                0             41,667     41,667(4)            0        83,334(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Robert C. Heideman                      0             30,000     30,000(4)            0        60,000(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Keith and Julie Waytashek               0             10,417     10,417(4)            0        20,834(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Alvin W. Santana                        0             16,667     16,667(4)            0        33,334(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Dennis E. Dedo and
Joanne M. Dedo                          0             20,833     20,834(4)            0        41,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Arthur Bregman, M.D.                    0             83,333     83,334(4)            0       166,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Clay P. Graham                          0             33,333     33,334(4)            0        66,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Dennis and Rosemary Kuehl               0             20,833     20,834(4)            0        41,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Anthony J. Schiavone                    0             25,000     25,000(4)            0        50,000(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Gary F. and Nancy G. Krcil              0             33,333     33,334(4)            0        66,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Joseph S. Mensch                        0             20,833     20,834(4)            0        41,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Dr. John N. Demetropoulos               0             20,833     20,834(4)            0        41,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Steven J. MacDonald                     0             20,833     20,834(4)            0        41,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Patrick Schmidt and
Tiffany Schmidt                         0             16,667     16,667(4)            0        33,334(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Thomas M. Lodwick                       0             10,417     10,417(4)            0        20,834(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Carmine D. D'Amico                      0             41,667     41,667(4)            0        83,334(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Paul M. Pirko                           0              5,000      5,000(4)            0        10,000(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Howard B. Bowen                         0             20,833     20,834(4)            0        41,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
J. Raymond Pierce                       0             41,667     41,667(4)            0        83,334(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
David DiTomasso                         0              3,333      3,334(4)            0         6,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Rob Pierce                              0             20,833     20,834(4)            0        41,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
John S. Pierce                          0             16,667     16,667(4)            0        33,334(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Double U Master Fund LP                 0            666,666    666,667(4)            0     1,333,333(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
John F. Boos                            0             35,333     35,334(4)            0        70,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------

                                       22

------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Karen Servin-Banach                     0             23,100     23,100(4)            0        46,200(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Muhammad H. Farooqi                     0             20,833     20,834(4)            0        41,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Thomas M. Lodwick                       0             20,000     20,000(4)            0        40,000(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Daniel A Garrett                        0             13,333     13,334(4)            0        26,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Vicis Capital Master Fund,
by Vicis Capital, LLC                   0          1,342,350  1,592,351(6)            0     2,934,701(7)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Monarch Capital Fund, LTD               0            333,333    333,334(4)            0       666,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Harborview Master Fund LP               0            166,667    166,667(4)            0       333,334(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Richard Cohen                           0             20,833     20,834(4)            0        41,667(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Donald J. Jeffares                      0             12,500     12,500(4)            0        25,000(5)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Hans Christian Beyer and
Gloria P. Beyer                         0              6,363      9,489(6)            0        15,852(7)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Joseph J. Jacob                         0             12,727     18,977(6)            0        31,704(7)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Norm Dean                               0             25,452     37,952(6)            0        63,404(7)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Jess G. Tucker                          0             12,727     18,977(6)            0        31,704(7)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
James C. McGusty, Jr.                   0            127,255    196,005(6)            0       323,260(7)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Edwin A. McGusty                        0            127,255    189,755(6)            0       317,010(7)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Edwin A. McGusty
(additional)                            0            127,255    196,005(6)            0       323,260(7)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Pinnacle Investment
Properties Inc.
Retirement Plan & Trust                 0            381,763    569,264(6)            0       951,027(7)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Focus Tech Investments,
Inc.                                    0             12,727     18,977(6)            0        31,704(7)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Chris Phillips                          0             31,815     47,440(6)            0        79,255(7)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Scott W. Phillips                       0             63,628     94,879(6)            0       158,507(7)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Mario Scarpa                            0             12,727     18,977(6)            0        31,704(7)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Russell G. Johannsen and
Christopher P. Burdekin
(JTWROS)                                0             63,628     94,879(6)            0       158,507(7)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Cecilia L. Vosch and
David L. Vosch
(JTWROS)                                0             40,722     60,722(6)            0       101,444(7)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------

                                       23

------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
M. Lewis Temares and
Louise Delphus Temares
(JTWROS)                                0             31,815     47,440(6)            0        79,255(7)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Molly Thompson and
Wendell Thompson                        0             63,628     94,879(6)            0       158,507(7)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
James M. Donnelly                       0             31,815     47,440(6)            0        79,255(7)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Shawn J. Tolan                          0             63,628     94,879(6)            0       158,507(7)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Garret Reed and
Gloria Reed
(JTWROS)                                0             63,628     94,879(6)            0       158,507(7)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Resort Consulting
Services, LLC                           0             63,628     94,879(6)            0       158,507(7)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
William A. Kish, Jr.                    0             31,815     47,440(6)            0        79,255(7)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
James B. Edwards and
Laura A. Edwards (JTWROS)               0             63,628     94,879(6)            0       158,507(7)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Robyn L. Duckworth and
David W. Duckworth                      0            222,695    332,070(6)            0       554,765(7)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Nancy A. Moomey                         0             63,628     94,879(6)            0       158,507(7)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Robert J. James                         0            127,255    189,755(6)            0       317,010(7)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Shahid Din                              0             38,177     56,927(6)            0        95,104(7)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Lisa V. Moore                           0             31,815     47,440(6)            0        79,255(7)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Martin Tolan                            0             63,628     94,879(6)            0       158,507(7)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Nite Capital, LP                        0            127,255    189,755(6)            0       317,010(7)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Angelo Pignatelli                       0              8,333      8,333               0        16,666          0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Karen Miller                            0              4,167      4,167               0         8,334          0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Jackie Miller                           0              2,500      2,500               0         5,000          0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Frank Saunders                          0              5,000      5,000               0        10,000          0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Sam DeMatteo                            0             10,000     10,000               0        20,000          0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Delphina Williams                       0              6,667      6,667               0        13,334          0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
James Roseberry                   132,784                  0          0         132,784             0          0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Edwin McGusty                      50,000                  0          0          50,000             0(8)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
FAMALOM, LLC                      577,502                  0     42,750(8)      577,502        42,750(8)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------

                                       24

------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Decembra Diamond                  461,958                  0          0         461,958             0          0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Daedalus Consulting, Inc.          48,337                  0     25,000(9)       48,337        25,000(9)       0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Richard Kreger                          0                  0      9,000(10)           0         9,000(10)      0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Midtown Partners & Co.,
LLC                                20,390                  0     20,000(11)      20,390        20,000(11)      0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Robert Christian                  479,955                  0          0         479,955             0          0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Ray Martinez                      116,335                  0          0         116,335             0          0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Bruce Jordan                       34,526                  0          0          34,526             0          0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Joy Melton                         28,762                  0          0          28,762             0          0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Hans Beyer                         45,000                  0          0          45,000             0          0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Apogee Business
Consultants, LLC                  100,000                  0          0         100,000             0          0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Telzuit Technologies,
LLC(12)                        26,492,676                  0          0      26,492,676             0          0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
ZTZ Trust                         269,355                  0          0         269,355             0          0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
OmniScent Corp.                   245,581                  0          0         245,581             0          0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
James P. & Sebnem Tolan                 0                  0          0       1,408,278(13)         0          0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Don Sproat                              0                  0          0       1,793,985(14)         0          0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Michael J. Vosch                        0                  0          0       6,513,222(15)         0          0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Carole-Sue & Bradley D.
Feagan                                  0                  0          0       2,690,978(16)         0          0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
MidSouth Capital, Inc.            187,500(19)              0          0         187,500(17)         0          0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------
Business Consulting
Group, Unlimited                  150,000(20)              0          0         150,000(18)         0          0               *
------------------------    --------------  ----------------  ------------  ----------- --------------  ----------   ------------

*  Less  than  1%
__________________________________

(1)     The  number  of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of  1934, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rule, beneficial  ownership  includes any shares as to which the Selling Stockholder has sole or shared voting power or investment power  and  also  any  shares  as  to  which  the  Selling  Stockholder  has  the  right  to acquire within sixty (60) days.

(2)     The percentage of beneficial ownership reported in the table is based upon 30,225,498 shares of our Common Stock which  were  outstanding  on  December 31,  2005.

(3)     Assumes  all  shares  registered  on  this  prospectus  are  sold.

(4)     The  number of shares identified in this column (c) as owned by the Selling Stockholder consists solely of shares of
Common  Stock  issuable  upon  the  exercise  of  Class  B  Common  Stock  Purchase  Warrants.

(5)     The  number  of  shares  of  Common  Stock  identified in this column (e) as securities being offered by the Selling
Stockholder  consists of the number of shares of Common Stock identified in column (b) as issuable upon conversion of Series
A  Preferred Stock, and the number of shares of Common Stock identified in column (c) as issuable upon the exercise of Class
B  Common  Stock  Purchase  Warrant.

                                       25

(6)     The  number  of  shares  identified in this column (c) as owned by the Selling Stockholder consists of the number of shares  of  Common  Stock  issuable  upon  the  exercise  of Class A Common Stock Purchase Warrants and Class B Common Stock
Purchase  Warrants.

(7)     The  number  of  shares  of  Common  Stock  identified in this column (e) as securities being offered by the Selling
Stockholder  consists of the number of shares of Common Stock identified in column (b) as issuable upon conversion of Series
A  Preferred Stock, and the number of shares of Common Stock identified in column (c) as issuable upon the exercise of Class
A  Common  Stock  Purchase  Warrants  and  Class  B  Common  Stock  Purchase  Warrants.

(8)     The number of shares identified in column (c) as owned by FAMALOM, LLC and the number of shares identified in column
(e) as being offered by FAMALOM, LLC consists of the number of shares of Common Stock issuable upon the exercise of purchase warrants  for  the purchase of 42,750 common shares, at an exercise price of sixty cents ($.60) per share.

(9)     The  number  of  shares  identified  in  column  (c) as owned by Daedalus Consulting, Inc. and the number of shares identified  in  column  (e)  as  being offered by Daedalus Consulting, Inc. consists of the number of shares of Common Stock issuable  upon  the  exercise  of  purchase warrants for the purchase of 25,000 common shares, at an exercise price of sixty cents ($.60) per share.

(10)     The  number  of  shares  identified in column (c) as owned by Richard Kreger and the number of shares identified in column (e) as being offered by Richard Kreger consists of the number of shares of Common Stock issuable upon the exercise of purchase  warrants  for  the  purchase  of  9,000  common  shares,  at  an  exercise  price of sixty cents ($.60) per share.

(11)     The  number  of  shares  identified  in column (c) as owned by Midtown Partners & Co., LLC and the number of shares identified  in  column  (e) as being offered by Midtown Partners & Co., LLC consists of the number of shares of Common Stock issuable  upon  the  exercise  of  purchase warrants for the purchase of 10,000 common shares, at an exercise price of sixty cents ($.60) per share, and the exercise of purchase warrants for the purchase of 10,000 common shares, at an exercise price of  eighty  cents  ($.80)  per  share.

                                       26

(12)     Telzuit  Technologies, LLC  owns 26,492,676 shares of the Company's common stock.  The common  stock owned directly by  Telzuit  Technologies, LLC equals approximately 68.6% of the issued and outstanding voting capital stock of the Company.
Don  Sproat  (Chief  Executive  Officer  and  a director) beneficially owns approximately 6.8% of the issued and outstanding voting  membership  interests of Telzuit Technologies,  LLC;  Michael J. Vosch (Senior Vice President of Product Development
and  a  director)  beneficially  owns  approximately  24.6%  of  the  issued and outstanding  voting membership interests of
Telzuit  Technologies,  LLC,  and  James P. Tolan (Senior Vice President of Business  Development, Corporate Secretary and a
director)  beneficially  owns  approximately  5.3%  of the  issued  and  outstanding  voting membership interests of Telzuit
Technologies,  LLC.

(13)     Shares  are  held  directly  by  Telzuit  Technologies,  LLC and indirectly owned by the Tolans based upon their 5%
ownership  interest  in  Telzuit  Technologies,  LLC.

(14)     Shares  are held directly by Telzuit Technologies, LLC and indirectly owned by Sproat based upon his 6.8% ownership interest  in  Telzuit  Technologies,  LLC.

(15)     Shares  are held directly by Telzuit Technologies, LLC and indirectly owned by Vosch based upon his 24.6% ownership interest  in  Telzuit  Technologies,  LLC.

(16)     Shares  are  held  directly  by Telzuit Technologies, LLC and indirectly owned by the Feagans based upon their 10.2%
ownership  interest  in  Telzuit  Technologies,  LLC.

(17)     MidSouth Capital, Inc. is  entitled to receive an aggregate  of 187,500 shares of Common Stock as compensation  for services rendered under two separate consulting agreements.  The Company has agreed to register these shares.

(18)     Business  Consulting  Group,  Unlimited is entitled to receive 150,000 shares of  Common Stock as compensation  for services rendered under a consulting agreement.  The Company has agreed to register these shares.

                              PLAN OF DISTRIBUTION

ELIGIBLE SHARES
The Selling Stockholders will re-offer, pursuant to this prospectus, shares of our Common Stock which we:

- shall issue upon the conversion of shares of our Series A Convertible Preferred Stock;

-    shall  issue  upon  the  exercise  of  Common Stock purchase warrants;
     and

-     shall issue pursuant to contractual obligations.

There can be no certainty as to when and if the shares of our Series A Convertible Preferred Stock will be converted, or if our Common Stock purchase warrants will be exercised. Your attention is directed to the sections captioned "Description of Securities-Series A Convertible Preferred Stock" and the section captioned "Description of Securities-Warrants."

The term "Selling Stockholders" as used by us in this prospectus includes pledgees, donees, transferees or other successors in interest selling shares of our Common Stock received after the date of this prospectus from one or more of the Selling Stockholders named in the table commencing on page 19 as a pledge, gift, partnership distribution or other non-sale related transfer.

DISTRIBUTION METHOD

All of the Selling Stockholders have advised us that they may sell, from time to time, pursuant to this information statement/prospectus, their shares of our Common Stock (an aggregate of 50,758,406 shares as of the date of this information statement/prospectus) on the OTC Bulletin Board, in isolated transactions, or in a combination of such methods of sale. They have also advised us that their sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices with institutional or other investors. In addition, the Selling Stockholders may sell, when permissible, pursuant to the exemption of Rule 144 under the Securities Act.

The Selling Stockholders will act independently of each other. They may sell the shares of our Common Stock pursuant to this information statement/prospectus by one or more of the following methods, without limitation:

- a block trade on which the broker-dealer so engaged will attempt to sell the shares of our Common Stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by the broker-dealer as principal and resales by such broker-dealer for its account pursuant to this prospectus;

- ordinary brokerage transactions and transactions in which the broker solicits, or acts as an intermediary for purchasers; or

- face-to-face transactions between the Selling Stockholder and purchasers without a broker-dealer.

In effecting sales, a broker-dealer engaged by a Selling Stockholder may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the Selling Stockholder in amounts which will be negotiated immediately prior to sale. This compensation to a particular broker-dealer might be in excess of customary commissions for routine market transactions. Brokers or dealers and any participating brokers or dealers acting as described in this paragraph may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with these sales. Any profits realized by the Selling Stockholder and the compensation of such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

Upon our being notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of our Common Stock through a block trade, a purchase by a broker or dealer, or any special offering other than an underwritten offering, we shall file a post-effective amendment to the Registration Statement. In such amendment we shall disclose (a) the name of each broker-dealer, (b) the number of shares involved, (c) the price at which such shares were sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (e) that such broker-dealer(s) did not conduct any investigation to verify the information set out in this prospectus, as supplemented, and (f) other facts material to the transaction.

In the event that a group of Selling Stockholders advises us that they have engaged an underwriter to sell for them and any other Selling Stockholder who or which so advises, we shall file a post-effective amendment to the Registration Statement of which this prospectus is part I so that a new amended prospectus will become available describing the underwritten offering, whether on a firm commitment or best efforts basis. As of the date of this prospectus, we have received no such advice.

From time to time, one or more of the Selling Stockholders may pledge, hypothecate or grant a security interest in, or transfer or assign, some or all of the shares of our Common Stock owned by them. The pledgees, secured parties or persons to whom such securities have been hypothecated shall, upon foreclosure in the event of a default, and the transferees and assignees shall, be deemed to be Selling Stockholders for the purpose of this prospectus. The number of shares of our Common Stock beneficially owned by a Selling Stockholder who or which so transfers, pledges or assigns will decrease as and when the Selling Stockholder takes such action. The plan of distribution for the Selling

Stockholder's shares of our Common Stock sold hereunder will otherwise remain unchanged by reason of a transfer, pledge or assignment. A Selling Stockholder may also enter into option or other transactions with a broker-dealer that involve the delivery of shares of our Common Stock to the broker-dealer. The broker-dealer may then resell or otherwise transfer the shares of our Common Stock. A Selling Stockholder may also loan or pledge shares of our Common Stock to a broker-dealer. The broker-dealer may then sell the shares of our Common Stock so loaned or, upon a default, may sell or otherwise transfer the pledged shares of our Common Stock.

In order to comply with the securities laws of some states, the shares of our Common Stock will have to be sold for a Selling Stockholder in those jurisdictions only through registered or licensed brokers or dealers.

We have advised the Selling Stockholders of the requirement under the Securities Act that each of them, or any broker-dealer acting for him, she or it, must deliver a copy of this prospectus in connection with any resale by such Selling Stockholder of shares of our Common Stock under this prospectus.

We have also undertaken, if, in our opinion in the future, this prospectus no longer complies with Section 10(a)(3) of the Securities Act, to advise the Selling Stockholders of this opinion, to request that the Selling Stockholders cease use of this prospectus and to confirm our then intention to amend the Registration Statement of which this prospectus is part I in order to effect such compliance.

COMPLIANCE

We have also advised each of the Selling Stockholders that a court may determine at a later date that he, she or it is an "underwriter" within the meaning of
Section 2(11) of the Securities Act. In such event the Selling Stockholder may be found liable for monetary damages to purchasers under Sections 11, 12(2) and 15 of the Securities Act if there are any defects in this prospectus (i.e., material misstatements or omissions). We have also advised them that they may be found liable under Section 10(b) of the Act and Rule 10b-5 for such material misstatements or omissions, if any.

We and the Selling Stockholders are obligated to take such steps as may be necessary to ensure that the offer and sale by the Selling Stockholders of an aggregate, as of the date of this prospectus, of 50,758,406 shares of our Common Stock offered by this prospectus, will comply with the requirements of the federal securities laws and regulations, including Regulation M.

In general, Rule 102 under Regulation M prohibits any Selling Stockholder or a broker-dealer acting for such Selling Stockholder from, directly or indirectly, bidding for, or purchasing, any shares of our Common Stock, or attempting to induce any person to bid for, or to purchase, shares of our Common Stock during a restricted period (as such term is defined in Rule 100) which ends when he, she or it has completed his, her or its participation in a distribution of shares in an offering made pursuant to this prospectus. Rule 102 sets forth certain exceptions for the Selling Stockholder, including exercising a stock option or warrant.

We are bearing all costs relating to the registration of the shares of our Common Stock offered by this prospectus. Any commissions, discounts or other fees payable to a broker-dealer in connection with any sale of shares of our Common Stock will be borne by the Selling Stockholder selling such shares.


                                LEGAL PROCEEDINGS

Focused  Strategies, Inc. v. Telzuit Technologies, LLC and Telzuit Technologies,
--------------------------------------------------------------------------------
Inc.  On  June 8, 2005, Focused Strategies, Inc., a Florida corporation, filed a
----
Complaint for Damages and Declaratory Relief in the Circuit Court of the Ninth Judicial Circuit in and for Orange County, Florida, titled Focused Strategies,
Inc. v. Telzuit Technologies, LLC and Telzuit Technologies, Inc., Case No. 48-2005-CA-004920-O (the "FSI Complaint"). In July 2005, Telzuit Technologies, LLC and Telzuit Technologies, Inc. filed an Introduction, Answer, Defenses, Counterclaims and Third Party Claims of the Defendants (the "Answer and
Counter-Claim"). Telzuit Technologies, Inc is a Florida corporation and wholly-owned subsidiary of Taylor Madison Corp. Telzuit Technologies, LLC is a Florida limited liability company which owns a majority of the issued and outstanding capital stock of Taylor Madison Corp.

Telzuit Technologies, LLC hired Focused Strategies, Inc. to provide consulting services pursuant to an Engagement Agreement dated March 16, 2001, (the "Engagement Agreement). In the FSI Complaint, Focused Strategies, Inc. alleges that it performed its duties and obligations under the Engagement Agreement and seeks damages of $818,678 for alleged unpaid professional fees and expenses. In addition, in the FSI Complaint, Focused Strategies, Inc. requests declaratory relief seeking (a) a determination as to the current ownership of Telzuit Technologies, LLC, (b) a determination as to the controlling ownership group of Telzuit Technologies, LLC, and (c) a determination as to the validity of the Share Exchange, dated May 6, 2005, between Telzuit Technologies, LLC, Taylor Madison Corp., et. al., providing for the transfer of all of the issued and outstanding capital stock of Telzuit Technologies, Inc. to Taylor Madison Corp. in exchange for capital stock of Taylor Madison.

The management of Telzuit Technologies, LLC, Telzuit Technologies, Inc., and Taylor Madison Corp. believe that Focused Strategies, Inc.'s claims are not substantiated by the facts, are without merit, and intend to defend their positions vigorously. In the Answer and Counter-Claim, Telzuit Technologies, Inc. and Telzuit Technologies, LLC assert a number of defenses in response to the allegations made in the 2005 Complaint, including fraud, breach of contract, and self-dealing. In addition, in the Answer and Counter-Claim, Telzuit Technologies, Inc. and Telzuit Technologies, LLC have filed counter-claims against Mark Krampe based on fraud and breach of contract and cross-claims against MKCS, Inc. based on fraud and breach of implied contract. In connection with each of these claims, Telzuit Technologies, Inc. and Telzuit Technologies, LLC seek damages in excess of $15,000.

The court has set a trial date for January 2007.

Except as set forth above, as of the date of this prospectus, there are no other material pending legal or governmental proceedings relating to our company or properties to which we are a party, and to our knowledge there are no material proceedings to which any of our directors, executive officers or affiliates are a party adverse to us or which have a material interest adverse to us.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

OFFICERS AND DIRECTORS

     As  of  March  1,  2006,  the  directors  and executive officers of Telzuit
Medical Technologies, Inc., their age, positions, the dates of their initial election or appointment as directors or executive officers, and the expiration of their terms are as follows:


NAME OF DIRECTOR/EXECUTIVE
OFFICER
                                            AGE                POSITION                      PERIOD SERVED
Don Sproat                                   50   President, Chief Executive Officer     May 2005 to Present; term as Class
                                                  and Chief Financial Officer; Class II  II Director expires in 2008
                                                  Director

James Tolan                                  37   Senior Vice President of Business      May 2005 to Present; term as
                                                  Development and Corporate              Class I Director expires in 2007
                                                  Secretary; Class I Director

Michael Vosch                                48   Senior Vice President of Product       May 2005 to Present; term as Class
                                                  Development; Class II Director         II Director expires in 2008

Jon C. Stemples                              63   Class III Director                     Term as Class III Director expires
                                                                                         in 2006

Warren D. Stowell                            51   Class III Director                     Term as Class III Director expires
                                                                                         in 2006

Christopher Phillips                         33   Class I Director                       Term as Class I Director expires in
                                                                                         2007

Kenneth Adams                                60   Class III Director                     Term as Class III Director expires
                                                                                         in 2006

DUTIES, RESPONSIBILITIES AND EXPERIENCE

     DON SPROAT. Mr. Sproat has served as President, Chief Executive Officer and Chief Financial Officer since May 2005 and was appointed a director on May 6, 2005. He has over seventeen (17) years of experience as a CFO/CEO, coupled with three (3) years of public accounting experience. In addition, he has over five years of experience in direct sales and marketing, and has managed a field force of approximately 100 sales and service professionals. During his tenure with companies as the top financial person, he often directed large operational segments of the business. He has worked primarily with companies in the $35 to $50 million revenue per year range. Mr. Sproat is a CPA and has an MBA from Stetson University.

     JAMES TOLAN. Mr. Tolan has served as Senior Vice President of Business Development since May 2005 and has served as a director since August 18, 2005. He started his career as a linguist/analyst for the United States Government. Following this, he worked extensively in Western and Eastern Europe in sales and marketing. He was Director of Sales for Halifax Properties for Eastern Europe until 1994. Upon returning to the United States, he became a licensed securities broker, managing assets at International Assets Advisory Corp., First Union Securities, and Park Financial Group. He held Series 7, 65 and 63 NASD licenses, although these licenses currently are inactive. Mr. Tolan holds a bachelors degree from the University of Maryland.

     MICHAEL VOSCH. Mr. Vosch has served as Senior Vice President of Product Development since May 2005 and has served as a director since August 18, 2005. Mr. Vosch has seventeen (17) years of experience in the IT industry. His areas of expertise are in wireless and satellite networks, as well as in engineering and nursing. He has seven (7) years of experience designing network systems for physicians. Mr. Vosch designed the Company's first product, the Bio-Patch, and is a co-inventor of that product.

     JON C. STEMPLES. Mr. Stemples has served as a director since August 18, 2005. He has thirty-five (35) years of experience in the semiconductor industry, having served at Agere Systems, Lucent Microelectronics, Ortel Corporation, Level One Communications, Linear Technology and National Semiconductor as Director of Marketing; Area, Regional and District Sales Manager; Product Marketing Manager and Field Applications Engineer. His technical expertise ranges from communications chips to data acquisition to microprocessors. Mr. Stemples holds a B.S.E.E. from the University of Miami.

     WARREN D. STOWELL. Mr. Stowell has served as a director since August 18, 2005. He previously served as President and Chief Executive Officer of Care Florida, Inc., a privately-owned HMO that was purchased by Foundation Health. Prior to that, Mr. Stowell served as President and Chief Executive Officer of Health Insurance Plan (HIP) of Florida, a not-for-profit HMO, from 1988 to 1991. From 1983 to 1988, he was responsible for the operations of five HMOs in Ohio as the President and Chief Executive Officer of Health America Corporation of Ohio. Mr. Stowell was also the Chief Financial Officer/Operating Officer of Comprehensive Care Centers, Inc., from 1978 to 1983.

     CHRISTOPHER PHILLIPS. Mr. Phillips has served as a director since August 18, 2005. He is currently the President and CEO of Apogee Financial Investments, Inc., which provides financial consulting services and acts as a merchant bank. He is also the managing member of Total CFO, LLC, which provides consulting and CFO services to a number of companies and high wealth individuals. Mr. Phillips holds a M.Acc. from the University of Florida and is a Certified Public Accountant.

     KENNETH F. ADAMS. Mr. Adams has served as a director since January 11, 2006. He has over 35 years of experience in the financial area. Mr. Adams served with Saab Cars USA, Inc. from 1974 to 2005, most recently as Vice President and Chief Financial Officer from 1992 to 2005. In 1997, he set up and incorporated Saab Financial Services Corporation ("SFSC"). While serving as Chief Executive Officer of SFSC, he led his team in creating a corporate structure that included operating, trust and bankruptcy remote companies, as well as establishing a $1 billion warehouse line of credit. Mr. Adams started his professional career at Price Waterhouse after obtaining a B.S. of Finance from Mount Saint Mary's University.

SIGNIFICANT EMPLOYEES

     Other than the executive officers named above, the Company does not have any "significant employees."

FAMILY  RELATIONSHIPS

     There are no family relationships among any of our directors and executive officers.

INVOLVEMENT IN LEGAL PROCEEDINGS

     To the best of our knowledge, during the past five years, none of our directors or executive officers were involved in any of the following: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information with respect to the beneficial ownership of our common stock as of March 1, 2006 for (i) any person who we know is the beneficial owner of more than 5% of our outstanding common stock; (ii) each of our directors or those nominated to be directors, and executive officers; and
(iii)  all  of  our  directors  and  executive  officers  as  a  group.

                                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


                                      NAME AND ADDRESS          AMOUNT AND NATURE OF
TITLE OF CLASS                      OF BENEFICIAL OWNER(1)      BENEFICIAL OWNERSHIP(2)    PERCENTAGE OF CLASS(3)
Common                           Telzuit Technologies, LLC      26,492,676 common shares;
                                                                Directly Owned                      68.6%

Common                           Donald  Sproat                 2,078,999(4), (5)                    5.4%

Common                           Michael Vosch                  6,534,322(4),(6)                    16.9%

Common                           James Tolan                    1,781,460(4), (7)                    4.6%

Common                           Chris Phillips                 759,897(8)                           2.0%

Common                           Warren D. Stowell              25,000                                *

Common                           Jon C. Stemples                86,817(9)                             *

Common                           Kenneth F. Adams               None                                  *

Common                           All Officers and Directors
                                 as a Group (7 Persons)         11,266,495                          29.2%

*Less than 1%.

(1)     Unless  otherwise  indicated, the address of each shareholder is 5422 Carrier Drive, Suite 306, Orlando,
Florida  32819.

(2)     All  amounts  reflect  the  1-for-31  reverse  stock  split  that  occurred  on  August  22,  2005.

                                       32

(3)     Applicable  percentage  of  ownership is based on (i) 30,225,498 shares of common stock being issued and outstanding, and (ii) an aggregate of 8,356,840 shares of common stock which are issuable upon the conversion of
5,014,104  shares  of  the  Company's  Series  A  Convertible  Preferred Stock currently issued and outstanding.
Calculations  do  not  include  outstanding warrants, options, or other rights issued by the Company, unless the reporting  person  is  the  beneficial  owner  of  the warrant, option, or other right.  Beneficial ownership is determined  in  accordance  with  the  rules of the Commission and generally includes voting of investment power with respect to securities. Shares of  common  stock  subject  to  securities  exercisable  or  convertible into shares  of  common stock that  are  currently exercisable or exercisable within 60 days of March 1, 2006 are deemed  to  be  beneficially  owned  by  the  person  holding such  options  for  the  purpose of computing  the percentage  of  ownership  of such persons, but are not treated as outstanding  for the purpose of computing the percentage  ownership  of  any  other  person.  Unless  otherwise  noted,  we  believe  that  all  shares  are beneficially owned and that all persons named in the table have sole voting and investment power with respect to all  shares  of  common  stock  owned  by  them.

(4)     Telzuit  Technologies,  LLC, a Florida limited liability company, owns 26,492,676 shares of Common Stock of the Company.  Each of Donald Sproat, Michael Vosch, and James Tolan are members of the Board of Directors and officers  of  Telzuit  Technologies,  LLC.

(5)     Includes  (a)  220,500  common  shares  directly  owned  by  Donald  Sproat, (b) 1,793,985 common shares indirectly owned by Donald Sproat through ownership of membership units of Telzuit Technologies, LLC, (c) 52,764 common  shares  indirectly owed by Thomas  Sproat, the brother of Donald Sproat, through ownership of membership units  of  Telzuit  Technologies, LLC; and (d) 11,750 common shares directly owned by Thomas Sproat, the brother of Don Sproat.

(6)     Includes (a) 21,100 common shares directly owned by Michael Vosch, and (b) 6,513,222 common shares owned indirectly  by  Michael  Vosch  through  ownership  of  membership  units  of  Telzuit  Technologies,  LLC.

(7)     Includes  (a)  221,800 common shares directly owned by James P. Tolan, (b) 1,408,278 common shares owned indirectly  by  James  P.  Tolan  through ownership of membership units of Telzuit Technologies, LLC, (c) 15,829 common shares owned indirectly by Brian F. Tolan, the brother of James P. Tolan, through ownership of membership units  of  Telzuit Technologies, LLC, (d) 10,553 common shares owned indirectly by Patrick Tolan, the brother of
James  P.  Tolan,  through  ownership of membership units of Telzuit Technologies, LLC, (e) 62,500 common shares underlying  Series A Preferred Stock of the company owned by Shawn Tolan, the brother of James P. Tolan, and (f)
62,500  common  shares  underlying Series A Preferred Stock of the company owned by Martin Tolan, the brother of
James  P.  Tolan.

(8)     Includes  (a) 20,000  common shares directly owned by Chris Phillips, (b) 577,502 common shares directly owned  by  FAMALOM,  LLC,  an entity in which Chris Phillips has an ownership interest, (c) 20,390 common shares directly  owned by Midtown Partners & Co., LLC, an entity in which Chris Phillips has an ownership interest, (d)
20,000  common shares underlying warrants held by Midtown Partners & Co., LLC, an entity in which Chris Phillips has  an  ownership  interest,  (e) 42,750 common shares underlying  warrants  held by FAMALOM, LLC, an entity in which  Chris  Phillips  has  an  ownership  interest;  (f)  31,815 common shares underlying Series A Convertible
Preferred Stock directly owned by Chris Phillips; and (g) 47,440 common shares underlying Warrants held directly by  Chris  Phillips.  Chris  Phillips disclaims beneficial ownership of these securities except to the extent of his  pecuniary  interest  therein,  and  the  inclusion  of  these  shares in this report shall not be deemed an admission  of  beneficial  ownership  of  all of the reported shares for purposes of Section 16 or for any other purpose.

(9)     Includes  (a)  23,500  common  shares owned directly by Jon Stemples, and (b) 63,317 common shares owned indirectly  by  Jon  Stemples  through  ownership  of  membership  units  of  Telzuit  Technologies,  LLC.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital consists of (1) 100,000,000 shares of common stock, par value $.001 per share (these shares are referred to in this prospectus as "common shares" or "common stock"), and (2) 10,000,000 shares of "blank check" preferred stock, par value $.001 per share (these shares are referred to in this prospectus as "preferred shares or "preferred stock"), having such rights, preferences, privileges and restrictions as may be designated from time-to-time by our board of directors. On May 6, 2005, our board of directors designated 2,300,000 of the preferred shares as series 'B' preferred stock (these shares are referred to in this prospectus as "Series B Preferred Stock"), with the rights, preferences, privileges and restrictions described below. On June 22, 2005, our board of directors designated 7,700,000 of the preferred shares as series 'A' convertible preferred stock (these shares are referred to in this prospectus as "Series A Preferred Stock"), with the rights, preferences, privileges and restrictions described below. As of December 31, 2005, there were issued and outstanding 30,225,498 shares of Common Stock, 5,014,104 shares of Series A Preferred Stock, and no shares of Series B Preferred Stock. Our shares of Common Stock were held by 59 registered stockholders as of that date.

COMMON SHARES

Our common shareholders are entitled to one vote per share on all matters to be voted upon by those shareholders, and are also entitled to cumulative voting for the election of directors. Subject to the rights of our Series A Preferred Stock to receive preferential dividends, our common shareholders are entitled to receive ratably, with the holders of Series B Preferred Stock, in dividends as they may be declared by our board of directors out of funds legally available for that purpose. Subject to the rights of our Series A Preferred Stock to receive a preferential payment upon liquidation, dissolution, or winding up of the Company, our common shareholders will be entitled to share ratably, with the holders of Series B Preferred Stock on an as-converted basis, in all of the assets which are legally available for distribution, after payment of all debts and other liabilities. Our common shareholders have no preemptive, subscription, redemption or conversion rights. All of our currently outstanding common shares are, and all of our common shares offered for sale under this prospectus will be, validly issued, fully paid and non-assessable.

PREFERRED SHARES

We may issue our preferred shares from time to time in one or more series as determined by our board of directors. The voting powers and preferences, the relative rights of each series, and the qualifications, limitations and restrictions thereof may be established by our board of directors without any further vote or action by our shareholders.

SERIES A PREFERRED STOCK

Our Series A Preferred Stock has the following rights, preferences, privileges and restrictions:

- RANK-Our Series A Preferred Stock ranks senior to our Common Stock and Series B Preferred Stock, and any other securities we may issue;

- CONVERSION-Each share of Series A Preferred Stock, together with any accrued and unpaid dividends, is convertible at the option of the holder at any time after the Conversion Date (as defined below) into Common Stock at a price of Sixty Cents ($.60) per share of Common Stock. "Conversion Date" shall mean either (1) the effective date of this SB-2 Registration Statement, or (2) the date that the holder of the Series A Preferred Stock has satisfied the minimum one year holding requirements set forth in SEC Rule 144(d). The conversion price for the Series A Preferred Stock is subject to certain full ratchet anti-dilution adjustments.

- MANDATORY CONVERSION-We can force conversion of shares of Series A Preferred Stock into shares of Common Stock upon written notice to the holders of the Series A Preferred Stock and in the event that:

     o the closing price for our common shares is at least $2.00 for 20 consecutive trading days; and

     o the average trading volume during any such 20 consecutive trading day period equals or exceeds 100,000 shares per day.

- DIVIDENDS-Holder of Series A Preferred Stock are entitled to receive a dividend at a rate per annum equal to ten percent (10%), payable semi-annually, at the option of the company, (i) in cash, to the extent funds are legally available therefor, (ii) in-kind, with [A] shares of Series Preferred Stock equal to the result of dividing the dividend amount so accrued by the stated value of one share of Series A Convertible Preferred Stock (the "Dividend Shares"), and [B] Common Stock purchase warrants in an amount equal to 100% of the number of shares of Common Stock underlying the Dividend Shares (the "Dividend Warrants"), or (iii) in shares of registered Common Stock at a ten percent (10%) discount to the "Market Price" (as such term is defined in the designations for the Series A Preferred Stock. The Dividend Warrants have an exercise price of $0.80 per warrant share.

- LIQUIDATION RIGHTS-In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, our series 'A' preferred shareholders are entitled to receive an amount per share equal to the greater of $3 for each outstanding share plus accrued and unpaid dividends, as adjusted for stock dividends, stock distributions, splits, combinations or recapitalizations, or the amount such shareholders would be entitled to receive had they converted their series 'A' preferred shares into common shares. These rights are prior and in preference to any distribution of any of our assets to our common shareholders, holders of Series B Preferred Stock, or holders of any other series or class of preferred shares.

- MANDATORY REDEMPTION - Upon the occurrence of a Change in Control Event (as defined below), the holders of at least a majority of the then-outstanding shares of Series A Preferred Stock, voting together as a single class, may elect, at anytime within twenty (20) days after the occurrence of the Change in Control Event, to cause the company to redeem all, or a portion, of the Series A Preferred Stock, at a price equal to the stated value per share of Series A Preferred Stock plus an amount equal to the total amount of all dividends accrued and unpaid on each such share to the date such share is redeemed, whether or not declared. "Change in Control Event" means a transaction or a series of related transactions which result in a person, other than the founders, acquiring, in the aggregate, 50.1% or more of the company's outstanding voting securities.

- VOTING RIGHTS-The holders of Series A Preferred stock have the right to vote on an as-converted basis, with our common shareholders on all matters submitted to a vote of our shareholders. In addition, we cannot, without the prior approval of the holders of at least two-thirds of our then issued and Series A Preferred Stock voting as a separate class:

     o liquidate, dissolve, or wind-up the business and affairs of the company, or consent to any of the foregoing;

     o effectuate any merger, reorganization, or recapitalization of the company, or enter into any agreement to do any of the foregoing;

     o purchase or redeem or pay or declare any dividend or make any distribution on, any shares of stock other than the Series A Preferred Stock as expressly authorized herein, or permit any Subsidiary of the Corporation to take any such action, except for certain securities repurchased from former employees, officers, directors, consultants;

     o effectuate any reclassification or recapitalization of the outstanding capital stock of the Corporation, including any subdivision, consolidation, or conversion of any outstanding capital stock; and

     o alter or change the voting or other powers, preferences, or other rights, privileges, or restrictions of the Series A Preferred Stock contained herein (by merger, consolidation, or otherwise).

SERIES B PREFERRED STOCK

Our Series B Preferred Stock has the following rights, preferences, privileges and restrictions:

- RANK- Our Series B Preferred Stock ranks junior to our Series A Preferred Stock and ranks pari passu , on an as converted basis, with our Common Stock;

-    CONVERSION-Each  share  of  Series  B  Preferred Stock converts into twelve
     (12) shares of Common Stock. Upon completion of the company's 1 for 31 reverse stock split on August 22, 2005, all issued and outstanding Series B Preferred Stock automatically converted into Common Stock. Currently, we have no shares of Series B Preferred Stock issued and outstanding.

- DIVIDENDS-Holders of Series B Preferred Stock participate ratably, on an as-converted basis, with our Common Stock as to the payment of dividends.

- LIQUIDATION RIGHTS-In the event of any liquidation, dissolution or winding-up of the Company, either voluntary or involuntary, the holders of Series B Preferred Stock would participate ratably, on an as-converted basis, with our Common Stock as to any distribution of assets.

- VOTING RIGHTS-The holders of Series B Preferred stock have the right to vote on an as-converted basis, with our common shareholders on all matters submitted to a vote of our shareholders.

OPTIONS AND WARRANTS CONVERTIBLE INTO COMMON SHARES

     As of December 31, 2005, there were outstanding Class A Common Stock Purchase Warrants entitling the holders to purchase up to an aggregate of 1,334,062 shares of Common Stock at an exercise price of $0.60 per share.

     As of December 31, 2005, there were outstanding Class B Common Stock Purchase Warrants entitling the holders to purchase up to an aggregate of 8,356,893 shares of Common Stock at an exercise price of $0.80 per share.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The validity of the shares of common stock of Telzuit Medical Technologies, Inc. will be passed upon by Bush Ross, P.A.


The consolidated balance sheets of Telzuit Medical Technologies, Inc. and subsidiary of December 31, 2004 and 2003 and the consolidated statements of operations and cash flows for the years then ended, and stockholders' equity from inception April 1, 2000 to December 31, 2004 and January 1, 2005 to June 30, 2005, and included in the registration statement on Form SB-2, of which this prospectus forms a part, have been included herein in reliance on the reports of Pender Newkirk & Company, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

      DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer or director to the full extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provision, or otherwise, the small business issuer has been advised that, in the opinion of the Securities and Exchange
Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless, in the opinion of our legal counsel, the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.


                       ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on September 26, 2001 under the laws of the State of Florida. Our wholly-owned subsidiary Telzuit Technologies, Inc. was incorporated on March 15, 2005 under the laws of the State of Florida. Telzuit Technologies, LLC, our parent corporation, was incorporated on July 3, 2003 under the laws of the State of Florida.

                             DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT

Telzuit Medical Technologies, Inc. (the "Company" or "Telzuit Medical") was incorporated in Florida on September 26, 2001 under the name Nimbus Group, Inc. On April 1, 2004, the Company changed its name from "Nimbus Group, Inc."
to "Taylor Madison Corp." On August 18, 2005, the Company changed its name from "Taylor Madison Corp." to its current name, "Telzuit Medical Technologies, Inc."

On September 26, 2001, Telzuit Medical, Take To Auction.com, Inc., a Florida corporation ("TTA"), and TTA Solutions, Inc., a Florida corporation ("TTA Solutions"), entered into an Agreement and Plan of Merger (the "Merger Agreement") resulting in a reorganization of their corporate structures. Prior to the completion of the transactions contemplated in the Merger Agreement, TTA Solutions was a wholly-owned subsidiary of the Company, and the Company was a wholly owned subsidiary of TTA. Under the Merger Agreement, TTA and TTA Solutions effectuated a statutory merger under Section 607.11045 of the Florida Business Corporations Act (the "Merger"). In accordance with the Merger, each outstanding share of TTA Solutions common stock was converted into one share of common stock of TTA as the surviving corporation. In addition, under the Merger Agreement, each outstanding share of common stock of TTA was converted into the right to receive a share of common stock of the Company. Further, each share of the Company's common stock outstanding immediately prior to the Merger was cancelled and retired. As a result of the Merger, the Company became the parent corporation and sole shareholder of TTA. In addition, in 2001, Nimbus Jets, Inc. ("Nimbus Jets") was formed as a wholly-owned subsidiary of the Company for the purpose of developing a national air taxi service.

In February of 2003, pursuant to a formal plan designed to focus the Company's resources on Nimbus Jets and the development of a national air taxi service, the Company sold the technology and assets of TTA to Watch Junction, Inc. ("Watch") in exchange for $50,000 in cash and the return of 305,610 shares of the Company's common stock. Watch Junction is owned by the former President of TTA, Albert Friedman. The Company has since abandoned its efforts to develop a national air taxi service.

During fiscal year 2004, the Company turned its focus to the development and wholesale distribution of fragrances and skincare products, both proprietary and under license. In connection with such plan for the development and wholesale distribution of fragrances, skincare products and other products, the Company acquired licensing rights to certain brands that enabled the Company to enter into sub-licensing and distribution agreements, which generated income for the Company in 2004. The Company did not directly manufacture any products or take positions in inventory. Nimbus Jets and TTA were dormant during fiscal
2004, and all revenues were generated by the Company, then known as Taylor Madison Corp.

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

The Company discontinued all operations in early 2005 and became a shell company, exploring the viability of acquiring an operating company. In April of 2005, the Company formed a wholly-owned subsidiary, Taylor Madison Holdings Inc. ("Taylor Holdings") and transferred all shares of stock of Nimbus Jets and TTA to Taylor Holdings, pursuant to the Securities Purchase Agreement dated May 6, 2005, referenced as Exhibit Number 10.04 below (the "Securities Purchase Agreement"). Taylor Holdings ownership was subsequently transferred to Lucien Lallouz, former President of Taylor Madison Corp., pursuant to the Securities Purchase Agreement. The transfer constituted full satisfaction of all outstanding obligations owed by the Company to Lucien Lallouz.

On May 6, 2005, pursuant to its plan to acquire an operating company, Taylor Madison entered into a Share Exchange Agreement dated May 6, 2005, referenced as Exhibit Number 2.01 below ( the "Share Exchange Agreement"). Pursuant to the Share Exchange Agreement, the Company acquired all of the issued and outstanding capital stock of Telzuit Technologies, Inc. from Telzuit Technologies, LLC, in exchange for 2,207,723 of the Company's Series B Preferred Stock. Upon completion of the 1-for-31 reverse stock split on August 22, 2005, such shares of Series B Preferred Stock automatically converted into 26,492,676 shares of common stock of the Company. By acquiring all of the issued and outstanding capital stock of Telzuit Technologies, Inc., the Company acquired certain know-how, trade secrets and other proprietary intellectual property rights relating to the development of ambulatory medical devices, including the Bio-Patch Wireless Holter Monitor (collectively referred to herein as the "Bio-Patch Technologies").

At a special meeting of the shareholders held on August 18, 2005, the shareholders approved a change of the Company's name from Taylor Madison Corp. to Telzuit Medical Technologies, Inc, which is more synonymous with the nature of the Company's current operations.

BUSINESS  OF  THE  ISSUER

OVERVIEW

Telzuit Medical is a company focused on researching, developing and marketing ambulatory medical devices which monitor, measure, and record physiological signals generated by the body. Our initial product will be our "Bio-Patch Wireless Holter Monitor" (the "Bio-Patch" or the "Bio-Patch Holter Monitor"), a 12-lead, wireless holter heart monitor which measures, records, and transmits physiological signals associated with a patient's cardiovascular system. The Bio-Patch is attached to a patient's chest and consists of six (6) electrodes that are imbedded in a disposable bandage-like strip. The Bio-Patch captures electrical impulses of the patient's heart and transmits this information to a cellular telephone-like device that the patient carries. This device (the "Unit") measures and records the electrical activity of the patient's heart. Every two (2) to four (4) hours, the recorded information is sent through cellular telephone towers, frame relay systems and switching stations. Ultimately, the recorded heart activity information is received by a computer or other device through which cellular or satellite communications can be transmitted, and then evaluated by a physician. We are developing an intranet type of communication network through which heart activity data is transmitted and which we believe will be useful in implementing other wireless monitoring devices.

DESCRIPTION OF HEART MONITOR SYSTEMS AND ECGS

A heart monitor system is a system used to monitor and record changes in physiological signals associated with a patient's cardiovascular system. Heart monitor systems are used by heart specialists known as cardiologists to collect physiological data for electrocardiogram or "ECG" tests for the purpose of detecting and identifying cardiovascular disease.

There are several mobile heart monitoring devices currently being utilized today which fall into two (2) main categories. Event monitoring devices are designed to detect a specific heart symptom at or about the time it is taking place. Event monitors require patients to determine if they are experiencing unusual heart activity and to hold a recording device to their heart. Once the heart activity is recorded, the patient must call the physician and place the recording device on the handset of a telephone. The recorded information is then transmitted over the telephone to the physician for evaluation.

The other type of heart monitoring device currently being prescribed by physicians is designed to continuously record heart activity over a designated period of time. These devices, which are commonly known as "holter monitors," are worn by the patient, collect and store information, and are later returned to the physician for evaluation. Continuous heart monitoring devices do not transmit event information to the physician while being worn by the patient.

ECG testing incorporates 10 electrical sensory lead connectors that are attached to vital areas of a patient's chest. These sensory leads can detect an array of heart activity and other related information. The design of our Bio-Patch provides for a full twelve-lead (clinical quality) ECG. In addition, the Bio-Patch Wireless Holter Monitoring System (the "Bio-Patch System") can be programmed to transmit information at different time intervals. Our device can be patient activated or automatically activated based on a physician's prescribed time limits. Because the Bio Patch records information on a continuous basis and is also capable of transmitting event information upon its occurrence, we believe that our heart-monitoring device combines the technologies of both event and continuous-type heart monitoring devices.

DESCRIPTION  OF  CURRENT  PRODUCTS

     BIO-PATCH  WIRELESS  HOLTER  HEART  MONITOR

In December 2004, we completed the design, fabrication and testing of a pre-production model of our first product for commercialization, our battery-operated, digital 12-lead Bio-Patch Wireless Holter Monitor. Since then, we have been improving the Bio-Patch by creating second and third generation products. However, additional significant development has continued regarding the entire Bio-Patch System. The Bio-Patch System has a substantial amount of highly-technical, state-of-the-art computer hardware as well as advanced database software, Philips Medical's FDA-approved algorithm, and a cellular telephone-PDA with specially designed software, all of which communicate to transmit, receive and store a patient's biometric heart data. Delivery of this biometric heart data to the treating physician is being programmed, as most physicians will wish to access information concerning their patients via our internet web portal. As discussed below, the Bio-Patch will be used as the primary component of a 12-lead ambulatory heart monitor system to acquire, process, amplify and store physiological signal data.

The Bio-Patch is an ambulatory patient heart monitor and recording system that will allow a patient's heart to be continuously monitored over a period of 24 to 48 hours while the patient carries out his or her daily activities away from the physician's office or hospital. The Bio-Patch is comprised of a disposable bandage-like strip, which is imbedded with lead sensory connectors.
A battery attached to the strip activates the lead sensory connectors to transmit heart activity information. The battery life lasts between 24 and 48 hours, at which time the patient must discard the old patch and replace it with a new one.

In operation, the Bio-Patch will be used in conjunction with a Unit, which includes a cellular telephone device (commonly referred to as a "PDA") capable of recording the data transmitted from our Bio-Patch. The testing we have conducted and relied upon from independent sources has lead us to believe that a properly designed PDA device is capable of recording information transmitted from our Bio-Patch. We, therefore, intend to acquire the Unit from manufacturers of PDA's, modify these devices physically and equip them with software to permit the transmission of heart activity received from the Bio-Patch.

We have designed a communication system as an intranet through which data collected by the Bio-Patch can be transmitted through any form of cellular technology. Information transmitted by each Bio-Patch will be routed through cellular towers to a switching station maintained at our corporate offices in Orlando, Florida. We have licensed computer software that will monitor the heart activity of patients wearing our Bio-Patch. This software, which has been developed by Philips Medical and other medical service providers, can detect irregular heart activity. The Company is currently training personnel in the operation of the communication system.

Patients using the Bio-Patch will be able to move around freely while data is collected and sent in near real time from the patient module to the monitoring center. At the conclusion of the recording period, the patient returns the Unit to the cardiologist. The patient's information, having been sent via cell phone to the monitoring center, is then analyzed by the Philips' algorithm. After the prescribing period, the physician is able to access the patient information via secure web portal and download raw data and a report. The physician then interprets all of the information available to him or her to make a diagnosis. The Bio-Patch System is entirely diagnostic and is not intended to be a life-saving device.

In December 2005, we demonstrated a working prototype of the Bio-Patch Wireless Holter Monitor at the Company's Medical Advisory Board meeting in Washington, D.C. During the demonstration, cardiac data was transmitted from the wireless Bio-Patch to the accompanying PDA, and then transferred wirelessly back to the Company's data center in Orlando, Florida. The data was then processed using the Company's IBM hardware and software and Philips software algorithm to create a full, clinical quality, 12-lead ECG. The Company is continuing to develop the software needed to automate transmission of the cardiac data and develop the Bio-Patch technology to the point of commerical viability. Mr. Larry Goff was retained by the Company on January 25, 2006 to oversee the final development of all necessary items associated with the Bio-Patch Holter Monitoring System to the point of commercial viability.

DESCRIPTION  OF  NEW  PRODUCTS  AND  SERVICES

     BIO-PATCH  SLEEP  APNEA  DEVICE

The Company intends to file an application with the FDA for approval of a new sleep apnea device based on the Bio-Patch wireless system. Sleep apnea currently affects an estimated 12 to 25 million people in the United States. We anticipate that our new sleep apnea device will be able to assist in the diagnosis of this condition, making it much less intrusive to the patient.

     ELDERLY  PATIENT  WIRELESS  MONITORING  SYSTEM

The Company has patented a long-term monitoring device which utilizes the proprietary Bio-Patch design (the "Elderly Patient Wireless Monitor"). The Elderly Patient Wireless Monitor is designed primarily for use by patients in nursing homes and other assisted-living facilities. This product will be used to measure basic biometric data on patients and will also be able to alert staff if a patient has fallen. The patient's data is relayed to both a PDA and a centralized computer monitor to allow the patient's caregivers to monitor the patient with greater accuracy and efficiency. The Company hopes to have this product to market by the end of 2006.

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

     MEDICAL  CLINICS

The Company has identified key personnel who possess expertise in owning, operating and building medical clinics. The Company has decided to build on this expertise, as well as the Company's prime location in Central Florida, to target the opening of six (6) medical clinics. The Company believes that expanding its current business plan to include the operation of medical clinics may generate positive operating results and a positive cash flow. The Company hopes to create and take advantage of a synergy among the Company's medical clinics, the Bio-Patch and the pharmaceutical companies and their chosen Clinical Research Organizations.

In September 2005, in furtherance of this plan, the Company entered into a consulting agreement with Warren Stowell, a director of the Company, who has experience in the private and public health care industry. In addition, on November 21, 2005, the Company leased space for its first walk-in clinic. On January 4, 2006, the Company signed an agreement to lease space for a second location. We are currently in the process of obtaining all requisite approvals and licenses to operate medical clinics at these locations. The Company hopes to have both locations fully operational by the end of the second calendar quarter of 2006. On December 8, 2005, the Company formed Immediate Quality Care Clinics, Inc., a Florida corporation and wholly-owned operating subsidiary of the Company, which will own and operate the walk-in medical clinics.

COMPETITION

The market for ambulatory medical devices is highly competitive, and competition is expected to continue to increase. Many of our existing competitors have significantly greater financial, human, technical and marketing resources than we do. Our competitors may develop products and services that are superior to ours or that achieve greater market acceptance than our offerings. We may not be able to compete successfully against current and future sources of competition and competitive pressures faced by us may have a material adverse affect on our business, results of operations and financial condition. The market for medical monitoring products is characterized by rapidly changing technology, evolving industry standards, and price competition. There are no substantial barriers to entry, and we expect that competition will be intense and may increase. We cannot assure you that we will be able to compete successfully with existing competitors or new competitors. Our principal competitors in the ambulatory heart monitor market include CardioNet, Inc., which markets a 3-lead, ambulatory ECG monitor system claimed to record and wirelessly transmit physiological data by radiofrequency (RF) to a handheld PDA for subsequent modem or Internet transmission; Cardiac Telecom, Inc., which markets an ambulatory heart monitor system claimed to wirelessly transmit ECG data by way of a processor / phone-connected station; Raytel Medical, which markets an ambulatory heart monitor system claimed to transmit data by telephone; Mortara Instrument, which manufacturers and markets a 12-lead Holter ECG system; SGN-Signalife, which is developing a heart monitoring system that employs wire leads attached to the patient's body and fed back back into a PDA for cardiac monitoring; and Card Guard, which markets event recorders as well as operating monitoring centers through its two divisions in the United States, Instromedix and Lifewatch.

MARKET SIZE

Cardiovascular disease is the leading cause of death in the industrialized world. According to the American Heart Association's "Heart Disease and Stroke Statistics-2005 Update" (available at www.americanheart.org):

- Approximately 71,100,000 people in the United States suffer from one or more types of cardiovascular disease;

- Heart disease and stroke, the principal components of cardiovascular disease, claim more lives in the United States each year than the next five leading causes of death combined;

- In 2002, cardiovascular disease accounted for 38% of all deaths, or one of every 2.6 deaths in the United States;

-    Patients  who  have  suffered  heart  attacks  in  the United States number
     7.1 million, congestive heart failure 4.9 million, and angina 6.4 million; and

- In 2005, the estimated direct and indirect cost of cardiovascular disease in the United States will be $393.5 billion.

The Center for Disease Control has stated that, if all forms of major cardiovascular disease were eliminated, life expectancy would rise by almost seven years while, in comparison, if all forms of cancer were eliminated, the gain in life expectancy would be only three years.

SALES  AND  MARKETING

We intend to market our products and services directly to physicians and other medical care providers, and plan to also use strategic alliances with independent medical distributors. Once our heart monitoring device is ready to market, we plan to assemble an in-house sales force to promote and offer our products. We believe that a direct sales approach will enable us to maintain control over our relationship with the medical community and allow for better product feedback to take place.

Our sales staff intends to promote our products and services at regional and national conventions, medical trade shows and through professional organizations. We will also seek sales assistance from outside companies, such as AlphaMedica, whose promotional and educational programs are well known in the medical community. We also intend to utilize more conventional means to market and promote our products and services, such as advertisements through medical publications, press releases, direct mail, internet web sites and product samples.

PRICING  STRATEGY

Unlike other suppliers of heart monitoring devices, we do not expect to derive any significant revenues from our Bio-Patch or Bio-Patch System, and plan to provide these products to physicians at little to no cost. Our revenues are anticipated to come through reimbursements from Medicare and insurance providers for the monitoring and information collecting services that we will provide. Current Medicare and most insurance coverage provides reimbursements for heart monitoring and analysis, heart activity recording and patient activation services, all of which we should qualify for once our product gets to market. Physicians who prescribe heart-monitoring devices also receive reimbursements from Medicare and insurance providers for patient hook-up, patient evaluation, and data review services they provide.

MANUFACTURING  CAPACITY

To date, we have fabricated our prototypes and proof of concept devices in-house. Our manufacturing strategy dictates that we rely upon third party FDA-certified contract manufacturers or joint-venture partners, both domestically and off-shore, to satisfy production requirements when we are able to introduce our products to market. Most of the components of our products are standard parts available from multiple supply sources at competitive prices. This, coupled with the significant start-up cost advantages associated with contractors, particularly off-shore contractors, should minimize production and product costs.

RESEARCH AND DEVELOPMENT

We currently conduct research and early stage development activities in-house with engineering consultants. We retain title to all improvements or enhancements to our technology developed by or worked on by our engineering consultants under their contracts. The research and development expenses for Telzuit Technologies, LLC during the fiscal years ending December 31, 2004 and December 31, 2003 were $341,303 and $ 438,101, respectively. None of these expenditures were borne by customers. We have budgeted $500,000 for research and development for the fiscal year ending June 30, 2006.

REGULATORY OVERVIEW

Our products are medical devices subject to extensive regulation by the United States Food and Drug Administration ("FDA") and other regulatory agencies. FDA regulations govern, among other things, the following activities that we perform and will continue to perform in connection with our medical devices:

          -    product design and development;

          -    product testing;

          -    product manufacturing;

          -    product labeling and packaging;

          -    product handling, storage, and installation;

          -    pre-market clearance or approval;

          -    advertising and promotion; and

          -    product sales, distribution, and servicing.

Unless an exemption applies, each medical device we wish to commercially distribute in the U.S. must first receive 510(k) clearance or pre-market approval from the FDA. The FDA classifies all medical devices into one of three classes. Devices deemed to pose lower risk are placed in either class I or II, which requires the manufacturer to subject to the FDA a 510(k) pre-market notification, requesting clearance of the device for commercial distribution in the U.S. Some low risk devices are exempt from this requirement. Devices deemed by the FDA to pose the greatest risk, such as life sustaining, life-supporting or implantable devices, or devices deemed not substantially equivalent to a previously 510(k) cleared device are placed in class III, requiring pre-market approval.

The 510(k) clearance process is the process applicable to our current products. To obtain 510(k) clearance, we must submit a pre-market notification to the FDA demonstrating that the proposed device is substantially equivalent to a previously cleared 510(k) device, a device that was in commercial distribution before May 28, 1976, for which the FDA has not yet called for the submission of pre-market approval applications, or is a device that has been reclassified from class III to either class II or I. The FDA's 510(k) clearance process usually takes from three to twelve months from the date the application is submitted and filed by the FDA, but it can take significantly longer.

After a device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, will require a new 510(k) clearance or could require pre-market approval. The FDA requires each manufacturer to make this determination initially, but the FDA can review any such decision and can disagree with a manufacturer's determination. If the FDA disagrees with a manufacturer's determination, the FDA can require the manufacturer to cease marketing and/or recall the modified device until 510(k) clearance or pre-market approval is obtained.

A pre-market approval application must be submitted if the medical device is in class III (although the FDA has the discretion to continue to allow certain pre-amendment class III devices to use the 510(k) process) or cannot be cleared through the 510(k) process. A pre-market approval application must be supported by, among other things, extensive technical, preclinical, clinical trials, manufacturing and labeling data to demonstrate to the FDA's satisfaction the safety and effectiveness of the device.

After a pre-market approval application is submitted and filed, the FDA begins an in-depth review of the submitted information, which typically takes between one and three years, but may take significantly longer. During this review period, the FDA may request additional information or clarification of information already provided. Also during the review period, an advisory panel of experts from outside the FDA will be convened to review and evaluate the application and provide recommendations to the FDA as to the approvability of the device. In addition, the FDA will conduct a pre-approval inspection of the manufacturing facility to ensure compliance with Quality System regulations. New pre-market approval applications or pre-market approval application supplements are required for significant modifications to the manufacturing process, labeling and design of a device that is approved through the pre-market approval process. Pre-market approval supplements often require submission of the same type of information as a pre-market approval application, except that the supplement is limited to information needed to support any changes from the device covered by the original pre-market approval application, and may not require such extensive clinical data or the convening of an advisory panel.

A clinical trial is almost always required to support a pre-market approval application and is sometimes required for a 510(k) pre-market notification. Clinical trials generally require submission of an application for an investigational device exemption to the FDA. The investigational device exemption application must be supported by appropriate data, such as animal and laboratory testing results, showing that it is safe to test the device in humans and that the investigational protocol is scientifically sound. The investigational device exemption application must be approved in advance by the FDA for a specified number of patients, unless the product is deemed a non-significant risk device and eligible for more abbreviated investigational device exemption requirements. Clinical trials for a significant risk device may begin once the investigational device exemption application is approved by the FDA as well as the appropriate institutional review boards at the clinical trial sites, and the informed consent of the patients participating in the clinical trial is obtained.

After a medical device is placed on the market, numerous FDA regulatory requirements apply, including, but not limited to the following:

- Quality System regulation which requires manufacturers to follow design, testing, control, documentation and other quality assurance procedures during the manufacturing process;

- Establishment Registration, which requires establishments involved in the production and distribution of medical devices, intended for commercial distribution in the U.S. to register with the FDA;

- Medical Device Listing which requires manufacturers to list the devices they have in commercial distribution with the FDA;

- Labeling regulations, which prohibit "misbranded" devices from entering the market and prohibit the promotion of products for unapproved or "off-label" uses and impose other restrictions on labeling;

- Medical Device Reporting regulations, which require that manufacturers report to the FDA if their device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if it were to recur.

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

Failure to comply with applicable regulatory requirements can result in enforcement action by the FDA, which may include one or more of the following sanctions:

-    fines, injunctions, and civil penalties;

-     mandatory  recall  or  seizure  of  our  products;

-     administrative  detention  or  banning  of  our  products;

- operating restrictions, partial suspension or total shutdown of production;

- refusing our request for 510(k) clearance or pre-market approval of new product versions;

- revocation of 510(k) clearance or pre-market approvals previously granted; and

-    criminal  penalties.

PATENTS AND LICENSES

UNITED STATES PATENT APPLICATIONS

We hold the following patent applications filed with the United States Patent and Trademark Office:

- Serial No. 10/476,437, captioned WIRELESS MEDICAL MONITORING APPARATUS AND SYSTEM filed on October 3, 2003, which relates to the field of medical monitoring of patients and, more particularly, to a disposable electrode patch and apparatus for wireless monitoring of medical patients;

- Serial No. 60/701,016, captioned WIRELESS MONITOR FOR SLEEP APNEA, filed on July 20, 2005 which relates to a medical monitoring apparatus and, more specifically, to a wireless patch for monitoring sleep apnea; and

- Serial No. 60/720,997, captioned ELDERLY PATIENT WIRELESS MONITORING SYSTEM, filed on September 27, 2005 which relates to medical monitoring and, more specifically, to a disposable electrode patch and apparatus for wireless monitoring of elderly patients and similarly debilitated individuals.

Stephan Kroecker and Rick Krampe are the inventors named in the patent applications captioned WIRELESS MEDICAL MONITORING APPARATUS AND SYSTEM. The inventors have assigned their rights to Telzuit Technologies, LLC, and their assignments have been recorded with the U.S. Patent and Trademark Office. These rights have subsequently been assigned to Telzuit Technologies, Inc., and the assignments have been recorded with the U.S. Patent and Trademark Office.

Michael Vosch is the sole inventor named in the patent applications for WIRELESS MONITOR FOR SLEEP APNEA and ELDERLY PATIENT WIRELESS MONITORING SYSTEM. The inventor has assigned his rights to Telzuit Technologies, LLC, and the assignments have been recorded with the U.S Patent and Trademark Office. These rights have subsequently been assigned to Telzuit Technologies, Inc., and the assignments have been recorded with the U.S. Patent and Trademark Office.

We currently are waiting for initial comment from the United States Patent and Trademark Office for utility patent application serial no. 10/476,437, captioned WIRELESS MEDICAL MONITORING APPARATUS AND SYSTEM filed on October 3, 2003, which generally occurs between two and two and one-half years after submission, based upon current Patent and Trademark Office staffing levels. We anticipate that it will take 3 to 5 years for this patent application to issue.

Provisional patent application serial no. 60/701,016 captioned WIRELESS MONITOR FOR SLEEP APNEA filed on July 20, 2005, and Serial No. 60/720,997 captioned ELDERLY PATIENT WIRELESS MONITORING SYSTEM filed on September 27, 2005, will not be examined by the United States Patent and Trademark Office. These applications will be converted to a utility patent application within one year of the provisional patent application filing date. Once the utility patent applications are filed, initial comment from the United States Patent and Trademark Office should occur between two and two and one-half years after submission, based upon current Patent and Trademark Office staffing levels.

FOREIGN  PATENTS  AND  PATENT  APPLICATIONS

We  hold  the  following patents issued in foreign countries for our technology:

-    South African Patent No. 2003/8435 issued November 24, 2004.

-    Singapore  Patent  No.  200306482-1  issued  May  3,  2002.

We  also  hold  the  following  patent  applications filed in foreign countries:

- Australia - Serial No. 2002308580, captioned WIRELESS MEDICAL MONITORING APPARATUS AND SYSTEM filed on October 27, 2003, which relates to the field of medical monitoring of patients and, more particularly, to a disposable electrode patch and apparatus for wireless monitoring of medical patients;

- Canada - Serial No. 2445385 captioned WIRELESS MEDICAL MONITORING APPARATUS AND SYSTEM filed on October 27, 2003, which relates to the field of medical monitoring of patients and, more particularly, to a disposable electrode patch and apparatus for wireless monitoring of medical patients;

- Europe - Serial No. 02769318.3 captioned WIRELESS MEDICAL MONITORING APPARATUS AND SYSTEM filed on November 12, 2003, which relates to the field of medical monitoring of patients and, more particularly, to a disposable electrode patch and apparatus for wireless monitoring of medical patients;

- India - Serial No. 0178/DELNP/2003 captioned WIRELESS MEDICAL MONITORING APPARATUS AND SYSTEM filed on October 29, 2003, which relates to the field of medical monitoring of patients and, more particularly, to a disposable electrode patch and apparatus for wireless monitoring of medical patients;

- Japan - Serial No. 586810-2002 captioned WIRELESS MEDICAL MONITORING APPARATUS AND SYSTEM filed on October 29, 2003, which relates to the field of medical monitoring of patients and, more particularly, to a disposable electrode patch and apparatus for wireless monitoring of medical patients;

- Mexico - Serial No. PA/a/2003/010059 captioned WIRELESS MEDICAL MONITORING APPARATUS AND SYSTEM filed on November 3, 2003, which relates to the field of medical monitoring of patients and, more particularly, to a disposable electrode patch and apparatus for wireless monitoring of medical patients;

- New Zealand - Serial No. 529191 captioned WIRELESS MEDICAL MONITORING APPARATUS AND SYSTEM filed on October 29, 2003, which relates to the field of medical monitoring of patients and, more particularly, to a disposable electrode patch and apparatus for wireless monitoring of medical patients; and

- South Korea - Serial No. 10-2003-7014237 captioned WIRELESS MEDICAL MONITORING APPARATUS AND SYSTEM filed on October 24, 2003, which relates to the field of medical monitoring of patients and, more particularly, to a disposable electrode patch and apparatus for wireless monitoring of medical patients.

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

COSTS  AND  EFFECTS  OF  COMPLIANCE  WITH  ENVIRONMENTAL  LAWS

There are no special or unusual environmental laws or regulations that will require us to make material expenditures or that can be expected to materially impact the operation of our business.

EMPLOYEES

We  currently have ten (10) full-time employees and engage the services of eight
(8) engineering, marketing and financial consultants on a part-time basis. None of our employees are represented by a labor union and we consider our relationships with our employees to be good.

REPORTS  TO  SECURITY  HOLDERS

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Copies of the reports, proxy statements and other information may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW

Telzuit Medical is a development stage company focused on researching, developing and marketing ambulatory medical devices which monitor, measure, and record physiological signals generated by the body. Our initial product will be our "Bio-Patch Wireless Holter Monitor", a 12-lead, wireless Holter heart monitor which measures, records, and transmits physiological signals associated with a patient's cardiovascular system. The Bio-Patch is attached to a patient's chest and consists of electrodes that are imbedded in a disposable bandage-like strip. The Bio-Patch captures electrical impulses of the patient's heart and transmits this information to a cellular telephone-like device that the patient carries. This device measures and records the electrical activity of the patient's heart. Every two (2) to four (4) hours, the recorded information is sent through cellular telephone towers, frame relay systems and switching stations. Ultimately, the recorded heart activity information is received by a computer or other device through which cellular or satellite communications can be transmitted, and then evaluated by a physician. We are developing an intranet type of communication network through which heart activity data is transmitted and believe it will be useful in implementing other wireless monitoring devices. The Company hopes to introduce the Bio-Patch to the market during the second calendar quarter of 2006.

PRIOR  GOING  CONCERN;  DEVELOPMENT  STAGE  COMPANY

In early 2005, the Company discontinued operations and became a shell company with no operations. On May 6, 2005, the Company entered into the Share Exchange Agreement with Telzuit Technologies, LLC. Pursuant to the Share Exchange
Agreement, the Company acquired all of the issued and outstanding capital stock of Telzuit Technologies, Inc., in exchange for 2,207,723 of the Company's Series B Preferred Stock. By acquiring all of the issued and outstanding capital stock of Telzuit Technologies, Inc., the Company acquired certain know-how, trade secrets and other proprietary intellectual property rights relating to the development of ambulatory medical devices, including the Bio-Patch Wireless Holter Monitor (collectively referred to herein as the "Bio-Patch Technologies"). As a result of the closing of the transactions contemplated by the Share Exchange Agreement, including the 1-for-31 reverse stock split, the owners of Telzuit Technologies, LLC (including Donald Sproat,
James Tolan, and Michael Vosch, each officers of the Company) acquired approximately 70% of our voting capital stock, and our shareholders existing immediately prior to the closing held approximately 2.5% of our voting capital stock.

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

We currently are a development stage company under the provisions of SFAS No. 7, and have negative cash flows from operations and no current established source of revenue. We do not anticipate that we will start selling our initial product until some time during the second calendar quarter of 2006. The foregoing matters had raised substantial doubt about the ability of our Company to continue as a going concern. Based on unanticipated expenses necessary to develop the Bio-Patch technology to the point of commerical viability , the Company does not have enough cash to continue operations at historical levels beyond the first calendar quarter of 2006. Although the Company recently completed financings in May, June and August of 2005 for an aggregate of $4,456,860, management believes that the Company will need to raise an additional $2,000,000 to conintue our business for at least the next twelve (12) months. Telzuit Technologies, LLC has incurred losses since inception. See "Liquidity And Capital Resources" below.

RECENT  EVENTS

 RECENT  EVENTS

     On January 23, 2006, the Company retained the services of consultant Larry Goff, a medical device engineer, to direct the development and launch of the Bio-Patch.

     On January 11, 2006, the Board of Directors of the Company named Kenneth Adams to serve as a director of the Company. Mr. Adams will serve as a Class III Director, with term expiring in 2006.

     On January 4, 2006, the Company entered into an agreement to lease space for a walk-in medical clinic. Previously, on November 21, 2005, the Company leased space for its first walk-in clinic. The Company has executed related agreements for work necessary to prepare both locations for operation as medical clinics. The Company is currently involved in negotiations to lease space at a third location.

     On December 8, 2005, the Company formed a wholly-owned operating subsidiary, Immediate Quality Care Clinics, Inc., a Florida corporation, to own and operate the walk-in medical clinics that the Company plans to open in 2006.

     On November 17, 2005, the Company entered into a Financial Communications Services Agreement with Brainerd Communicators, Inc. ("Brainerd"), pursuant to which Brainerd will work directly with management on message development and implementing initiatives to build awareness of the Company among key financial audiences.

     On November 17, 2005, the Company retained Mark L. Baum and James B. Panther to provide consulting services relating to management advisement, strategic planning and marketing in connection with the business, and advisory and consulting related to the Company becoming a publicly traded and reporting company.

     On October 10, 2005, the Company entered into an employment agreement with Ronald Earl Breininger, Jr., M.D., pursuant to which Mr. Breininger is to serve as the Company's Medical Director. Mr. Breininger will supervise the training of the Company's medical employees; develop and approve standard procedures and protocols; participate as a member of the Company's medical advisory board; report to the appropriate governmental entities regarding Medicare and Medicaid; and meet with management and health care professionals to review the Company's products, services, and quality improvement.

     On September 21, 2005, the Company entered into a consulting agreement with Thomas Sproat for marketing and promotional activities in connection with the launch of the Company's initial product. Thomas Sproat is the brother of Don Sproat, the Company's Chief Executive Officer and a director.

     On September 19, 2005, the Company entered into an agreement with Warren Stowell, a director of the Company, for consulting services related to the Company's plan to develop, own and operate medical clinics. Mr. Stowell has more than twenty-three years of experience in the private and public health care industry.

RESEARCH  AND  DEVELOPMENT

In December 2004, we completed the design, fabrication and testing of a pre-production model of our first product for commercialization, our battery-operated, digital 12-lead Bio-Patch Wireless Holter Monitor. As discussed below, the Bio-Patch will be used as the primary component of a 12-lead ambulatory heart monitor system to acquire, process, amplify and store physiological signal data.

 The Bio-Patch is an ambulatory patient heart monitor and recording system that will allow a patient's heart to be continuously monitored over a period of 24 to 48 hours while the patient carries out his or her daily activities away from the physician's office or hospital. The Bio-Patch is comprised of a disposable bandage-like strip, which is imbedded with lead sensory connectors.
A battery attached to the strip activates the lead sensory connectors to transmit heart activity information. The battery life lasts between 24 and 48 hours, at which time the patient must discard the old patch and replace it with a new one.

In operation, the Bio-Patch will be used in conjunction with the Bio-Patch System, which includes a cellular telephone device (commonly referred to as a "PDA") capable of recording the data transmitted from our Bio-Patch. The testing we have conducted and relied upon from independent sources has lead us to believe that a properly designed PDA device is capable of recording information transmitted from our Bio-Patch. We, therefore, intend to acquire the Bio-Patch System from manufacturers of PDA's, modify these devices physically and equip them with software to permit the transmission of heart activity received from the Bio-Patch.

We have designed a communication system as an intranet through which data collected by the Bio Patch can be transmitted through any form of cellular technology. Information transmitted by each Bio-Patch will be routed through cellular towers to a switching station maintained at our corporate offices in Orlando, Florida. We have licensed computer software that will monitor the heart activity of patients wearing our Bio-Patch. This software, which has been developed by Philips Medical and other medical service providers, can detect irregular heart activity. The Company is currently training personnel in the operation of the communication system.

Patients using the Bio-Patch will be able to move around freely while data is collected and sent in near real time from the patient module to the monitoring center. At the conclusion of the recording period, the patient returns the Unit to the cardiologist. The patient's information, having been sent via cell phone to the monitoring center, is then analyzed by the Philips' algorithm. After the prescribing period, the physician is able to access the patient information via secure web portal and download raw data and a report. The physician then interprets all of the information available to him or her to make a diagnosis. The Bio-Patch System is entirely diagnostic and is not intended to be a life-saving device.

In December 2005, we demonstrated a working prototype of the Bio-Patch Wireless Holter Monitor at the Company's Medical Advisory Board meeting in Washington, D.C. During the demonstration, cardiac data was transmitted from the wireless Bio-Patch to the accompanying PDA, and then transferred wirelessly back to the Company's data center in Orlando, Florida. The data was then processed using the Company's IBM hardware and software and Philips software algorithm to create a full, clinical quality, 12-lead ECG. The Company is continuing to develop the software needed to automate transmission of the cardiac data and develop the Bio-Patch technology to the point of commerical viability. Mr. Larry Goff was retained by the Company on January 25, 2006 to oversee the final development of all necessary items associated with the Bio-Patch Holter Monitoring System to the point of commercial viability.

DESCRIPTION  OF  NEW  PRODUCTS

     BIO-PATCH  SLEEP  APNEA  DEVICE

The Company intends to file an application with the FDA for approval of a new sleep apnea device based on the Bio-Patch wireless system. Sleep apnea currently affects an estimated 12 to 25 million people in the United States. We anticipate that our new sleep apnea device will be able to assist in the diagnosis of this condition, making it much less intrusive to the patient.

     ELDERLY  PATIENT  WIRELESS  MONITORING  SYSTEM

The Company has patented a long-term monitoring device which utilizes the proprietary Bio-Patch design (the "Elderly Patient Wireless Monitor"). The Elderly Patient Wireless Monitor is designed primarily for use by patients in nursing homes and other assisted-living facilities. This product will be used to measure basic biometric data on patients and will also be able to alert staff if a patient has fallen. The patient's data is relayed to both a PDA and a centralized computer monitor to allow the patient's caregivers to monitor the patient with greater accuracy and efficiency. The Company hopes to have this product to market by the end of 2006.

     MEDICAL  CLINICS

The Company has identified key personnel who possess expertise in owning, operating and building medical clinics. The Company has decided to build on this expertise, as well as the Company's prime location in Central Florida, to target the opening of six (6) medical clinics. The Company believes that expanding its current business plan to include the operation of medical clinics may generate positive operating results and a positive cash flow. The Company hopes to create and take advantage of a synergy among the Company's medical clinics, the Bio-Patch and the pharmaceutical companies and their chosen Clinical Research Organizations.

In September 2005, in furtherance of this plan, the Company entered into a consulting agreement with Warren Stowell, a director of the Company, who has experience in the private and public health care industry. In addition, on November 21, 2005, the Company leased space for its first walk-in clinic. On January 4, 2006, the Company signed an agreement to lease space for a second location. We are currently in the process of obtaining all requisite approvals and licenses to operate medical clinics at these locations. The Company hopes to have both locations fully operational by the end of the second calendar quarter of 2006. On December 8, 2005, the Company formed Immediate Quality Care Clinics, Inc., a Florida corporation and wholly-owned operating subsidiary of the Company, which will own and operate the walk-in medical clinics.

RESULTS  OF  OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management. Historical financial information presented is that of Telzuit Technologies, LLC, the legal acquirer of Telzuit Medical Technologies, Inc. pursuant to the Share Exchange Agreement.

COMPARISON OF HISTORICAL RESULTS - QUARTER ENDED DECEMBER 31, 2005 AND QUARTER ENDED DECEMBER 31, 2004

REVENUES. Overall net revenues for the quarter ended December 31, 2005 were $0, as compared to $0 for the quarter ended December 31, 2004. In May 2005, the Company acquired Telzuit Technologies, Inc. and changed its focus to the development of ambulatory medical devices.

GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses consisted of payroll and related expenses for executive, accounting and administrative personnel, professional fees and other general corporate expenses. General and administrative expenses for the quarter ended December 31, 2005 were $2,072,330, as compared to general and administrative expenses of $115,700 for the quarter ended December 31, 2004. These general and administrative costs have increased as our activity levels have increased in connection with the decision to change our business from a shell company to an operating company.

RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenditures for the quarter ended December 31, 2005 were $147,002, as compared to research and development expenditures of $83,292 for the quarter ended December 31, 2004. These research and development expenses have increased due to unanticipated expenses necessary to develop the Bio-Patch technology to the point of commercial viability.

NET INCOME (LOSS). The net loss for the quarter ended December 31, 2005 was $2,207,748, as compared to a net loss of $198,967 for the quarter ended December 31, 2004. The increase in net loss is primarily due to (i) unanticipated delays and expenses in developing the Bio-Patch technology to the point of commercial viability, and (ii) the issuance of stock to service providers for services rendered.

COMPARISON OF HISTORICAL RESULTS - SIX MONTHS ENDED DECEMBER 31, 2005 AND SIX MONTHS ENDED DECEMBER 31, 2004

REVENUES. Overall net revenues for the six months ended December 31, 2005 were $0, as compared to $0 for the six months ended December 31, 2004. In May 2005, the Company acquired Telzuit Technologies, Inc. and changed its focus to the development of ambulatory medical devices.

GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses consisted of payroll and related expenses for executive, accounting and administrative personnel, professional fees and other general corporate expenses. General and administrative expenses for the six months ended December 31, 2005 were $6,243,860, as compared to general and administrative expenses of $401,533 for the six months ended December 31, 2004. These general and administrative costs have increased as our activity levels have increased in connection with the decision to change our business from a shell company to an operating company.

RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenditures for the six months ended December 31, 2005 were $177,278, as compared to research and development expenditures of $165,770 for the six months ended December 31, 2004. These research and development expenses have increased due to unanticipated expenses necessary to develop the Bio-Patch technology to the point of commercial viability.

NET INCOME (LOSS). The net loss for the six months ended December 31, 2005 was $7,313,925, as compared to a net loss of $566,953 for the six months ended December 31, 2004. The increase in net loss is primarily due to (i) unanticipated delays and expenses in developing the Bio-Patch technology to the point of commercial viability, and (ii) the issuance of stock to service providers for services rendered.

COMPARISON OF HISTORICAL RESULTS - QUARTER ENDED SEPTEMBER 30, 2005 AND QUARTER ENDED SEPTEMBER 30, 2004.

REVENUES. Overall net revenues for the quarter ended September 30, 2005 were $0, as compared to overall net revenues of $0 for the quarter ended September 30, 2004. In May 2005, the Company acquired Telzuit Technologies, Inc. and changed its focus to the development of ambulatory medical devices.

GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses consisted of payroll and related expenses for executive, accounting and administrative personnel, professional fees and other general corporate expenses. General and administrative expenses for the quarter ended September 30, 2005 were $4,171,529, as compared to general and administrative expenses of $285,834 for the quarter ended September 30, 2004. These general and administrative costs have increased as our activity levels have increased in connection with the decision to change our business from a shell company to an operating company.

RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenditures for the quarter ended September 30, 2005 were $30,277, as compared to research and development expenditures of $82,478 for the quarter ended September 30, 2004. These research and development expenses have decreased because most of the research and development for our initial product, the Bio-Patch Wireless Holter Monitor, was completed in 2004, and the Company's subsequent products have been built off of the Bio-Patch platform.

NET INCOME (LOSS). The net loss for the quarter ended September 30, 2005 was $5,106,177, as compared to a net loss of $367,985 for the quarter ended September 30, 2004. The increase in net loss is primarily due to (i) the issuance of stock to employees and board members as compensation; (ii) amortization of the beneficial conversion feature on the convertible debentures;
(iii) debt issuance costs, including legal fees and commissions; and (iv) the issuance of stock to service providers for services rendered.

COMPARISON OF HISTORICAL RESULTS - FISCAL YEARS ENDED DECEMBER 31, 2004 AND DECEMBER 31, 2003; SIX MONTHS ENDED JUNE 30, 2005 AND JUNE 30, 2004 (UNAUDITED).

REVENUES. Overall net revenues for the year ended December 31, 2004 were $0, as compared to net revenues of $0 for the year ended December 31, 2003. In addition, overall net revenues for the six month period ending June 30, 2005 were $0, as compared to net revenues of $0 for the six month period ending June 30, 2004. In May 2005, the Company acquired Telzuit Technologies, Inc. and changed its focus to the development of ambulatory medical devices.

GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses consisted of payroll and related expenses for executive, accounting and administrative personnel, professional fees and other general corporate expenses. General and administrative expenses for the year ended December 31, 2004 were $843,307, as compared to general and administrative expenses of $777,945 for the year ended December 31, 2003. In addition, general and administrative expenses for the six month period ending June 30, 2005 were $1,247,045, as compared to general and administrative expenses of approximately $441,775 for the six month period ending June 30, 2004. These general and administrative costs have increased as our activity levels have increased in connection with the decision to change our business from a shell company to an operating company.

RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenditures for the year ended December 31, 2004 were $341,303, as compared to research and development expenditures of $438,101 for the year ended December 31, 2003. In addition, research and development expenditures for the six month period ending June 30, 2005 were $86,446, as compared to research and development expenditures of $175,533 for the six month period ending June 30, 2004. These research and development expenses have decreased because most of the research and development for our initial product, the Bio-Patch Wireless Holter Monitor, was completed in 2004, and the Company's subsequent products have been built off of the Bio-Patch platform.

NET INCOME (LOSS). The net loss for the year ended December 31, 2004 was $1,183,302, as compared to a net loss of $1,215,492 for the year ended December 31, 2003. The net loss for the six month period ending June 30, 2005 was $1,493,608, as compared to the net loss of approximately $616,349 for the six month period ending June 30, 2004. The increase in net loss for the six month period ending June 30, 2005 is primarily due to the costs related to the acquisition of all of the outstanding stock of Telzuit Technologies, Inc.

LIQUIDITY  AND  CAPITAL  RESOURCES

     Prior to the Share Exchange Agreement in May of 2005, wherein the Company acquired an operating company, the Company primarily used debt financing to fund its operations. In connection with the financings and Securities Purchase Agreements completed in May and June, the Company received total gross proceeds of approximately $4,256,860 from the issuance of convertible debentures and the private placement of its stock. The Company raised an additional $200,000 in August, as part of those financings, bringing the total gross proceeds to $4,456,860. However, due to unexpected expenses necessary to develop the Bio-Patch technology to the point of commercial viability, the Company does not have enough cash to continue operations at historical levels beyond the first calendar quarter of 2006. Short term, we will have to rely on external sources for funding to support immediate operating requirements. Until such time as we have positive cash flow on a monthly basis, the dependence on external capital will remain. Management believes that the Company will need to raise an additional $2,000,000 to continue our business for at least the next twelve (12) months.

     Our plan of operation for the next twelve (12) months is to continue marketing activities with respect to our Bio-Patch Wireless Holter Monitor, to continue product development activities with respect to our Bio-Patch sleep apnea device and Elderly Patient Wireless Monitoring System, and to continue our plans to own and operate medical clinics. We have budgeted $2,000,000 in cash costs for this twelve (12) month period.

     As discussed above, we believe that our cash on hand will not be sufficient to cover these anticipated expenditures, and the Company will need to raise additional cash in the future as our current cash and working capital resources are depleted. We may seek to raise additional capital through the public or private sale of debt or equity securities, the procurement of advances on contracts or licenses, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing. We also may seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities. We currently do not have any binding commitments for, or readily available sources of, additional financing. We cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations.

OFF-BALANCE  SHEET  ARRANGEMENTS

We  have  no  off-balance  sheet  arrangements.

CRITICAL  ACCOUNTING  POLICIES

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. For a description of those estimates, see Note 2, Significant Accounting Policies, contained in the explanatory notes to our audited financial statements for the year ended June 30, 2005 contained in this prospectus. On an on-going basis, we evaluate our estimates, including those related to reserves, deferred tax assets and valuation allowance, impairment of long-lived assets, fair value of equity instruments issued to consultants for services and estimates of costs to complete contracts. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; however, we believe that our estimates, including those for the above-described items, are reasonable.

RECENT  ACCOUNTING  PRONOUNCEMENTS

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4". The amendments made by Statement 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. Telzuit Medical has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the company's overall results of operations or financial position since Telzuit Medical currently does not have any manufacturing operations or inventory.

In December 2004, the FASB issued SFAS No.153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions." The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The FASB believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the FASB believes this statement produces financial reporting that more faithfully represents the economics of the transactions. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of SFAS 153 shall be applied prospectively. Telzuit Medical has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.123 (revised 2004), "Share-Based Payment". SFAS 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123(R) replaces FASB Statement No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25,
"Accounting for Stock Issued to Employees". SFAS 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. For public entities that file as small business issuers SFAS 123(R) is applicable as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. Telzuit Medical evaluated the impact of the adoption of SFAS 123(R), and believes that the impact will be insignificant to the company's overall results of operations and financial position.

In December 2004 the Financial Accounting Standards Board issued two FASB Staff Positions-FSP FAS 109-1, Application of FASB Statement 109 "Accounting for Income Taxes" to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, and FSP FAS 109-2 Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004. Neither of these affected the Company as it does not participate in the related activities.

                             DESCRIPTION OF PROPERTY

Our principal executive office is currently located at 5422 Carrier Drive, Suite 306, Orlando, Florida 32819. Our premises occupy 2,688 square feet, which we believe to be adequate for our current operations. The lease for the corporate headquarters is for a two (2) year term, which commenced on June 1, 2004. The initial base annual rent under the lease during the term of the lease is $43,926, payable in equal monthly installments. The landlord is also entitled to an additional annual rent, payable in monthly installments, representing our proportionate share of the property's operating expenses, such as property taxes, common area costs, parking lot maintenance, and administrative expenses. We currently do not have any plans for the improvement of this leased property. In the opinion of management, the property is adequately covered by insurance.

The  Company  intends  on  developing,  owning,  and  operating medical clinics.
Although, to date, the Company has not opened any medical clinics, it anticipates that, as it develops this new service, it will enter into commercial leases at each clinic location. On November 21, 2005, the Company executed a lease for premises occupying approximately 1,518 square feet to be used as a walk-in clinic, which we believe will be adequate for the Company's plans to utilize the space as a walk-in clinic. The space is located at 2411 Hiawassee Road, Orlando, Florida 32835. The lease for this space is for a five (5) year term, which commenced on November 21, 2005. The initial base annual rent under the lease is $45,540, payable in equal monthly installments. The landlord is also entitled to an additional annual rent, payable in monthly installments, representing our proportionate share of the property's operating expenses, such as property taxes, common area costs, parking lot maintenance, and administrative expenses. On November 17, 2005, we entered into a contract with an independent contractor for improvements to the leased property at a cost of approximately $27,093, subject to additions and deductions pursuant to authorized change orders. The work is expected to be substantially completed on or before January 12, 2006. In the opinion of management, the property is adequately covered by insurance.

On January 4, 2006, the Company executed an additional lease for premises occupying approximately 2,485 square feet to be used as a walk-in clinic. The space is located at 3403 Technological Avenue, Suite 16, Orlando, Florida 32817. The lease for this space is for a five-year term which commenced on March 1, 2006. The initial base annual rent under the lease is $39,213, payable in equal monthly installments. The landlord is also entitled to an additional annual rent, representing our proportionate share of the property's operating expenses, such as property taxes, common area costs, parking lot maintenance, and adminitrative expenses. In the opinion of management, the property is adequately covered by insurance.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below, there were no transactions during the last two fiscal years, and there are no proposed transactions, to which the Company was or is to become a party in which any director, executive officer, director nominee, beneficial owner of more than five percent (5%) of any class of our stock, or members of their immediate families had, or is to have, a direct or indirect material interest.

1. On September 21, 2005, the Company entered into a Consulting Agreement with Thomas Sproat, the brother of Don Sproat, the Company's Chief Executive
Officer and a director, pursuant to which Thomas Sproat is to provide promotional marketing support to assist the Company in launching its first product into the U.S. medical marketplace. The Consulting Agreement terminates on December 31, 2005, but may be continued on a month-to-month basis by mutual agreement of both parties. Thomas Sproat will receive an aggregate of 11,750 shares of the Company's common stock, par value $.001 per share (the "Common Stock") as compensation for services rendered through December 31, 2005, as well as performance stock in an amount to be determined by the Compensation Committee of the Company's Board of Directors. These shares have been registered on the Company's Registration Statement on Form S-8.

2. On September 19, 2005, the Company entered into an oral agreement with Warren Stowell, a director of the Company, for consulting services related to the Company's plan to develop, own and operate medical clinics. The consulting agreement is for a term of six (6) months, renewable for additional six (6) month terms upon the written agreement of the parties. Mr. Stowell will receive $10,000 per month as compensation for his consulting services under the agreement. The parties intend to memorialize the terms of this agreement in writing.

3. On June 30, 2005, the Company engaged Total CFO, LLC ("Total CFO") to provide consulting and CFO services for a period of one year (the "Total CFO Agreement"). Chris Phillips, a director of the Company, is the managing member of Total CFO. As compensation for services under the Total CFO Agreement, the Company agreed to pay Total CFO a monthly consulting fee of $10,000 for each of the first three months and either $8,500 or $7,500 per month thereafter, depending on whether the Company chooses to use bill pay services provided by Total CFO. The Total CFO Agreement can be terminated by either party with sixty
(60)  days'  advance  written  notice.

4. On May 6, 2005, the Company entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with Lucien Lallouz, Michael B. Wellikoff, Taylor Madison Holdings, Inc. and Chris Phillips, as authorized representative for each of the persons that purchased 10% Convertible Debentures issued by the Company. Pursuant to the Securities Purchase Agreement and the Share Exchange Agreement (discussed in paragraph 4 below), the Company conducted a private offering of securities exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act for transactions not involving a public offering and based on the fact that the offered securities were issued only to institutional or accredited investors (the "Private Offering"). Midtown Partners & Co., LLC ("Midtown Partners"), an SEC and NASD registered broker dealer, acted as the placement agent for the Company in connection with the Private Offering. The Company paid Midtown

Partners  a  total  cash  commission  equal  to  $354,228  and issued to Midtown
Partners warrants to purchase, in the aggregate, 1,142,260 shares of the Company's common stock at an exercise price of $0.60 per share and warrants to purchase, in the aggregate, 676,622 shares of the Company's common stock at an exercise price of $0.80 per share. Chris Phillips, a director of the Company, is the President and CEO of Apogee Financial Investments, Inc., which is the managing member of Midtown Partners. In addition to the cash commissions and warrants described above, the Company issued 50,583 shares of its Series B Preferred Stock to Midtown Partners for other services performed, which converted into 606,996 shares of common stock upon the 1-for-31 reverse stock split on August 22, 2005.

5. On May 6, 2005, the Company entered into a Share Exchange Agreement (the "Share Exchange Agreement") with Telzuit Technologies, LLC, a Florida limited liability company, Telzuit Technologies, Inc., a Florida corporation, Michael J. Vosch, James P. Tolan, Don Sproat, and Chris Phillips, as authorized representative for each of the persons that purchased 10% Convertible Debentures issued by the Company. Pursuant to the Share Exchange Agreement, the Company acquired all of the issued and outstanding capital stock of Telzuit Technologies, Inc. in exchange for 2,207,723 shares of the Company's Series B Preferred Stock (the "Telzuit Acquisition"). The Telzuit Acquisition closed on May 6, 2005. Each of Michael J. Vosch (a director), James P. Tolan (a director), and Don Sproat (the Chief Executive Officer and a director) serve on the Board of Managers and are officers of Telzuit Technologies, LLC. In addition, each of Michael J. Vosch, James P. Tolan and Don Sproat have a significant ownership interest in Telzuit Technologies, LLC.

6. As a condition to closing the transactions contemplated in the Share Exchange Agreement, and effective as of May 6, 2005, (a) the Company assigned the certain Lease Agreement between the Company and Turnbury Plaza LTD for office space at 2875 Northeast 191st Street, Suite 501 and Penthouse 2, Aventura Florida 33180 to Taylor Madison Holdings, Inc.; (b) the Company assigned two licensing agreements to Taylor Madison Holdings, Inc., (c) all of the issued and outstanding stock of Taylor Madison Holdings, Inc. was transferred to Lucien Lallouz, the Company's former Chief Executive Officer and a former director, in consideration for the cancellation of his employment agreement and the satisfaction of other debts owing to Mr. Lallouz; and (d) the Omniscent Loan (as defined below) was satisfied, in full, upon payment of $75,000.

7. In November 2004, the Company entered into a debt conversion agreement (the "Debt Conversion Agreement") with Lucien Lallouz (the former Chief Executive Officer and a former director), Michael B. Wellikoff (a former director of the Company) and Omniscent Corp., a Florida corporation whose president is Sharon Lallouz, the wife of Lucien Lallouz. Under the Debt Conversion Agreement, the parties agreed to convert an aggregate of $629,358 of the Company's debt owed to the parties into an aggregate of 18,241,000 shares of the Company's common stock.

8. Mr. Lallouz and the Company had agreed to the purchase and sale of up to $200,000 of the Company common stock at $0.05 per share. Pursuant to this agreement, Mr. Lallouz purchased 1,200,000 shares of common stock in exchange for $60,000 of accrued expenses.

9. In November 2004, the Company assigned its license with Gund, Inc. (the "Gund License Agreement") to Omniscent Corp., a related party whose President is Sharon Lallouz, the wife of Lucien Lallouz, in exchange for the assumption of liabilities and obligations arising under the Gund License Agreement.

10. Omniscent Corp. loaned the Company $165,000, which was an interest-free loan due on demand (the "Omniscent Loan"). The Omniscent Loan was paid, in full, effective as of May 6, 2005, as a condition to closing the transactions contemplated in the Share Exchange Agreement. The Company also sold Omniscent Corp. 305,610 shares of the common stock of the Company for $50,000 at $.016 per share, which was approximately 115% of the closing trading price of the Company's common stock on September 1, 2003.

On August 22, 2005, the Company effected a 1-for-31 reverse stock split of the issued and outstanding Common Stock of the Company. Except for paragraphs (6),
(7) and (9), all amounts of Common Stock shown in this item are calculated on a post-split basis.

TELZUIT  TECHNOLOGIES,  LLC  AS  PARENT

Telzuit Technologies, LLC owns 26,492,676 shares of the Company's common stock. The common stock owned directly by Telzuit Technologies, LLC equals approximately 70.3% of the issued and outstanding voting capital stock of the Company. Don Sproat (Chief Executive Officer and a director) beneficially owns approximately 8.3% of the issued and outstanding voting membership interests of Telzuit Technologies, LLC; Michael J. Vosch (Senior Vice President of Product Development and a director) beneficially owns approximately 24% of the issued and outstanding voting membership interests of Telzuit Technologies, LLC, and James P. Tolan (Senior Vice President of Business Development, Corporate Secretary and a director) beneficially owns approximately 5.1% of the issued and outstanding voting membership interests of Telzuit Technologies, LLC.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common shares are currently quoted on the OTC Bulletin Board (OTCBB) under the symbol "TZMT." The OTCBB is a regulated provider of pricing and financial information for the over-the-counter (OTC) securities market. From June 2004 until commencement of quotation on OTCBB on August 15, 2005, our common shares were quoted on the Pink Sheets under the symbol "TMDN." Prior to June 2004, the common shares were quoted on the American Stock Exchange (AMEX) under the symbol "NMC."

The following table sets forth the quarterly high and low bid prices for our common shares for the periods indicated. The prices set forth below represent inter-dealer quotations, without retail mark-up, mark-down or commission and may not be reflective of actual transactions.


PERIOD (CALENDAR YEAR)   HIGH    LOW
---------------------  ------  ------
2005:
Fourth Quarter(1)(2)   $ 5.25  $ 2.39
Third Quarter(1)       $ 5.95  $ 4.40
Second Quarter         $ 0.29  $0.016
First Quarter          $ 0.02  $0.016

2004:
Fourth Quarter         $0.035  $0.011
Third Quarter          $ 0.07  $0.025
Second Quarter         $ 0.10  $ 0.04
First Quarter          $ 0.10  $ 0.04

2003:
Fourth Quarter         $ 0.10  $ 0.07
Third Quarter          $ 0.10  $ 0.07
Second Quarter         $ 0.32  $ 0.07
First Quarter          $ 0.32  $ 0.16

(1) Reflects the quarterly high and low bid prices subsequent to a 1-for-31 reverse split of the Company's issued and outstanding common stock effective August 22, 2005.

(2) As quoted on the OTCBB. As discussed above, quotation of the Company's common stock on the OTCBB commenced on August 15, 2005.

HOLDERS

On December 31, 2005, there were 59 registered holders or persons otherwise entitled to hold our common shares pursuant to a shareholders' list provided by our transfer agent, American Stock Transfer & Trust Company. The number of registered shareholders excludes any estimate by us of the number of beneficial owners of common shares held in street name.

OUTSTANDING  OPTIONS,  WARRANTS  AND  CONVERTIBLE  SECURITIES

The following table indicates the number of shares of Common Stock subject to outstanding options or warrants to purchase Common Stock, or securities convertible into Common Stock:


TITLE OF SECURITY                     AMOUNT OF UNDERLYING COMMON SHARES
------------------------------------  ----------------------------------
Series A Convertible Preferred Stock                           8,356,840

Class A Warrant                                                1,334,062

Class B Warrant                                                8,356,893

Class BD Warrant                                                  76,750

Class BD-B Warrant                                                20,000

RULE  144  SHARES

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

     1. one percent (1%) of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 302,423 shares as of the date of this prospectus; or

     2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements, and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, the amount of common stock eligible for re-sale pursuant to Rule 144 under the Securities Act is 2,904,775.

REGISTRATION  RIGHTS

The selling shareholders have the right to require us to register their common shares with the U.S. Securities and Exchange Commission. These rights are evidenced by a Securities Purchase Agreement and Investor Rights Agreement and an obligation to register certain shares under the Placement Agent Agreement with certain selling shareholders (collectively, the "Agreements"). These are the sole reasons for our filing this registration statement on behalf of the selling shareholders. The Agreements provide, in part, that we are obligated to register (i) all shares of common stock issued or issuable upon conversion of the Series A Preferred Stock, (ii) all shares of common stock issued or issuable upon exercise of the Class B Warrants, (iii) all shares of common stock issued or issuable upon conversion of the 10% Convertible Debentures, and (iv) all shares of common stock issued or issuable upon exercise of the Class A Warrants. The amount of common shares issuable upon exercise or conversion of these securities is included in the table above (see "Outstanding Options, Warrants and Convertible Securities").

DIVIDENDS

We have never paid cash dividends on our capital stock and do not anticipate paying any cash dividends with respect to those securities in the foreseeable future. Our current business plan is to retain any future earnings to finance the expansion and development of our business. Any future determination to pay cash dividends will be at the sole discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors, as our Board may deem relevant at that time. Our Board of Directors has the right to authorize the issuance of preferred stock, without further shareholder approval, the holders of which may have preferences over the holders of the common stock as to the payment of dividends.

SECURITIES  AUTHORIZED  FOR  ISSUANCE  UNDER  EQUITY  COMPENSATION  PLANS

The following table provides information as of June 30, 2005 about the Company's common stock that may be issued to employees or directors under the Company's equity compensation plans.

                               EQUITY COMPENSATION PLAN INFORMATION

                    Number of Securities to be   Weighted average exercise     Number of securities
                    issued upon exercise of      price of outstanding          remaining available for
                    outstanding options,         options, warrants and         future issuance under
                    warrants and rights          rights                        equity compensation plans
                                                                               (excluding securities
                                                                               reflected in column (a))
Plan Category              (a)                           (b)                            (c)
Equity compensation plans
approved by stockholders   -0-                           -0-                             -0-

Equity compensation plans
not approved by
stockholders               (1)                           (1)                             (1)

TOTAL                      -0-                           -0-                             -0-

(1) As of the end of the most recently completed fiscal year, there were no compensation plans under which equity securities of the Company were authorized for issuance. However, on August 18, 2005, the Board of Directors of the Company approved the Telzuit Medical Technologies, Inc. Equity Compensation Plan of 2005 (the "Plan"). A total of 2,024,000 shares of common stock are authorized for issuance under the Plan. The Plan was not approved by the shareholders.


                             EXECUTIVE COMPENSATION

The following table sets forth information regarding the compensation earned by our Chief Executive Officer and each of our most highly compensated executive officers whose aggregate annual salary and bonus exceeded $100,000 for each of the years indicated with respect to services rendered by such persons.

                                        SUMMARY COMPENSATION TABLE (1)

                              ANNUAL COMPENSATION                                        LONG-TERM COMPENSATION
                             ---------------------                                      -------------------------
                                                                              RESTRICTED
                                                                                STOCK
                                                                               AWARDS/
                                                                              SECURITIES    PAYOUTS
                                                                              UNDERLYING
NAME AND                                                      OTHER ANNUAL     OPTIONS        LTIP      ALL OTHER
PRINCIPAL                                         BONUS      COMPENSATION      SARS(2)       PAYOUTS   COMPENSATION
POSITION              YEAR         SALARY          ($)            ($)            (#)           ($)         ($)
Don Sproat,
Chief Executive       2005    $  136,057.91    $ 27,961.54    $  5,400.00               -        -          -
Officer               2004    $   64,903.95    $ 10,102.50    $  3,150.00  $    32,250.00        -          -
                      2003                -              -    $  4,591.40  $    23,200.00        -          -
James Tolan,
Senior Vice           2005    $  136,057.91    $ 27,961.54    $  5,400.00               -        -          -
President             2004    $   64,903.95    $ 10,102.50    $ 74,976.00  $    43,000.00        -          -
                      2003                -              -              -  $     5,600.00        -          -
Michael Vosch,        2005    $  136,057.91    $ 27,961.54    $  5,400.00               -        -          -
Senior Vice           2004    $   64,903.95    $ 10,102.50    $  3,150.00               -        -          -
President             2003                -              -    $ 18,900.00  $   101,600.00        -          -

1)     Historical  financial  information  presented is that of Telzuit Technologies, LLC, the legal acquirer of Telzuit Medical
Technologies,  Inc.  pursuant to the Share Exchange Agreement.  Accordingly, the information for fiscal year ended June 30, 2004 and  June  30,  2003  is  not  comparable  to  the  corresponding  period  previously  reported.

2)     Amounts  reflect  fair market value of membership interests of Telzuit Technologies, LLC issued to the executive officer.

 STOCK OPTIONS AND STOCK APPRECIATION RIGHTS GRANT TABLE (1)

The following table provides certain information with respect to individual grants during the 2005 fiscal year to each of our named executive officers of common share purchase options or stock appreciation rights relating to our common shares:


               COMMON SHARES    AS PERCENTAGE   EXERCISE        FMV
               UNDERLYING       OF GRANTS       OR              AT
               GRANT OF         TO ALL          BASE            GRANT
NAME           OPTIONS OR SARS  EMPLOYEES       PRICE           DATE            EXPIRATION DATE
-------------  ---------------  --------------  --------------  --------------  ---------------
Don Sproat                   0  Not Applicable  Not Applicable  Not Applicable  Not Applicable
-------------  ---------------  --------------  --------------  --------------  ---------------
Michael Vosch                0  Not Applicable  Not Applicable  Not Applicable  Not Applicable
-------------  ---------------  --------------  --------------  --------------  ---------------
James Tolan                  0  Not Applicable  Not Applicable  Not Applicable  Not Applicable
-------------  ---------------  --------------  --------------  --------------  ---------------

1)  Historical  financial information presented is that of Telzuit Technologies, LLC, the legal acquirer  of  Telzuit  Medical  Technologies,  Inc.  pursuant  to the Share Exchange Agreement.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS EXERCISE AND VALUATION TABLE (1)

The following table provides certain information with respect to each of our named executive officers concerning any common share purchase options or stock appreciation rights they may have exercised in fiscal year 2005, and the number and value of any unexercised common share purchase options or stock appreciation rights they may hold as of June 30, 2005:

                                   UNEXERCISED IN-THE-MONEY OPTIONS AND SARS AT
                                   DECEMBER 31, 2004
                              -----------------------------------------------------
                 SHARES       NUMBER
NAMED EXECUTIVE  ACQUIRED     VALUE           (EXERCISABLE/    VALUE (EXERCISABLE/
OFFICER          ON EXERCISE  REALIZED        UNEXERCISABLE)   UNEXERCISABLE)
---------------  -----------  --------------  ---------------  --------------------
Don Sproat                 0  Not Applicable  Not Applicable   Not Applicable
---------------  -----------  --------------  ---------------  --------------------
Michael Vosch              0  Not Applicable  Not Applicable   Not Applicable
---------------  -----------  --------------  ---------------  --------------------
James Tolan                0  Not Applicable  Not Applicable   Not Applicable
---------------  -----------  --------------  ---------------  --------------------

1)  Historical  financial  information  presented  is that of Telzuit Technologies,
LLC, the legal acquirer of Telzuit Medical Technologies, Inc. pursuant to the Share
Exchange  Agreement.

COMPENSATION  OF  DIRECTORS

For each meeting of the Board of Directors attended, each director is entitled to receive 5,000 common shares issued pursuant to the Company's S-8 Registration Statement and is reimbursed for his or her reasonable expenses for attending Board and Board committee meetings. Director compensation is paid, in shares, after each meeting.

EMPLOYMENT CONTRACTS

DON SPROAT, PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

On January 3, 2005, Telzuit Technologies, LLC entered into a two-year employment agreement with Don Sproat (the "Sproat Employment Agreement"). On May 6, 2005, the Sproat Employment Agreement was assigned to Telzuit Technologies, Inc., a wholly-owned subsidiary of the Company. Under the terms of the Sproat Employment Agreement, Mr. Sproat is entitled to receive a salary of $150,000 per
                                                                     -------
annum, subject to annual increases based on the increase in the consumer price index, plus three percent (3%). In addition, under the terms of the agreement, Mr. Sproat is (a) eligible for a performance based bonus amount up to twenty percent (20%) of Mr. Sproat's base salary, (b) entitled to receive health benefits and coverage, and (c) entitled to receive a monthly car allowance.

MICHAEL VOSCH, VICE PRESIDENT

On January 3, 2005, Telzuit Technologies, LLC entered into a two-year employment agreement with Michael Vosch (the "Vosch Employment Agreement"). On May 6, 2005, the Vosch Employment Agreement was assigned to Telzuit Technologies, Inc., a wholly-owned subsidiary of the Company. Under the terms of the Vosch Employment Agreement, Mr. Vosch is entitled to receive a salary of $150,000 per annum, subject to annual increases based on the increase in the consumer price index, plus three percent (3%). In addition, under the terms of the agreement, Mr. Vosch is (a) eligible for a performance based bonus (to be awarded by the Chief Executive Officer) an amount up to twenty percent (20%) of Mr. Vosch's base salary, (b) entitled to receive health benefits and coverage, (c) entitled to receive paid life insurance for coverage up to $50,000, and (d) entitled to receive a monthly car allowance.

JAMES  TOLAN,  VICE  PRESIDENT

On January 3, 2005, Telzuit Technologies, LLC entered into a two-year employment agreement with James Tolan (the "Tolan Employment Agreement"). On May 6, 2005, the Tolan Employment Agreement was assigned to Telzuit Technologies, Inc., a wholly-owned subsidiary of the Company. Under the terms of the Tolan Employment Agreement, Mr. Tolan is entitled to receive a salary of $150,000 per annum,
                                                              -------
subject to annual increases based on the increase in the consumer price index, plus three percent (3%). In addition, under the terms of the agreement, Mr. Tolan is (a) eligible for a performance based bonus (to be awarded by the Chief Executive Officer) an amount up to twenty percent (20%) of Mr. Tolan's base salary, (b) entitled to receive health benefits and coverage, (c) entitled to receive paid life insurance for coverage up to $50,000, and (d) entitled to receive a monthly car allowance.

LUCIEN LALLOUZ, FORMER CHIEF EXECUTIVE OFFICER

On May 22, 2003, the Company entered into a five-year employment agreement, effective April 1, 2003, with Lucien Lallouz, under which Mr. Lallouz served as Chief Executive Officer of the Company. Under the terms of the agreement, Mr. Lallouz was to receive an annual base salary of $280,000, subject to an annual ten percent (10%) increase at the discretion of the board of directors. Under the agreement, Mr. Lallouz was entitled to health benefits and coverage, and was entitled to participate in any Company incentive plan. The agreement also entitled Mr. Lallouz to reimbursement for all reasonably incurred business expenses, including travel. Under the agreement, Mr. Lallouz was entitled to six (6) weeks of vacation, including federal holidays. On or about May 6, 2005 Mr. Lallouz resigned as the Chief Executive Officer of the Company. In consideration for cancellation of his employment agreement and satisfaction of certain other debts owing to Mr. Lallouz, all of the issued and outstanding stock of Taylor Madison Holdings, Inc. was transferred to Mr. Lallouz.

MICHAEL  WELLIKOFF,  FORMER  CHAIRMAN  AND  INTERIM  CHIEF  FINANCIAL  OFFICER

On September 1, 2003, effective July 1, 2003, the Company entered into a three-year employment agreement with Dr. Michael Wellikoff, under which Dr. Michael Wellikoff served as Chief Financial Officer of the Company. Under the terms of the agreement, Dr. Wellikoff received an annual salary of $180,000, subject to an annual ten percent (10%) increase at the discretion of the board of directors. Under the agreement, Dr. Wellikoff was entitled to health benefits and coverage, and was entitled to participate in any Company incentive plan. The agreement also entitled Dr. Wellikoff to reimbursement for all reasonably incurred business expenses, including travel. On or about March 31, 2004, Dr. Wellikoff resigned as the Interim Chief Financial Officer. On or about May 6, 2005, Dr. Wellikoff resigned as a director of the Company. The Company was not required to pay any severance pay to Dr. Wellikoff in connection with his resignations.

                              FINANCIAL STATEMENTS

                 TELZUIT MEDICAL TECHNOLOGIES, INC. & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                                TABLE OF CONTENTS


INDEPENDENT AUDITORS' REPORT                                                F-1

FINANCIAL STATEMENTS:

CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2005                              F-2

CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2004 AND 2003                 F-3

CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED
JUNE 30, 2005 AND 2004 AND FROM INCEPTION APRIL 1, 2000 TO JUNE 30, 2005    F-4

CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEARS ENDING
DECEMBER 31, 2004 AND 2003                                                  F-5

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY FROM INCEPTION
APRIL 1, 2000 TO DECEMBER 31, 2004                                          F-6

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY FROM JANUARY 1, 2005
TO JUNE 30, 2005                                                        F-7-F-9

CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE SIX MONTHS ENDED
JUNE 30, 2005 AND 2004 AND FROM INCEPTION APRIL 1, 2000 TO JUNE 30, 2005   F-10

CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE YEARS ENDING
DECEMBER 31, 2004 AND 2003                                                 F-11

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS                        F-12-F-28

CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2005
AND JUNE 30, 2005                                                          F-29

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS
ENDED SEPTEMBER 30, 2005 AND 2004 AND FROM INCEPTION
APRIL 1, 2000 TO SEPTEMBER 30, 2005                                        F-30

CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE THREE MONTHS
ENDED SEPTEMBER 30, 2005 AND 2004 AND FROM INCEPTION
APRIL 1, 2000 TO SEPTEMBER 30, 2005                                        F-31

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS                      F-32 - F-38

Consolitated Balance Sheet as of December 31, 2005
and June 30, 2005                                                          F-39

Consolidated Statements of Operations for the three Months                 F-40
Ended December 31, 2005 and 2004, Six Months Ended December 31, 2005 and 2004 and from Inception April 1, 2000 to December 31, 2005.

Consolidated Statement of Cash Flows for the Six Months Ended              F-41
December 31, 2005 and 2004, and from Inception April 1, 2000 to
December 31, 2005.

Notes to the Consilidated Financial Statements.                            F-42

                                      F-i
  The accompanying notes are an integral part of these consolidated financial statements.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF TELZUIT MEDICAL TECHNOLOGIES, INC. Orlando, Florida

We have audited the accompanying consolidated balance sheets of Telzuit Medical Technologies, Inc. (as more fully disclosed in Note 1 under basis of presentation caption) as of June 30, 2005, December 31, 2004 and 2003 and the related statements of operations, changes in stockholders' equity, and cash flows for the six month period ended June 30, 2005 and the years ended December 31, 2004 and 2003 and the period from Inception April 1, 2000 to June 30, 2005. These financial statements are the responsibility of the management of Telzuit Medical Technologies, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required at this time, to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Telzuit Medical Technologies, Inc. as of June 30, 2005, December 31, 2004 and 2003 and the results of its operations and its cash flows for the six month period and years then ended and the period from Inception April 1, 2000 to June 30, 2005 in conformity with United States generally accepted accounting principles.




/S/ Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
September 23, 2005


                                       F-1

  The accompanying notes are an integral part of these consolidated financial statements.

                 TELZUIT MEDICAL TECHNOLOGIES, INC. & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2005



                                     ASSETS
Current assets:

  Cash and cash equivalents                                            $ 2,351,794

  Other current assets                                                   1,587,319
                                                                       ------------

    Total current assets                                                 3,939,113

Property and equipment, net of accumulated depreciation of $34,667         551,231

Intangible assets, net of accumulated amortization of $0                    60,962

Other assets (including debt issuance costs of $367,340)                   485,661
                                                                       ------------

TOTAL ASSETS                                                           $ 5,036,967
                                                                       ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable                                                       $    33,813

Accrued expenses                                                           176,700
                                                                       ------------

    Total current liabilities                                              210,513

Long-term liabilities:

10% convertible debentures                                                 144,829

Stockholders' equity:

Series "A" convertible preferred stock, $0.001 par value;
7,700,000 shares authorized; 2,786,619 shares issued and outstanding         2,787

Series "B" convertible preferred stock, $0.001 par value;
2,300,000 shares authorized; 2,258,306 shares issued and outstanding         2,259

Common stock, $0.001 par value;
100,000,000 shares authorized; 947,695 shares issued and outstanding           948

Stock subscribed                                                           413,000

Stock payable                                                            1,962,826

Additional paid in capital                                               6,597,224

Deficit accumulated during development stage                            (4,297,419)
                                                                       ------------

    Total shareholders' equity                                           4,681,625
                                                                       ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                             $ 5,036,967
                                                                       ============

                                       F-2

  The accompanying notes are an integral part of these consolidated financial statements.


                TELZUIT MEDICAL TECHNOLOGIES, INC. & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 2004 AND 2003



                                   ASSETS                        2004       2003
                                                              ----------  ---------
Current assets:

  Cash and cash equivalents                                   $  29,396   $235,979

  Other current assets                                           37,704     15,754
                                                              ----------  ---------

    Total current assets                                         67,100    251,733

Property and equipment, net of accumulated
depreciation of $22,439 and $5,767 respectively.                 93,958     56,554

Intangible assets, net of accumulated amortization of $0.        55,962     55,962

Other assets                                                      9,631        320
                                                              ----------  ---------

TOTAL ASSETS                                                    226,652    364,569
                                                              ==========  =========

                        LIABILITIES AND MEMBERS' EQUITY

Current liabilities:

Accounts payable                                              $   6,241   $ 50,914

Accrued expenses                                                 10,435     20,361

Note payable to related party                                     5,000          -
                                                              ----------  ---------

    Total current liabilities                                    21,676     71,275

Members' equity:

Class A-Membership units outstanding as of December 31, 2004
and 2003 of 22,758,250 and 20,875,648, respectively.            319,025    342,262

Class B-Membership units outstanding as of December 31, 2004
and 2003 of 1,863,999 and 1,405,499, respectively.             (114,048)   (48,968)
                                                              ----------  ---------

    Total members' equity                                       204,976    293,294

TOTAL LIABILITIES AND MEMBERS' EQUITY                           226,652    364,569
                                                              ==========  =========

                                       F-3

  The accompanying notes are an integral part of these consolidated financial statements.

                 TELZUIT MEDICAL TECHNOLOGIES, INC. & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
       FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004 AND FROM INCEPTION
                         APRIL 1, 2000 TO JUNE 30, 2005


                                                                           FROM
                                           FOR THE SIX MONTHS ENDED     INCEPTION
                                                  JUNE 30,          APRIL 1, 2000 TO
                                             2005          2004       JUNE 30, 2005
                                         -------------  -----------  ---------------
                                                        (UNAUDITED)
Revenue                                  $          -   $        -   $            -
                                         -------------  -----------  ---------------

Research and development costs                 86,446      175,533          878,742

General and administrative expenses         1,247,045      441,775        3,272,414
                                         -------------  -----------  ---------------

Loss before other income (expense)         (1,333,491)    (617,308)      (4,151,156)

Interest income                                   388          959           14,242

Interest expense                             (160,505)           -         (160,505)
                                         -------------  -----------  ---------------

Loss before provision for income taxes     (1,493,608)    (616,349)      (4,297,419)

Provision for income taxes                          -            -                -
                                         -------------  -----------  ---------------

NET LOSS                                  ($1,493,608)   ($616,349)     ($4,297,419)
                                         =============  ===========  ===============

BASIC AND DILUTED LOSS PER SHARE               ($2.18)      ($2.23)
                                         =============  ===========

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC AND DILUTED                             684,406      275,843
                                         =============  ===========

                                       F-4

  The accompanying notes are an integral part of these consolidated financial statements.

                 TELZUIT MEDICAL TECHNOLOGIES, INC. & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


                                               FOR THE YEARS ENDED DECEMBER 31,
                                                     2004           2003
                                                 -------------  -------------

Revenue                                          $          -   $          -
                                                 -------------  -------------

Research and development costs                        341,303        438,101

General and administrative expenses                   843,307        777,945
                                                 -------------  -------------

Loss before other income (expense)                 (1,184,610)    (1,216,046)

Interest income                                         1,309            554

Interest expense                                            -              -
                                                 -------------  -------------

Loss before provision for income taxes             (1,183,302)    (1,215,492)

Provision for income taxes                                  -              -
                                                 -------------  -------------

NET LOSS                                          ($1,183,302)   ($1,215,492)
                                                 =============  =============

BASIC AND DILUTED LOSS PER SHARE                       ($3.12)        ($5.04)
                                                 =============  =============

WEIGHTED AVERAGE SHARES OUTSTANDING                   379,767        241,184
                                                 =============  =============

                                       F-5

  The accompanying notes are an integral part of these consolidated financial statements.

                                              TELZUIT MEDICAL TECHNOLOGIES, INC. & SUBSIDIARY
                                                    (A DEVELOPMENT STAGE COMPANY)
                                                  STATEMENTS OF STOCKHOLDERS' EQUITY
                                            FROM INCEPTION APRIL 1, 2000 TO DECEMBER 31, 2004



                                           COMMON STOCK  A           PREFERRED STOCK         ADDITIONAL     RETAINED
                                         SHARES          $        SHARES          $        PAID IN CAPITAL  EARNINGS      TOTAL
                                      -----------  ------------  ----------  ------------  --------------- ----------  -----------
INCEPTION, APRIL 1, 2000

Shares issued for cash                   281,108   $       281         -     $         -          280,827   $      -   $   281,108
Shares issued for services               500,000           500         -               -            2,500          -         3,000
Shares issued for investor services      495,000           495         -               -            2,475          -         2,970
Shares issued to employees             5,737,000         5,737         -               -           28,685          -        34,422
                                             -             -           -               -                -          -
Net loss for the year ended
December 31, 2000                            -             -           -               -                -  ($144,698)    (144,698)
                                      -----------  ------------  ----------  ------------  --------------- ----------  -----------

BALANCE AT DECEMBER 31, 2000           7,013,108   $     7,013         -     $         -      $   314,487   (144,698)  $  176,802
                                      ===========  ============  ==========  ============  =============== ==========  ===========

Shares issued for cash                     1,500   $         2         -     $         -      $     1,499   $      -   $    1,500
Shares issued to employees             2,232,000         2,232         -               -            6,696          -        8,928
Shares issued to board of directors
or advisory board                        180,000           180      20,000          2,000         (1,380)          -          800
                                             -             -           -               -                -          -
Net loss for the year ended
December 31, 2001                            -             -           -               -                -    (10,406)     (10,406)
                                      -----------  ------------  ----------  ------------  --------------- ----------  -----------

BALANCE AT DECEMBER 31, 2001           9,426,608   $     9,427      20,000   $      2,000    $    321,301  ($155,104)  $  177,624
                                      ===========  ============  ==========  ============  =============== ==========  ===========

Shares issued for cash                    24,000   $        24      21,250   $      2,125    $     43,101  $       -   $   45,250
Shares issued to employees               113,000           113     255,000         25,500         (24,509)         -        1,104
                                             -             -           -               -                 -         -
Net loss for the year ended
December 31, 2002                            -             -           -               -                 -  (248,874)    (248,874)
                                      -----------  ------------  ----------  ------------  --------------- ----------  -----------

BALANCE AT DECEMBER 31, 2002           9,563,608   $     9,564     296,250   $     29,625    $    339,893  ($403,978)    ($24,896)
                                      ===========  ============  ==========  ============  =============== ==========  ===========


                                           COMMON STOCK  A           PREFERRED STOCK          ADDITIONAL   RETAINED
                                         SHARES          $        SHARES            $      PAID IN CAPITAL  EARNINGS      TOTAL
                                      -----------  ------------  ----------  ------------  --------------- ----------  -----------

Effect of July 8, 2003 reorganization
to a limited liability company               -        ($44,416)        -         ($19,668)      ($339,893) $ 403,978   $        -
                                      -----------  ------------  ----------  ------------  --------------- ----------  -----------

Balance at January 1, 2003             9,563,608       (34,853)    296,250          9,957               -          -      (24,896)

Shares issued for cash                 1,812,040   $ 1,363,933         -               -                -          -    1,363,933
Shares issued for services               250,000         4,000     149,750          2,396               -          -        6,396
Shares issued to employees             9,250,000       148,000     899,499         14,392               -          -      162,392
Shares issued to advisory board member       -             -        60,000            960               -          -          960
                                             -             -           -               -                -          -            -
Net loss for the year ended
December 31, 2003                            -      (1,138,819)        -          (76,673)              -          -   (1,215,492)
                                      -----------  ------------  ----------  ------------  --------------- ----------  -----------

BALANCE AT DECEMBER 31, 2003          20,875,648   $   342,262   1,405,499       ($48,968)   $          -  $       -   $  293,294
                                      ===========  ============  ==========  ============  =============== ==========  ===========

Shares issued for cash                 1,053,742   $ 1,034,843       5,000   $      5,000    $          -  $       -    1,039,843
Shares issued for services                78,860         3,391       7,500            323               -          -        3,713
Shares issued to employees               750,000        32,250     446,000         19,178               -          -       51,428
                                             -             -           -               -                -          -
Net loss for the year ended
December 31, 2004                            -      (1,093,721)        -          (89,580)              -          -    (1,183,302)
                                      -----------  ------------  ----------  ------------  --------------- ----------  -----------

BALANCE AT DECEMBER 31, 2004          22,758,250   $   319,025   1,863,999   $   (114,048)   $          -  $       -   $  204,976
                                      ===========  ============  ==========  ============  =============== ==========  ===========

                                       F-6

  The accompanying notes are an integral part of these consolidated financial statements.

                                            TELZUIT MEDICAL TECHNOLOGIES, INC. & SUBSIDIARY
                                                   (A DEVELOPMENT STAGE COMPANY)
                                         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                                FROM JANUARY 1, 2005 TO JUNE 30, 2005


                                                                 CLASS A                   CLASS B               COMMON STOCK
                                                           SHARES         $         SHARES          $          SHARES         $
                                                         ----------  -----------  -----------  ------------  ---------  ------------
Telzuit Technologies, LLC balance on January 1, 2005     22,758,250  $ 319,025    1,863,999    ($114,048)            -   $      -

Shares issued for cash                                      472,500    472,500            -            -             -          -

Shares issued to employees                                   10,000        480            -            -             -          -

Class B exchanged for Class A                             1,863,999   (114,048)  (1,863,999)     114,048             -          -

Telzuit Technologies, LLC net loss for the period
ending May 6, 2005                                                -   (360,698)           -            -             -          -

Acquisition and recapitalization on May 6, 2005         (25,104,749)  (317,258)           -            -    29,378,559     29,379

Value of warrants and beneficial conversion feature
associated with 10% Convertible Debentures
issued May 5, 2005                                                -          -            -            -             -          -

Service contract entered into as part of the share
exchange agreement dated May 6, 2005                              -          -            -            -             -          -

Service agreement with legal counsel dated April 10, 2005
not issued at year end                                            -          -            -            -             -          -

Service contract entered into on May 30, 2005 for stock
not issued at year end                                            -          -            -            -             -          -

Issuance costs related to May 30, 2005 service contract           -          -            -            -             -          -

Service contract entered into on June 20, 2005 for stock
not issued at year end                                            -          -            -            -             -          -

Issuance of Series A Convertible Preferred stock on
June 22, 2005                                                     -          -            -            -             -          -

Issuance of Series A Convertible Preferred stock on
June 27, 2005                                                     -          -            -            -             -          -

June 27, 2005 issuance of Series A Convertible Preferred stock
not completed at year end                                         -          -            -            -             -          -

Issuance costs related to Series A Convertible Preferred
Stock offerings                                                   -          -            -            -             -          -

Effect of 1-for-31 reverse stock split on August 22, 2005         -          -            -            -   (28,430,864)   (28,431)

Consolidated net loss for the period May 6, 2005 through
June 30, 2005                                                     -          -            -            -             -          -
                                                         ----------  -----------  -----------  ------------  ---------  ------------

  TOTAL STOCKHOLDERS EQUITY AT JUNE 30, 2005                      -  $       -            -   $        -       947,695   $    948
                                                         ==========  ===========  ===========  ============  =========  ============

                                       F-7
  The accompanying notes are an integral part of these consolidated financial statements.

                                            TELZUIT MEDICAL TECHNOLOGIES, INC. & SUBSIDIARY
                                                   (A DEVELOPMENT STAGE COMPANY)
                                         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                                FROM JANUARY 1, 2005 TO JUNE 30, 2005
                                                             (CONTINUED)


                                                          COMMON STOCK PAYABLE    SERIES A PREFERRED STOCK  SERIES B PREFERRED STOCK
                                                           SHARES         $         SHARES          $          SHARES         $
                                                         ----------  -----------  -----------  ------------  ---------  ------------
Telzuit Technologies, LLC balance on January 1, 2005             -   $        -            -    $        -          -   $         -

Shares issued for cash                                           -            -            -             -          -             -

Shares issued to employees                                       -            -            -             -          -             -

Class B exchanged for Class A                                    -            -            -             -          -             -

Telzuit Technologies, LLC net loss for the period
ending May 6, 2005                                               -            -            -             -          -             -

Acquisition and recapitalization on May 6, 2005                  -            -            -             -   2,207,723        2,208

Value of warrants and beneficial conversion feature
associated with 10% Convertible Debentures
issued May 5, 2005                                               -            -            -             -          -             -

Service contract entered into as part of the share
exchange agreement dated May 6, 2005                             -            -            -             -      50,583           51

Service agreement with legal counsel dated April 10, 2005
not issued at year end                                      930,000       40,576           -             -          -             -

Service contract entered into on May 30, 2005 for stock
not issued at year end                                    5,425,000      922,250           -             -          -             -

Issuance costs related to May 30, 2005 service contract          -            -            -             -          -             -

Service contract entered into on June 20, 2005 for stock
not issued at year end                                    6,200,000    1,000,000           -             -          -             -

Issuance of Series A Convertible Preferred stock on
June 22, 2005                                                    -            -     1,749,990         1,750         -             -

Issuance of Series A Convertible Preferred stock on
June 27, 2005                                                    -            -     1,036,629         1,037         -             -

June 27, 2005 issuance of Series A Convertible Preferred stock
not completed at year end                                        -            -            -             -          -             -

Issuance costs related to Series A Convertible Preferred
Stock offerings                                                  -            -            -             -          -            -

Effect of 1-for-31 reverse stock split on August 22, 2005        -            -            -             -          -            -

Consolidated net loss for the period May 6, 2005
through June 30, 2005                                   (12,150,000)          -            -             -          -            -
                                                         ----------  -----------  -----------  ------------  ---------  ------------

  TOTAL STOCKHOLDERS EQUITY AT JUNE 30, 2005                405,000   $1,962,826    2,786,619        $2,787  2,258,306      $2,259
                                                         ==========  ===========  ===========  ============  =========  ============

                                       F-8
  The accompanying notes are an integral part of these consolidated financial statements.

                                            TELZUIT MEDICAL TECHNOLOGIES, INC. & SUBSIDIARY
                                                   (A DEVELOPMENT STAGE COMPANY)
                                         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                                FROM JANUARY 1, 2005 TO JUNE 30, 2005
                                                             (CONTINUED)


                                                                                    ADDITIONAL
                                                        SERIES A STOCK SUBSCRIBED     PAID IN    ACCUMULATED
                                                           SHARES         $           CAPITAL      DEFICIT          TOTAL
                                                         ----------  -----------    -----------  ------------   -----------

Telzuit Technologies, LLC balance on January 1, 2005            -     $      -       $        -   $         -     $204,976

Shares issued for cash                                          -            -                -             -      472,500

Shares issued to employees                                      -            -                -             -          480

Class B exchanged for Class A                                   -            -                -             -            -

Telzuit Technologies, LLC net loss for the period
ending May 6, 2005                                              -            -                -             -     (360,698)

Acquisition and recapitalization on May 6, 2005                 -            -        3,143,627    (3,164,509)    (306,553)

Value of warrants and beneficial conversion feature
associated with 10% Convertible Debentures
issued May 5, 2005                                              -            -        1,057,250             -    1,057,250

Service contract entered into as part of the share
exchange agreement dated May 6, 2005                            -            -          564,456             -      564,507

Service agreement with legal counsel dated April 10, 2005
not issued at year end                                          -            -                -             -       40,576

Service contract entered into on May 30, 2005 for stock
not issued at year end                                          -            -                -             -      922,250

Issuance costs related to May 30, 2005 service contract         -            -         (693,195)                  (693,195)

Service contract entered into on June 20, 2005 for stock
not issued at year end                                          -            -                -             -    1,000,000

Issuance of Series A Convertible Preferred stock on
June 22, 2005                                                   -            -        1,748,240             -    1,749,990

Issuance of Series A Convertible Preferred stock on
June 27, 2005                                                   -            -        1,035,592                  1,036,629

June 27, 2005 issuance of Series A Convertible Preferred
stock not completed at year end                            413,000      413,000               -             -     413,000

Issuance costs related to Series A Convertible
Preferred Stock offerings                                       -            -         (287,177)            -    (287,177)

Effect of 1-for-31 reverse stock split on August 22, 2005       -            -           28,431             -            -

Consolidated net loss for the period May 6, 2005 through
June 30, 2005                                                   -            -                -    (1,132,910) (1,132,910)
                                                         ----------  -----------    -----------  ------------   -----------

  TOTAL STOCKHOLDERS EQUITY AT JUNE 30, 2005               413,000    $ 413,000      $6,597,224   ($4,297,419)  4,681,625
                                                         ==========  ===========    ===========  ============   ===========

                                       F-9
  The accompanying notes are an integral part of these consolidated financial statements.

                 TELZUIT MEDICAL TECHNOLOGIES, INC. & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE SIX MONTH ENDING JUNE 30, 2005 AND 2004
                AND FROM INCEPTION APRIL 1, 2000 TO JUNE 30, 2005


                                                                     FOR THE SIX MONTHS ENDED   APRIL 1, 2000
                                                                             JUNE 30,          (INCEPTION) TO
                                                                        2005          2004      June 30, 2005
                                                                    -------------  -----------  -------------
(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss                                                             ($1,493,608)   ($616,349)  ($4,297,419)
  Adjustments to reconcile net loss to net cash
  used in operating activities:
    Depreciation                                                          12,228        8,117        34,667
    Stock issued as compensation                                         475,367       47,128       751,480
    Amortization of discount on convertible debenture                    144,829            -       144,829
    Loss on disposal of assets                                                 -            -        15,878
    Other current assets                                                  (6,419)     (19,974)      (44,123)
    Other assets                                                        (246,974)     (97,049)     (256,600)
    Accounts payable                                                     (31,779)     (24,887)       33,813
    Accrued expenses                                                      (4,893)      20,122       (64,679)
                                                                    -------------  -----------  -------------

      Subtotal of adjustments                                            342,359      (66,542)      615,266

        Net cash used for operating activities                        (1,151,249)    (682,891)   (3,682,153)
                                                                    -------------  -----------  -------------

CASH FLOWS FROM INVESTING ACTIVITIES:

  Purchase of property and equipment                                    (470,545)     (48,342)    (590, 916)
  Investment in intangible assets                                         (5,000)           -       (60,962)
                                                                    -------------  -----------  -------------

    Net cash used for investing activities                              (475,545)     (48,342)     (651,878)
                                                                    -------------  -----------  -------------

CASH FLOWS FROM FINANCING ACTIVITIES:

  Proceeds from issuance of convertible debenture                      1,057,250            -     1,057,250
  Proceeds from related party                                                  -            -        10,500
  Repayment of note payable to related party                             (80,000)           -       (85,500)
  Proceeds from sale of shares                                         2,971,942      748,210     5,703,576
                                                                    -------------  -----------  -------------


    Net cash provided by financing activities                          3,949,192      748,210     6,685,826
                                                                    -------------  -----------  -------------

Net (decrease) increase in cash and cash equivalents                   2,322,398       16,977     2,351,795

Cash and cash equivalents at beginning of year                            29,396      235,979             -
                                                                    -------------  -----------  -------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                               2,351,794   $  252,956   $ 2,351,795
                                                                    =============  ===========  =============


SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

  Liabilities assumed in acquisition of shell                       $    306,553   $        -   $   306,553
  Receivables recorded for stock issued subsequent to year end.          344,275            -       344,275
  Prepaid expenses incurred with the issuance of stock                 1,427,976            -     1,427,976
  Discount for beneficial conversion feature associated with 10%
  convertible debentures                                               1,057,250            -     1,057,250
                                                                    -------------  -----------  -------------

TOTAL NON-CASH INVESTING AND FINANCING TRANSACTIONS                 $  3,136,054   $        -   $ 3,136,054
                                                                    =============  ===========  =============

                                        F-10
  The accompanying notes are an integral part of these consolidated financial statements.

                 TELZUIT MEDICAL TECHNOLOGIES, INC. & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                  FOR THE YEAR ENDED DECEMBER 31, 2004 AND 2003



                                                           FOR THE YEARS ENDED
                                                               DECEMBER 31,
CASH FLOWS FROM OPERATING ACTIVITIES                       2004           2003
                                                      --------------  ------------

Net loss                                              $  (1,183,303)  $(1,215,492)
  Adjustments to reconcile net loss to net cash
  used for operating activities:
    Depreciation                                             16,672         5,767
    Stock issued as compensation                             55,141       169,748
    Loss on disposal of assets                                    -        15,878
    (Increase) in other assets                              (31,261)      (16,074)
    (Decrease) increase in accounts payable                 (44,673)       50,914
    (Decrease) increase in accrued expenses                  (9,926)       (5,318)
                                                      --------------  ------------

      Subtotal of adjustments                               (14,047)      220,915

        Net cash used for operating activities           (1,197,350)     (994,577)
                                                      --------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of furniture and equipment                         (54,077)      (78,199)
Investment in patents                                             -       (55,962)
                                                      --------------  ------------

        Net cash used for investing activities              (54,077)     (134,161)
                                                      --------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from borrowing                                       5,000             -
Proceeds from sale of shares                              1,039,844     1,363,933
                                                      --------------  ------------

        Net cash provided by financing activities         1,044,844     1,363,933
                                                      --------------  ------------

Net (decrease) increase in cash and cash equivalents       (206,583)      235,195

Cash and cash equivalents at beginning of year              235,979           784
                                                      --------------  ------------

CASH AND CASH EQUIVALENTS AT END OF YEAR              $      29,396   $   235,979
                                                      ==============  ============

                                       F-11
  The accompanying notes are an integral part of these consolidated financial statements.

                 TELZUIT MEDICAL TECHNOLOGIES, INC. & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

1.  ORGANIZATIONAL  MATTERS

BACKGROUND INFORMATION

Telzuit Medical Technologies, Inc. (the "Company" or "Telzuit Medical") was incorporated in Florida on September 26, 2001 under the name Nimbus Group, Inc. On April 1, 2004, the Company changed its name from "Nimbus Group, Inc." to "Taylor Madison Corp." On August 18, 2005, the Company changed its name from "Taylor Madison Corp." to its current name, "Telzuit Medical Technologies, Inc."

During fiscal year 2004, the Company turned its focus to the development and wholesale distribution of fragrances and skincare products, both proprietary and under license. In connection with such plan for the development and wholesale distribution of fragrances, skincare products and other products, the Company acquired licensing rights to certain brands that enabled the Company to enter into sub-licensing and distribution agreements, which generated income for the Company in 2004. The Company did not directly manufacture any products or take positions in inventory.

The Company discontinued such operations in 2005 and became a shell company, exploring the viability of acquiring an operating company. In April of 2005, the Company formed a wholly-owned subsidiary, Taylor Madison Holdings Inc. ("Taylor Holdings") and transferred all shares of stock of Nimbus Jets and Take To Auction to Taylor Holdings, pursuant to the Securities Purchase Agreement. Taylor Holdings ownership was subsequently transferred to the former President of Taylor Madison Corp. pursuant to the Securities Purchase Agreement. The transfer constituted full satisfaction of all outstanding obligations owed by the Company to this former officer.

On May 6, 2005, pursuant to its plan to acquire an operating company, Taylor Madison Corp. ("Taylor Madison") entered into a Share Exchange Agreement and acquired all of the issued and outstanding capital stock of Telzuit Technologies, Inc. from Telzuit Technologies, LLC, in exchange for 2,207,723 of the Company's Series B Preferred Stock. Upon completion of the 1-for-31 reverse stock split on August 22, 2005, such shares of Series B Preferred Stock automatically converted into 26,492,676 shares of common stock of the Company. By acquiring all of the issued and outstanding capital stock of Telzuit Technologies, Inc., the Company acquired certain know-how, trade secrets and other proprietary intellectual property rights relating to the development of ambulatory medical devices, including the Bio-Patch Wireless Holter Monitor (collectively referred to herein as the "Bio-Patch Technologies").

Telzuit Technologies, LLC ("Telzuit LLC") is a Florida limited liability company established in 2003. As such, the potential liability of its members is limited to their individual investments in the Company. Telzuit Technologies, Inc. (the "Predecessor" or "Telzuit Inc.") was a Florida corporation established April 1, 2000. During 2003, all assets and liabilities of the Predecessor were merged with the Telzuit Technologies, LLC. The accompanying financial statements present the combined operating results of Telzuit LLC and the Predecessor and give effect to the merger as of January 1, 2003 which resulted in the issuance of Class A and Class B Membership shares to the common and preferred stockholders, respectively, on a one for one basis.

At a special meeting of the shareholders held on August 18, 2005, the shareholders approved to change the Company's name from Taylor Madison Corp. to Telzuit Medical Technologies, Inc, which is more synonymous with the nature of the Company's current operations.

BASIS OF PRESENTATION

On May 6, 2005, Telzuit Technologies, LLC ("Telzuit LLC") and Taylor Madison Corp. ("Taylor Madison / Registrant") reached an agreement. Telzuit LLC formed a wholly-owned subsidiary Telzuit Technologies, Inc. ("Telzuit Inc."). Pursuant to an Asset Purchase Agreement, Telzuit LLC transferred all of its assets to Telzuit Inc. Telzuit LLC, Telzuit Inc. and Taylor Madison then entered into a Share Exchange Agreement pursuant to which Telzuit LLC transferred 100% of the capital stock of Telzuit Inc. in exchange for 2,207,723 shares of Series B Preferred Stock. Due to the conversion rate (12 to 1), irrevocable proxies, and proposed reverse stock split, upon

                                      F-12
  The accompanying notes are an integral part of these consolidated financial statements.

                      TELZUIT MEDICAL TECHNOLOGIES, INC. & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

completion of the Share Exchange Agreement, Telzuit LLC had voting control of Taylor Madison. The transaction was accounted for as a reverse acquisition in accordance with Statement of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations" in which Taylor Madison was acquired by Telzuit LLC (a reverse acquisition in which Telzuit LLC is considered the acquirer for accounting purposes).

The balance sheet as of June 30, 2005 presents the consolidated balance sheets of Telzuit LLC, Telzuit Inc, and Taylor Madison as of that date. The statements of operations, cash flows and changes in stockholders' equity for the six months then ended present the consolidated statements for Telzuit LLC and Telzuit Inc. for the six month period then ended and Taylor Madison for the period May 6, 2005 thru June 30, 2005. Proforma information for Taylor Madison as though it was acquired January 1, 2005 is not presented for there was no operating activity for the period.

The financial statements as of December 31, 2004 and 2003 present the financial statements of Telzuit LLC and Telzuit, Inc. Proforma information as though Taylor Madison had been acquired as of January 1, 2003 has not been disclosed, for Taylor Madison discontinued all of its operations during 2005.

All intercompany accounts and transactions have been eliminated in consolidation.

NATURE OF BUSINESS

Since inception, Telzuit, LLC has primarily been conducting research and development of a remote electro-heart monitoring system. The system consists of a "Biometric Monitoring Patch" and "Personal Digital Assistant" and is being designed to allow physicians to monitor heart patients through a wireless cellular communication network. Telzuit, LLC has not generated any revenue from operations. We currently are a development stage company under the provisions of SFAS No. 7.

REVERSE STOCK SPLIT

On August 18, 2005, the Company's shareholders approved a 1-for-31 reverse stock split of the issued and outstanding common stock effective as of the open of market on August 22, 2005. All share amounts, exercise prices relating to share purchase options and warrants, and earnings per share amounts referred to in these financial statements and notes are presented on a post-split basis unless stated otherwise.

REVISED  FINANCIAL  STATEMENTS

The financial statements for the years ended December 31, 2004 and 2003 have been revised to reflect the omission of stock issued for compensation and services. The inclusion of these changes has the effect of increasing current liabilities by $13,592 and $213 at December 31, 2004 and 2003, and increasing the net loss for December 2004 and 2003 by $13,878 and $56,618, respectively.
The net effect of these adjustments on equity was an increase of $14,553 for December 31, 2004 and a decrease of $13,349 for December 31, 2003.

2.  SIGNIFICANT  ACCOUNTING  POLICIES

USE OF ESTIMATES-These financial statements have been prepared in accordance with generally accepted accounting principles of the United States and, accordingly, require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS-The carrying values of cash and cash equivalents and short-term receivables and payables approximates their fair value due to their short maturities. At June 30, 2005 the fair value of the debt was carried at $144,829 and its face value was $1,057,250. This difference is attributed to the discount associated with the Black Scholes value of warrants and the intrinsic value of the convertible feature.

                                      F-13
  The accompanying notes are an integral part of these consolidated financial statements.

                 TELZUIT MEDICAL TECHNOLOGIES, INC. & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


CASH AND EQUIVALENTS-Cash equivalents are comprised of certain highly liquid investments with maturity of three months or less when purchased. We maintain our cash in bank deposit accounts, which at times, may exceed federally insured limits. We have not experienced any losses in such account.

PROPERTY AND EQUIPMENT-We record our property and equipment at historical cost. We expense maintenance and repairs as incurred. It is the policy of the Company to capitalize items greater than or equal to $1,000 and provide depreciation based on the estimated useful life of individual assets, calculated using the straight line method. For income tax purposes the company uses the accelerated depreciation method.

Estimated useful lives range as follows:

                Years
                -----
            Furniture and equipment             5 - 7
            Computer hardware                     5

INTANGIBLE ASSETS-We follow SFAS No. 144, "Accounting for Impairment of Disposal of Long-Lived Assets", which established a "primary asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

During the six months ended June 30, 2005 and 2004 and the years ended December 31, 2004 and 2003 and from inception, April 1, 2000 through June 30, 2005, no impairment loss was recognized. The costs of applying for patents are capitalized and amortized on a straight line basis over the lesser of the patents' economic or legal life (17 years in the United States). Capitalized costs are expensed if the patent is not granted.

ADVERTISING COSTS- Advertising costs are expensed as incurred and amounted to $697 and $150 for the six months ended June 30, 2005 and 2004, and $2,401 and $7,680 for the years ended December 31, 2004 and 2003, respectively. From inception, April 1, through June 30, 2005 the company has incurred $10,778 in advertising costs.

RESEARCH AND DEVELOPMENT COSTS-Research and development costs consist of expenditures for the research and development of patents and technology, which are not capitalizable. Our research and development costs consist mainly of payroll and payroll related expenses, consultants, testing and FDA regulatory expenses.

STOCK BASED COMPENSATION-SFAS No. 123, "Accounting for Stock-Based Compensation," establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of the grant or the date at which the performance of the services is completed and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current intrinsic value accounting method specified in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," to account for stock-based compensation to employees. We have elected to use the intrinsic value based method for grants to our employees and directors and have disclosed the pro forma effect of using the fair value based method to account for our stock-based compensation to employees.

Telzuit Medical uses the fair value method for equity instruments granted to non-employees. The stock based fair value compensation is determined as of the date of the grant or the date at which the performance of the services is completed (measurement date) and is recognized over the periods in which the related services are rendered.


                                      F-14
  The accompanying notes are an integral part of these consolidated financial statements.

                 TELZUIT MEDICAL TECHNOLOGIES, INC. & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

During all periods presented the Company & subsidiary did not issue any options or warrants to employees.

INCOME TAXES-Deferred income taxes result primarily from temporary differences between financial and tax reporting and operating loss carry forwards. Deferred tax assets and liabilities are determined based on the difference between the financial statement bases and tax bases of assets and liabilities using enacted tax rates. A valuation allowance is recorded to reduce a deferred tax asset to that portion that is expected to more likely than not be realized.

NET LOSS PER SHARE-We use SFAS No. 128, "Earnings Per Share" for calculating the basic and diluted loss per share. We compute basic loss per share by dividing net loss and net loss attributable to common shareholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential shares had been issued and if the additional shares were dilutive. Common equivalent shares are excluded from the computation of net loss per share if their effect is anti-dilutive.

The per share basic and diluted net loss attributable to common stockholders for the six months ended June 30, 2005 and 2004 amounted to ($2.18) and ($2.23) with weighted average shares outstanding basic and diluted of 684,406 and 275,843, respectively. For the years ended December 31, 2004 and December 31, 2003 the net loss per share basic and diluted was ($3.12) and ($5.04) with weighted average shares outstanding basic and diluted of 379,767 and 241,184, respectively. The company did not have the information readily available and has not been characterized as a development stage company for the entire period, "From Inception, April 1, 2000 to June 30, 2005", therefore it has omitted the basic and diluted per share calculation. The convertible Preferred Stock, Options and Warrants outstanding at all periods were excluded from the shares used to calculate diluted earnings per share as their inclusion would be anti-dilutive. The amount of Series A Preferred, Series B Preferred, convertible debenture, and warrants excluded from the computation for the six months ended June 30, 2005 were 4,644,365, 27,099,672, 2,682,315, and 11,096,991, respectively. The company had no other anti-dilutive securities outstanding as of June 30, 2005. For the years ended December 31, 2004 and 2003 and the six months ended June 30, 2004 the company had no issued or outstanding anti-dilutive securities.

STOCK SUBSCRIBED - Stock subscribed consists of Series A Preferred stock committed to investors in which receipt of funds were still outstanding at year end.

STOCK PAYABLE - Stock payable consists of stock committed but not issued to service providers at year end.

CLASS A MEMBERSHIP UNITS- Class A membership units were previously holders of the common stock of Telzuit Technologies, Inc. Each Class A unit has one vote for all purposes and cumulative voting is not permitted in the election of directors. Accordingly, the holders of more than 50% of all of the outstanding Class A units will be able to elect all of the directors. Significant transactions such as amendments to the articles of organization, mergers, sales of assets and dissolution or liquidation require approval by the affirmative vote of the majority of the outstanding Class A units. Other matters to be voted upon by the holders of Class A units also require the affirmative vote of a majority of the members present at the particular Shareholders' meeting.

CLASS B MEMBERSHIP UNITS- Class B members were previously holders of the preferred stock of Telzuit Technologies, Inc. Class B members generally do not have voting rights, but are entitled to all other rights of Class A Members. On April 19, 2005 all Class B membership units were converted to Class A units. The converted Class A units were given all the rights and obligations of a Class A membership unit listed above.

SERIES A PREFERRED SHARES- On June 22, 2005, the board of directors designated 7,700,000 of preferred shares as Series 'A' convertible preferred stock. The holders of Series A Preferred stock have the right to vote on an as-converted basis, with our common shareholders on all matters submitted to a vote. Each share of Series A Preferred stock is convertible into common stock at a price of sixty cents ($.60) per share of common stock. In addition, the holders of Series A Preferred stock are entitled to receive a dividend equal to ten percent (10%) payable semi-annually. The Company can pay the dividend: (i) in cash, (ii) in kind, with (a) shares of Series A Convertible Preferred stock and (b) Class B Warrants; or (iii) in shares of registered Common Stock. In the event of liquidation, dissolution or winding up of the company either voluntarily or involuntarily Series A Preferred holders are entitled to receive an amount equal to the Stated

                                   F-15
  The accompanying notes are an integral part of these consolidated financial statements.

                 TELZUIT MEDICAL TECHNOLOGIES, INC. & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


Value of the Preferred stock ($1.00) plus any accrued but unpaid dividends. Series A Preferred shares rank senior to our common stock, Series B Preferred stock, and any other securities we may issue.

SERIES B PREFERRED SHARES- On May 6, 2005, our board of directors designated 2,300,000 of the preferred shares as series 'B' preferred stock. The holders of Series B Preferred Stock have the right to vote on an as-converted basis, with our common shareholders on all matters submitted to a vote of our shareholders. Each share of Series B Preferred stock converts into 12 shares of common stock. Holders of Series B Preferred stock are entitled to participate ratably, on an as converted basis, with our common stock holders in the payment of dividends. In the event of any liquidation, dissolution, or winding up of the company, either voluntarily or involuntarily, the holders of Series B Preferred stock would participate ratably, on an as-converted basis, with our common stock as to any distribution of assets. Our Series B Preferred stock ranks junior to our Series A Preferred stock and ranks equal, on an as-converted basis, with our common stock. Subsequent to year end all Series B Preferred holders coverted to common stock.

NEW  ACCOUNTING  PRONOUNCEMENTS
In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4". The amendments made by Statement 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. Telzuit Medical has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the company's overall results of operations or financial position since Telzuit Medical currently does not have any manufacturing operations or inventory.

In December 2004, the FASB issued SFAS No.153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions." The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The FASB believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the FASB believes this statement produces financial reporting that more faithfully represents the economics of the transactions. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of SFAS 153 shall be applied prospectively. Telzuit Medical has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.123 (revised 2004), "Share-Based Payment". SFAS 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123(R) replaces FASB Statement No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25,

"Accounting for Stock Issued to Employees". SFAS 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would


                                   F-16
  The accompanying notes are an integral part of these consolidated financial statements.

                 TELZUIT MEDICAL TECHNOLOGIES, INC. & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. For public entities that file as small business issuers SFAS 123(R) is applicable as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. Telzuit Medical evaluated the impact of the adoption of SFAS 123(R), and believes that the impact will be insignificant to the company's overall results of operations and financial position.

In December 2004 the Financial Accounting Standards Board issued two FASB Staff Positions-FSP FAS 109-1, Application of FASB Statement 109 "Accounting for Income Taxes" to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, and FSP FAS 109-2 Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004. Neither of these affected the Company as it does not participate in the related activities

3.  OTHER CURRENT ASSETS

As of June 30, 2005 other current assets consist of the following items:

                                                       JUNE 30, 2005
                                                       -------------
              Vendor merchandise credit                    $32,700

              Prepaid marketing                            916,667

              Prepaid Professional Fees                    282,253

              Receivable other - Series A                  344,275

              Other                                         11,424
                                                       -------------
              Total other current assets                $1,587,319
                                                       =============


As of December 31, 2004 and 2003 other current assets consist of the following items:


                                                      DECEMBER 31,
                                                     2004     2003
                                                  ------------------
              Vendor merchandise credit           $32,700    $   --

              Parts inventory used in development   3,126    13,090

              Other                                 1,878     2,664

              Total other current assets          $37,704   $15,754
                                                  ==================


                                   F-17
  The accompanying notes are an integral part of these consolidated financial statements.

                 TELZUIT MEDICAL TECHNOLOGIES, INC. & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


4.  PROPERTY  AND  EQUIPMENT

The Company's property and equipment as of June 30, 2005 is as follows:

                                                            JUNE 30, 2005

              Computer equipment (includes $434,181
              of equipment  not yet placed in service)
                                                               $575,105

              Leasehold improvements                              1,200

              Furniture and fixtures                              8,555

              Software                                            1,038
                                                              ---------

              Total property and equipment                      585,898

              Accumulated depreciation                         (34,667)
                                                              ---------

              Property and equipment, net                     $ 551,231
                                                              =========


Depreciation expense amounted to $12,228 and $8,117 during the six months ended June 30, 2005 and 2004, respectively and $34,667 from Inception, April 1, 2000 to June 30, 2005.

The Company's property and equipment as of December 31, 2004 and 2003 is as follows:

                                                             DECEMBER 31
                                                          2004         2003
                                                         -------------------
              Computer equipment                         $106,804    $62,321

              Furniture and fixtures                        8,555         --

              Software                                      1,038         --
                                                         -------------------

              Total property and equipment                116,397     62,321

              Accumulated depreciation                    (22,439)    (5,767)
                                                         -------------------

              Property and equipment, net                 $93,958    $56,554
                                                         ===================

                                   F-18
  The accompanying notes are an integral part of these consolidated financial statements.

                 TELZUIT MEDICAL TECHNOLOGIES, INC. & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


Depreciation expense amounted to $16,672 and $5,767 during the years ended December 31, 2004 and 2003, respectively.

5.  INTANGIBLE  ASSETS

The Company's intangible assets as of June 30, 2005, December 31, 2004 and 2003 were $60,963, $55,962, and $55,962, respectively.

The company has not been amortizing the costs of the patents but will begin once they have been approved. All costs associated with filing a patent are capitalized unless the patent application is rejected.

6.  RELATED  PARTY  TRANSACTIONS

Included in the accrued liabilities of the Company as of June 30, 2005 is $75,000 due to a former officer for the assignment of rights.

During the year ended December 31, 2004, the Company borrowed $5,000 on a short term basis from an employee. This amount was repaid subsequent to December 31, 2004. Terms of the borrowing included no interest and accordingly, no interest was paid during 2004.

During the year ended December 31, 2003, the Company entered into a construction services agreement with a related entity controlled by the brother of the Company's former chief executive officer. The Company has paid approximately $20,000 related to this contract and is disputing any additional payments.

During the year ended December 31, 2003, the Company made lease payments of approximately $23,000 to a related entity controlled by the former chief executive officer.

The Company paid the following amounts to members of management or related entities controlled by members of management:

                                       DECEMBER 31
                                    2004         2003
                                  -----------------------
              Commissions         $      -     $ 135,211

              Contract labor        33,500       103,165

              Consulting fees            -        87,866
                                  -----------------------
                                  $ 33,500     $ 326,242
                                  =======================


On August 18, 2005, the Board of Directors elected the managing member of Midtown Partners & Co., LLC to serve as a Class I Director of the Company's Board of Directors. There was no arrangement or understanding between managing member and any other person(s) pursuant to which the managing member was selected as a director.

Midtown Partners & Co., LLC ("Midtown Partners"), is the NASD licensed broker-dealer that assisted the Company with its recent private placement of securities (the "Private Placement"). Midtown Partners acted as placement agent for the Company in connection with the Private Placement. Pursuant to the terms of the placement agent agreement, the Company agreed to pay Midtown Partners a cash commission and to issue warrants to Midtown Partners based on a percentage of the securities sold in the Private Placement. As of June 30, 2005 $305,389 was paid in commissions and 1,738,882 warrants were issued to Midtown Partners, LLC in connection with the placement. In addition, for other services rendered, the Company has issued 50,583 shares of its Series B Preferred stock to Midtown Partners.


                                   F-19
  The accompanying notes are an integral part of these consolidated financial statements.

                 TELZUIT MEDICAL TECHNOLOGIES, INC. & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


In addition, the managing member of Midtown Partners & Co., LLC is also the managing member of Total CFO, LLC ("Total CFO"),which provides consulting and CFO services. The Company has engaged Total CFO to provide accounting services (the "Services Agreement") for a period of one year beginning June 30, 2005. The agreement between Total CFO and the Company calls for payments of $10,000 per month for the first three months and $8,500 per month for the remainder of the agreement.

7.  INCOME  TAXES

For the years ending December 31, 2004 and 2003 the Company was an LLC and was not a taxpaying entity for federal or state income tax purposes, and thus no income tax expense has been recorded in the accompanying financial statements. Income of the Company is taxed for federal income tax purposes to the members on their respective tax return. Irrespective of the fact it was an LLC; the Company has had significant losses and would have incurred no federal or state tax expense on a pro forma basis.

The company has net operating loss carryovers which are substantially limited due to the change in ownership. We have provided no current income tax expense due to the losses incurred through the six months ended June 30, 2005. Net operating losses for tax purposes were approximately $1,400,000 at June 30, 2005, which are available for carry forward. The Company will elect to forgo the carry back and will carry the net operating losses forward for twenty years. We have provided a 100% valuation allowance for the deferred tax benefit resulting from the net operating loss carryover due to the fact that we are a pre revenue company and have a substantial loss from current operations and the Company's inability to predict taxable income. In addressing the potential impact of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences are deductible. A reconciliation of the statutory Federal income tax rate and the effective income tax rate for the six months ended June 30, 2005 is as follows:

                                                   JUNE 30,  2005
                                                   --------------

              Statutory federal income tax rate         (34.00)%
              State income taxes, net of federal taxes   (3.93)%
              Non-deductible items                         .23%

              Valuation allowance                        37.70%

              Effective income tax rate                   0.00%

Significant components of deferred tax assets and liabilities are as follows:


                                                   JUNE 30, 2005
                                                   -------------

              Deferred tax assets (liabilities):
              Net operating loss carry forwards       534,007
              Depreciation and amortization            (5,304)
              Deferred tax assets, net                528,703
                                                   -------------
              Valuation allowance                    (528,703)
              Net deferred tax asset                     ---


8.  SERIES  A  PREFERRED  STOCK  OFFERING

On June 27, 2005, the Company completed its Series A Preferred private placement of approximately $3,199,619, which such amount

                                   F-20
  The accompanying notes are an integral part of these consolidated financial statements.

                 TELZUIT MEDICAL TECHNOLOGIES, INC. & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS



includes the $1,749,990 that had previously closed on June 22, 2005 and $413,000 of which was stock subscribed as of June 30, 2005. Pursuant to the Securities Purchase Agreement, the Registrant, on June 27, 2005, issued (a) 1,036,629 shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock"), and (b) Class B Warrants entitling holders of the Series A Preferred Stock to purchase, in the aggregate, 1,727,715 shares of Registrants' common stock, par value $.001 per share (the "Common Stock"), at an exercise price of $.80 per share (the "Series A Financing"). The Series A Preferred Stock converts into shares of the Registrant's Common Stock at a price of $.60 per share of Common Stock. The purchase price paid to the Registrant in connection with the Series A Financing that closed on June 27, 2005 was $1,036,629. The Series A Preferred Stock and Class B Warrants were sold to institutional or accredited investors.

The Class B Warrants are exercisable by the holder at any time before the date five (5) years from the date of issuance. Beginning twelve (12) months following the date of issuance of the Class B Warrants, if the closing bid price of the Registrant's Common Stock exceeds two dollars ($2.00) US for a period of twenty
(20) consecutive trading days and the Registrant's Common Stock has an average trading volume in excess of fifty thousand (50,000) shares per day for the twenty (20) prior trading days, the Class B Warrants may be redeemed by the Company at one cent ($.01) per warrant.

The issuance of the Series A Preferred Stock, the Class B Warrants, and related contract rights were exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act for transactions not involving a public offering and based on the fact that the Series A Preferred Stock and Class B Warrants were issued only to institutional or accredited investors.

9.  CONVERTIBLE  DEBENTURE  FINANCING

During May 2005 the Company pursuant to a Securities Purchase Agreement and Share Exchange Agreement, issued (a) 10% Convertible Debentures, having an aggregate original principal balance of $1,057,250, and (b) Class A Warrants entitling the debenture holders to purchase, in the aggregate, 1,334,062 shares of the Registrants' Common Stock at an exercise price of $.60 per share (the
"Bridge Financing"). The 10% Convertible Debentures are due one year from the date of issuance, or, upon the earlier occurrence of certain events specified in each 10% Convertible Debenture, all principal and accrued interest of each debenture automatically converts into either (a) shares of the Registrant's Common Stock at a price of $.40 per share of Common Stock, or (b) units at a price of $.66 per unit, each unit being comprised of (i) one share of Series A Preferred Stock which converts into Common Stock at a price of $.60 per share, and (ii) one Class B warrant, each Class B warrant having an exercise price of $.80 per share. The purchase price paid to the Registrant in connection with the Bridge Financing was $1,057,250. The securities issued in connection with the Bridge Financing were issued pursuant to Rule 506 of Regulation D. The 10% Convertible Debentures and Class A Warrants were sold to institutional or accredited investors. The company closed the Bridge Financing in two traunches raising $565,000 and $492,250 on May 6, 2005 and May 19, 2005 respectively.

During the year ended June 30, 2005, the Company issued convertible notes totaling $1,057,250. Upon issuance, the Company incurred a debt discount in the amount of $1,057,250 as a result of the intrinsic value of the beneficial conversion feature and the detachable warrants described in Note 10. During the year ended June 30, 2005 the Company amortized $144,829 of the debt discount to interest expense.

10.  OPTIONS  AND  WARRANTS  OUTSTANDING


                                      F-21
  The accompanying notes are an integral part of these consolidated financial statements.

                 TELZUIT MEDICAL TECHNOLOGIES, INC. & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


Stock Option Plan

In  November 2001, the shareholders approved an amendment to the Option Plan, to
(1) increase the number of shares reserved for issuance under the Option Plan from 2,442,857 shares of Common Stock to 4,442,857 shares of Common Stock and
(2) effect various additional modifications to the Option Plan, including (a) the removal in its entirety of Section 13 of the Option Plan, entitled "Redemption of Shares by the Company," (b) the removal in its entirety of
Section 18 of the Option Plan, entitled "Information for Optionees," (c) the addition to Section 17 of the Option Plan, entitled "Amendment and Termination of the Plan" of a fixed date of termination for the Option Plan, (d) the replacement of language in Section 3 of the Option Plan, entitled "Number of Shares Available For Options," to change the current pool of stock available for issuance as options under the Option Plan from fifteen percent (15%) of the issued and outstanding shares to 4,442,857 shares, and (e) approval and adoption of the Nimbus Group, Inc. 2001 Amended and Restated Stock Option Plan (the "Amended Option Plan"). Shares covered by any option granted under the Option Plan, which expires unexercised, become available again for grant under the Amended Option Plan.

As part of the share exchange agreement dated May 6, 2005 all options issued and outstanding were cancelled. As of June 30, 2005 no options were outstanding.

The following table summarizes information on all common share purchase options by the company for the year ended June 30, 2005. The table reflects the 1 for 31 stock split effective August 18, 2005.



                                      2005               2004             2003
                                ------------------  ----------------  --------------
                                          WEIGHTED          WEIGHTED        WEIGHTED
                                          AVERAGE           AVERAGE         AVERAGE
                                          EXERCISE          EXERCISE        EXERCISE
DESCRIPTION                      SHARES   PRICE     SHARES  PRICE    SHARES PRICE
Outstanding, beginning of year   33,742   $  7.50   23,935   $ 1.24       -       -
Granted                               -         -   21,744   $ 7.50  23,935  $ 1.24
Exercised                             -         -  (11,937)  $ 1.24       -       -
Cancelled                       (33,742)  $  7.50        -        -       -       -
Forfeited                             -         -        -        -       -       -
                                --------  -------  --------  ------  ------  ------
Outstanding, end of year              -         -   33,742   $ 7.50  23,935    1.24
                                --------  -------  --------  ------  ------  ------
Exercisable                           -             11,247           23,935
                                ========           ========          ======



                                   F-22
  The accompanying notes are an integral part of these consolidated financial statements.

                 TELZUIT MEDICAL TECHNOLOGIES, INC. & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


The following tables summarizes information on warrants issued by the company for the six months ended June 30, 2005, including and common share equivalents relating series 'A' preferred share purchase warrants.

                                        2005               2004             2003
                                 ------------------  ---------------- -----------------
                                            WEIGHTED          WEIGHTED         WEIGHTED
                                            AVERAGE           AVERAGE          AVERAGE
                                            EXERCISE          EXERCISE         EXERCISE
DESCRIPTION                      WARRANTS   PRICE   WARRANTS  PRICE  WARRANTS  PRICE
Outstanding, beginning of year           -       -         -      -         -      -
Granted                         11,096,991  $ 0.76         -      -         -      -
Exercised                                -       -         -      -         -      -
Cancelled                                -       -         -      -         -      -
Forfeited                                -       -         -      -         -      -
                                ----------  ------  --------  -----  --------  -----
Outstanding, end of year        11,096,991  $ 0.76         -      -         -      -
                                ----------  ------  --------  -----  --------  -----
Exercisable                     11,096,991                 -                -
                                ==========          ========         ========



                                         WEIGHTED AVERAGE
                        REMAINING        CONTRACTUAL LIFE    WEIGHTED AVERAGE
WARRANTS             NUMBER OUTSTANDING     (YEARS)           EXERCISE PRICE
-----------------    ------------------  ----------------    -----------------
Class A Warrants              1,334,602             4.85              $0.60
Class B Warrants              8,023,507             5.00              $0.80
Class BD Warrants               465,638             4.85              $0.60
Class BD-B Warrants             636,622             5.00              $0.60
Class BD-B Warrants             636,622             5.00              $0.80



In connection with the issuance of $1,057,250 of convertible debt as described in Note 9, $1,057,250 of the proceeds have been allocated to the beneficial conversion feature of the debentures and the 1,321,563 detachable stock warrants issued with the debt. Upon surrender of warrants, the holders are entitled to purchase shares of the Company's common stock at an exercise price of $.60 per share. The warrants have a five year life.

The fair value of each warrant granted is estimated on the grant date using the Black-Scholes option pricing model. The following

                                   F-23
  The accompanying notes are an integral part of these consolidated financial statements.

                 TELZUIT MEDICAL TECHNOLOGIES, INC. & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


assumptions were made in estimating fair value:

                                       2005
                            ------------------------
Dividend yield                       0.0%
Risk-free interest rate             3.73%
Expected life                     6 months
Expected volatility                 92.2%

There were no purchase options or warrants outstanding as of December 31, 2004 and 2003.

11.  COMMITMENTS  AND  CONTINGENCIES

The Company leases certain office premises under a non-cancelable operating lease. The lease expires May 2006 and requires the Company to pay real estate taxes, insurance and other costs.

Aggregate minimum rental commitments at June 30, 2005 under non-cancelable operating leases are summarized as follows:

                                            GROSS
                              JUNE 30,     RENTALS
                              ---------------------
                                2006      $  41,300


Rental expense included in operations totaled approximately $22,300 and $19,500 for the six months ended June 30, 2005 and 2004, respectively.

Rental expense included in operations totaled approximately $39,000 and $37,000 for the years ended December 31, 2004 and 2003, respectively.

The Company has entered into employment agreements with various officers and key employees. These agreements establish bonuses based upon performance and provide for severance compensation under some circumstances. In addition, certain employees are to receive common stock on an annual basis as part of their compensation. Each of the officers has an employment agreement with

Telzuit Technologies, Inc., a wholly owned subsidiary of the Registrant. The employment agreement for each of the company's three officers has a term of two years and provides for an annual salary of $150,000.

On May 1, 2005, the Company assigned to Taylor Madison Holdings, Inc., and Taylor Madison Holdings, Inc. assumed, all rights and obligations under the MLB License Agreement. In addition, the Securities Purchase Agreement dated May 6, 2005 provides for indemnity for the company's previous officers from liabilities arising from the MLB License Agreement. MLB has not released the Company from the $35, 000 liability associated with the MLB License Agreement.

On  November  2,  2004,  the Company entered into an Exclusive Manufacturing and
Distribution Agreement (the "Boom Agreement") with Boom, LLC, a New York corporation ("Boom"). Pursuant to the Boom Agreement, the Company appointed Boom as its exclusive manufacturer and distributor for personal care products to be sold under the MLB License Agreement. Pursuant to the Boom Agreement, the Company is entitled to retain a royalty payment of 2.5% of net sales under the MLB License Agreement. As of June 30, 2005, no products had been manufactured or distributed under the Boom Agreement. The Boom Agreement terminates upon termination of the MLB License Agreement.



                                      F-24
  The accompanying notes are an integral part of these consolidated financial statements.

                 TELZUIT MEDICAL TECHNOLOGIES, INC. & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS



On May 1, 2005, the Company assigned to Taylor Madison Holdings, Inc., a Florida corporation, and Taylor Madison Holdings, Inc. assumed all rights and obligations under the Boom Agreement. In addition, the Securities Purchase Agreement dated May 6, 2005, provides indemnity for the company's previous officers from liabilities arising from the Boom Agreement. Boom has not released the Company from the Boom License Agreement.

On the July 31, 2004 the Company entered into a five year agreement with an unrelated company to provide certain software to be used in the operation and delivery of the Company's product and services. Under the terms of the agreement the Company made an immediate non-refundable payment of 86,100 Euro or $108,690 and was due to make additional payments of approximately160,000 Euro or $193,056 during 2005. In further consideration of the rights granted to the Company in relation to this agreement it is to pay the provider a royalty equal to (a) 5% of the sales of the Company up to five hundred thousand Euro thereafter (b) 3.75% for the next five hundred thousand Euro and thereafter (c) 2.5% until the end of the agreement. To date the Company has not received a working copy of the software from the provider and therefore has not made any payments beyond the initial 86,100 Euro or $108,690. The denomination of this agreement in foreign currency subjects the Company to foreign currency fluctuation risk.

Pursuant to the terms of the Series A Preferred Stock financing, the Series A investors are entitled to receive additional Class B Warrants in the event the Company has not filed an SB-2 Registration Statement within forty-five (45) days after the date of closing of the Series A Preferred Stock financing. For purposes of computing such penalties, the Series A Preferred Stock financing closed on June 22, 2005, and such filing penalty began to accrue on August 6, 2005. Because the Company did not timely file its SB-2 Registration Statement, the Company owes the Series A investors 1.5% of the sum of the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock into Common Stock, and the number of shares of Common Stock issuable upon exercise of the Class B Warrants originally issued, and for each subsequent 30-day period after August 6, 2005, the Company owes the investors an additional 1.5% until the SB-2 is filed with the SEC; provided, however, in no event shall the maximum number of Class B Warrants issued in connection with failure to timely file a registration statement exceed nine percent (9.0%) of the Common Stock issuable upon conversion of the Series A Preferred Stock and upon exercise of the Class B Warrants originally issued on the date of the Closing. To date, the Company owes investors liquidated damages equal to 4.5%, which equates to 722,116 Class B Warrants.

In addition to the penalty warrants referenced above, the Series A investors are also entitled to receive additional Class B Warrants in the event the Company's SB-2 Registration Statement has not been declared effective by the SEC by the date one hundred and twenty (120) days after the date of closing the Series A financing; provided, however, if the SEC issues a full set of review comments with regard to the SB-2 Registration Statement, then the penalty warrants do not begin to accrue until one hundred and fifty (150) days after the closing of Series A financing. If the SEC does not ultimately issue a full set of review comments with regard to the SB-2 Registration Statement, then the penalties for failure to have the registration statement declared effective began to accrue on October 22, 2005. If the SEC does ultimately issue a full set of review comments with regard to the SB-2 Registration Statement, then such penalties will not began to accrue until November 22, 2005.

The penalty based upon an untimely effective date of the SB-2 Registration Statement is 1.5% of the sum of the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock into Common Stock, and the number of shares of Common Stock issuable upon exercise of the Class B Warrants originally issued, and for each subsequent 30-day period after October 22, 2005 (or November 22, 2005, if applicable), an additional 1.5% until the SB-2 Registration Statement is declared effective; provided, however, in no event shall the maximum number of Class B Warrants issued due to an untimely effective date for the SB-2 Registration Statement exceed nine percent (9.0%) of the Common Stock issuable upon conversion of the Series A Preferred Stock and upon exercise of the Class B Warrants originally issued on the date of the Closing. Assuming that the SEC does not ultimately issue a full set of review comments, to date, the Company owes investors liquidated damages equal to 1.5% which equates to 240,705 Class B Warrants.

The total penalties incurred pursuant to the terms of the Series A Preferred Stock financing require the issuance of additional Class B warrants in the amount of 962,821. The calculation of these warrants includes the conversion of the convertible debenture into Series A Preferred shares subsequent to year end.

12.  LEGAL  PROCEEDINGS

Focused  Strategies, Inc. v. Telzuit Technologies, LLC and Telzuit Technologies,
--------------------------------------------------------------------------------
Inc.  On  June 8, 2005, Focused Strategies, Inc., a Florida corporation, filed a
----
Complaint for Damages and Declaratory Relief in the Circuit Court of the Ninth Judicial Circuit in and for Orange County, Florida, titled Focused Strategies,
Inc. v. Telzuit Technologies, LLC and Telzuit Technologies, Inc., Case No. 48-2005-CA-004920-O (the "FSI Complaint"). In July 2005, Telzuit Technologies, LLC and Telzuit Technologies, Inc. filed an

                                   F-25
  The accompanying notes are an integral part of these consolidated financial statements.

                 TELZUIT MEDICAL TECHNOLOGIES, INC. & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


Introduction, Answer, Defenses, Counterclaims and Third Party Claims of the Defendants (the "Answer and Counter-Claim"). Telzuit Technologies, Inc is a Florida corporation and wholly-owned subsidiary of Telzuit Medical. Telzuit Technologies, LLC is a Florida limited liability company which owns a majority of the issued and outstanding capital stock of Telzuit Medical.

Telzuit Technologies, LLC hired Focused Strategies, Inc. to provide consulting services pursuant to an Engagement Agreement dated March 16, 2001, (the "Engagement Agreement"). In the FSI Complaint, Focused Strategies, Inc. alleges that it performed its duties and obligations under the Engagement Agreement and seeks damages of $818,678 for alleged unpaid professional fees and expenses.

In addition, in the FSI Complaint, Focused Strategies, Inc. requests declaratory relief seeking (a) a determination as to the current ownership of Telzuit Technologies, LLC, (b) a determination as to the controlling ownership group of Telzuit Technologies, LLC, and (c) a determination as to the validity of the Share Exchange Agreement, dated May 6, 2005, between Telzuit Technologies, LLC, Telzuit Medical, et. al., providing for the transfer of all of the issued and outstanding capital stock of Telzuit Technologies, Inc. to Telzuit Medical in exchange for capital stock of Telzuit Medical.

The management of Telzuit Technologies, LLC, Telzuit Technologies, Inc., and Telzuit Medical believe that Focused Strategies, Inc.'s claims are not substantiated by the facts, are without merit, and intend to defend their positions vigorously. In the Answer and Counter-Claim, Telzuit Technologies, Inc. and Telzuit Technologies, LLC assert a number of defenses in response to the allegations made in the FSI Complaint, including fraud, breach of contract, and self-dealing. In addition, in the Answer and Counter-Claim, Telzuit Technologies, Inc. and Telzuit Technologies, LLC have filed counter-claims against the claimant based on fraud and breach of contract and cross-claims against MKCS, Inc. based on fraud and breach of implied contract. In connection with each of these claims, Telzuit Technologies, Inc. and Telzuit Technologies, LLC seek damages in excess of $15,000.

In addition, subsequent to December 31, 2004, the plaintiffs made an offer to settle this litigation, which Telzuit LLC has rejected. Management believes that the plaintiffs' claims are not substantiated by the facts and intends to defend Telzuit LLC's position vigorously.

During 2003, entities controlled by the former chief executive officer of Telzuit LLC's brother initiated legal action in the United States District Court, Middle District of Florida, Orlando Division, seeking an involuntary bankruptcy of the Company and alleging unpaid contractual obligations of approximately $650,000. During 2004 the bankruptcy court declined the involuntary bankruptcy noting that a valid dispute exists, but that the nature of the dispute should be resolved in another court. The plaintiffs proceeded to appeal. Subsequent to December 31, 2004, the appeals court upheld the decision of the bankruptcy court.

During 2001, the Company entered into an agreement with a former officer and founder to pay royalties ranging from $3 to $6 per unit sold up to a maximum of approximately $450,000. On June 7, 2005 the company entered into an assignment of rights agreement with the former officer and founder whereby the company agreed to pay $100,000 in four equal installments. The first payment of $25,000 was paid on June 10, 2005.

During 2003 and 2004, the Board of Directors of the Company voted to rescind 26,198,010 Class A membership units and 1,738,500 Class B membership units which it believes were issued improperly for no consideration. As of December 31, 2004, two affected parties have threatened, but have not brought any legal action related to the rescission. The two parties constituted 13,213,000 of Class A membership units and 1,338,500 of the Class B membership units rescinded. The Company acknowledges there may be additional parties to file suit. Should any of the affected parties begin legal action, the Company intends to defend its position vigorously.

The Company is occasionally party to other litigation or threat of litigation arising in the normal course of business. Management, after consultation with legal counsel, does not believe that the resolution of any such matters will have a material effect on the Company's financial position or results of operations.

                                   F-26
  The accompanying notes are an integral part of these consolidated financial statements.

                 TELZUIT MEDICAL TECHNOLOGIES, INC. & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


Except as set forth above, as of the date of this filing, there are no other material pending legal or governmental proceedings relating to our company or properties to which we are a party, and to our knowledge there are no material proceedings to which any of our directors, executive officers or affiliates are a party adverse to us or which have a material interest adverse to us.

13.  SUBSEQUENT  EVENTS

On August 19, 2005, Telzuit Medical Technologies, Inc. accepted an additional investment of $200,000 as part of its Series A Preferred private placement of approximately $3,399,610, which amount includes the $1,749,990 previously closed on June 22, 2005, the $413,000 stock subscribed at June 30, 2005, and the $1,036,629 which closed on June 27, 2005. Pursuant to the Securities Purchase Agreement, the Registrant on August 19, 2005, issued 200,000 shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock"), and (b) a Class B Warrant entitling the Holder of the Series A Convertible Preferred
Stock to purchase 333,334 shares of the Registrant's Common Stock at an exercise price of $.80 per share on a post reverse stock split basis (the "Series A Financing"). The Series a Preferred Stock converts into the Registrant's Common Stock at a price of $.60 per share on a post reverse stock split basis of Common Stock. The purchase price paid to the Registrant in connection with the Series A Preferred Financing that closed on August 23, 2005 was $200,000. The Series A Preferred Stock and Class B Warrant were sold to an institutional or accredited investor (the "Holder"). The Class B Warrant is exercisable by the Holder at any time before the date five (5) years from the date of issuance.

All Convertible Debentures outstanding as of June 30, 2005 have been converted into 1,614,551 Series A Preferred Stock subsequent to the year end. All converted debentures received the same instrument described herein including the Class B Warrant.

On August 18, 2005, at a special meeting of the shareholders of the Company, the shareholders approved, by the requisite majority vote, (a) to amend the Company's Articles of Incorporation to increase the authorized Common Stock, par value $.001 per share, of the Company from 50,000,000 shares to 100,000,000 shares; and (b) to effect a 1-for-31 reverse stock split of the issued and outstanding Common Stock, par value $.001 per share, of the Company (collectively, the "Corporate Actions"). NASDAQ effected the 1-for-31 reverse stock split on August 22, 2005, upon receipt of stamped Articles of Amendment and the shareholders' resolution approving the Corporate Actions.

On August 8, 2005 the Company entered into a definitive agreement with AlphaMedica to provide marketing services. The agreement, with a term of twelve
(12) months, will cover a broad range of services relating to marketing the BioPatch platform. The initial focus will be on launching the first marketing campaign for the BioPatch Wireless Holter Monitor, which the Company anticipates being available for use later this year. In addition, AlphaMedica will help guide the Company with introducing and marketing the various other products that the Company intends to bring to market during 2006, including the BioPatch Wireless Cardiac Event Monitor. The anticipated total expenditures paid to AlphaMedica during the term of the contract are estimated to be approximately $500,576. Of this amount three of AlphMedica's partners agreed to accept fees amounting to $241,334 in the Company's S-8 stock. The total number of S-8 shares awarded by the Company in connection with this agreement is 60,633. The remaining balance of $259,242 is to be paid in two equal installments of $129,621.

On August 19, 2005 the Company established a stock-based compensation incentive plan for the purpose of providing a means of non-cash remuneration to selected eligible participants who contribute to the operating progress and earning power of the Company and/or to provide incentives to employees and directors by offering them an opportunity to acquire a proprietary interest in the Company (the "Plan"). The total number of shares of Common Stock reserved for issuance by the Company either directly as stock awards or underlying Options granted under the Plan is 2,024,000. Shares may be issued under the Plan only upon approval of the Board of Directors of the Company. All such shares are calculated after the 1 for 31reverse stock split effective on August 22, 2005.


                                   F-27
  The accompanying notes are an integral part of these consolidated financial statements.

                 TELZUIT MEDICAL TECHNOLOGIES, INC. & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


Subsequent to year end, the company has issued 519,000 and authorized the issuance of an additional 456,083 shares. All issued and authorized shares have been issued to employees, directors, and consultants and therefore have or will be registered pursuant to S-8. Of the shares issued 429,000 shares have been issued to employees, 55,000 have been issued to directors and 35,000 to consultants. Of the shares authorized, none will be issued to employees, 25,000 are slated to be issued to the directors and the remaining 431,083 to consultants.


                                      F-28
  The accompanying notes are an integral part of these consolidated financial statements.

                       TELZUIT MEDICAL TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
        AS OF SEPTEMBER 30, 2005 (UNAUDITED) AND JUNE 30, 2005 (AUDITED)
     AND FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)
                AND THE PERIOD APRIL 1, 2000 (DATE OF INCEPTION)
                     THROUGH SEPTEMBER 30, 2005 (UNAUDITED)
===============================================================================

                                     TELZUIT MEDICAL TECHNOLOGIES, INC. & SUBSIDIARY
                                            (A DEVELOPMENT STAGE COMPANY)
                                         CONDENSED CONSOLIDATED BALANCE SHEET


                                                                                               SEPTEMBER 30,  JUNE 30,
                                                     ASSETS                                       2005          2005
                                                                                               ------------  ------------
                                                                                                (UNAUDITED)    (AUDITED)
Current assets:
  Cash and cash equivalents                                                                    $ 2,249,023   $ 2,351,794

  Other current assets
    Vendor merchandise credit                                                                       32,700        32,700
    Prepaid marketing                                                                              666,667       916,667
    Prepaid professional fees                                                                      342,238       282,253
    Receivable other-Series A                                                                            -       344,275
    Other                                                                                           13,575        11,424
                                                                                               ------------  ------------
  Total other current assets                                                                     1,055,179     1,587,319
                                                                                               ------------  ------------

    Total current assets                                                                         3,304,203     3,939,113

Property and equipment, net of accumulated depreciation of $41,413 and $34,667, respectively       598,361       551,231

Intangible assets, net of accumulated amortization of $0                                            60,962        60,962

Other assets:
    Debt issuance costs                                                                                  -       367,340
    Licensed software                                                                              210,722       113,690
    Other                                                                                           24,631         4,631
                                                                                               ------------  ------------
Total other assets                                                                                 235,353       485,661
                                                                                               ------------  ------------

TOTAL ASSETS                                                                                   $ 4,198,879   $ 5,036,967
                                                                                               ============  ============

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable                                                                               $   193,143   $    33,813

Accrued expenses                                                                                    84,838       176,700
                                                                                               ------------  ------------

    Total current liabilities                                                                      277,981       210,513

Long-term liabilities:

10% convertible debentures                                                                               -       144,829

Stockholders' equity:

Series "A" convertible preferred stock, $0.001 par value;
7,700,000 shares authorized; 5,014,170 and 2,786,619 shares issued and outstanding
as of September 30, 2005 and June 30, 2005, respectively.                                            5,015         2,787

Series "B" convertible preferred stock, $0.001 par value;
2,300,000 shares authorized; 0 and 2,258,396 shares issued and outstanding
as of September 30, 2005 and June 30, 2005, respectively.                                                -         2,259

Common stock, $0.001 par value;
100,000,000 shares authorized; 28,566,367 and 947,695 shares issued and outstanding
as of September 30, 2005 and June 30, 2005, respectively.                                           28,566           948

Stock subscribed                                                                                         -       413,000

Stock payable                                                                                    2,245,584     1,962,826

Additional paid in capital                                                                      11,045,329     6,597,224

Deficit accumulated during development stage                                                    (9,403,596)   (4,297,419)
                                                                                               ------------  ------------

    Total shareholders' equity                                                                   3,920,898     4,681,625
                                                                                               ------------  ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                     $ 4,198,879   $ 5,036,967
                                                                                               ============  ============

    The accompanying notes are an integral part of the financial statements.

                TELZUIT MEDICAL TECHNOLOGIES, INC. & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                         FOR THE THREE MONTHS ENDED     FROM INCEPTION
                                                SEPTEMBER 30,          APRIL 1, 2000 TO
                                             2005          2004       SEPTEMBER 30, 2005
                                         -------------  ------------  ------------------
                                          (UNAUDITED)   (UNAUDITED)      (UNAUDITED)
Revenue                                  $          -   $         -   $               -
                                         -------------  ------------  ------------------

Research and development costs                 30,277        82,478             909,019

General and administrative expenses         4,171,529       285,834           7,443,943
                                         -------------  ------------  ------------------

Loss before other income (expense)         (4,201,806)     (368,312)         (8,352,962)

Interest income                                11,489           326              25,731

Interest expense                             (915,861)            -          (1,076,366)
                                         -------------  ------------  ------------------

Loss before provision for income taxes     (5,106,177)     (367,985)         (9,403,596)

Provision for income taxes                          -             -                   -
                                         -------------  ------------  ------------------

NET LOSS                                  ($5,106,177)    ($367,985)        ($9,403,596)
                                         =============  ============  ==================

BASIC AND DILUTED LOSS PER SHARE               ($0.41)       ($1.29)
                                         =============  ============

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC AND DILUTED                          12,481,078       285,835
                                         =============  ============

    The accompanying notes are an integral part of the financial statements.

                              TELZUIT MEDICAL TECHNOLOGIES, INC. & SUBSIDIARY
                                     (A DEVELOPMENT STAGE COMPANY)
                             CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                   FOR THE THREE MONTHS ENDED     APRIL 1, 2000
                                                                         SEPTEMBER 30,           (INCEPTION) TO
                                                                      2005           2004       SEPTEMBER 30, 2005
                                                                   -------------  ------------  ------------------
                                                                    (UNAUDITED)   (UNAUDITED)     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss                                                           ($5,106,177)    ($367,985)         ($9,403,596)
  Adjustments to reconcile net loss to net cash
  used in operating activities:
    Depreciation                                                          6,746         4,168              41,413
    Stock issued as compensation                                      2,843,751             -           3,595,231
    Debt issuance costs                                                 367,340             -             367,340
    Amortization of discount on convertible debenture                   915,861             -           1,060,690
    Amortization of Consulting Agreement                                431,349             -             431,349
    Loss on disposal of assets                                                -             -              15,878
    Other current assets                                                (22,152)        1,050             (66,275)
    Other assets                                                             (0)       92,738            (256,600)
    Accounts payable                                                     97,565       (19,224)            131,378
    Accrued expenses                                                    (76,187)      (30,684)           (140,866)
                                                                   -------------  ------------  ------------------

      Subtotal of adjustments                                         4,564,274        48,048           5,179,539

        Net cash used for operating activities                         (541,903)     (319,937)         (4,224,057)
                                                                   -------------  ------------  ------------------

CASH FLOWS FROM INVESTING ACTIVITIES:

  Purchase of property and equipment                                    (53,876)        6,164            (644,792)
  Investment in intangible assets                                             -             -             (60,962)
                                                                   -------------  ------------  ------------------

    Net cash used for investing activities                              (53,876)        6,164            (705,754)
                                                                   -------------  ------------  ------------------

CASH FLOWS FROM FINANCING ACTIVITIES:

  Proceeds from issuance of convertible debenture                             -             -           1,057,250
  Proceeds from related party                                                 -             -              10,500
  Repayment of note payable to related party                                  -             -             (85,500)
  Proceeds from sale of shares                                          493,008       100,181           6,196,584
                                                                   -------------  ------------  ------------------


    Net cash provided by financing activities                           493,008       100,181           7,178,834
                                                                   -------------  ------------  ------------------

Net (decrease) increase in cash and cash equivalents                   (102,771)     (213,592)          2,249,023

Cash and cash equivalents at beginning of year                        2,351,794       252,956                   -
                                                                   -------------  ------------  ------------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                           $  2,249,023   $    39,363     $     2,249,023
                                                                   =============  ============  ==================


SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

  Liabilities assumed in acquisition of shell                      $          -   $         -     $       306,553
  Receivables recorded for stock issued subsequent to year end.               -             -             344,275
  Prepaid expenses incurred with the issuance of stock                  200,757             -           1,628,733
  Discount for beneficial conversion feature associated
    with 10% convertible debentures                                           -             -           1,057,250
  Conversion of 10% debentures to Series A Preferred                  1,076,366             -           1,076,366
  Accrued expense related to licensed software                           97,032             -              97,032
  Costs incurred with the issuance of stock                              51,267             -              51,267
                                                                   -------------  ------------  ------------------

TOTAL NON-CASH INVESTING AND FINANCING TRANSACTIONS                $  1,425,422   $         -     $     4,561,476
                                                                   =============  ============  ==================

                                      F-31
    The accompanying notes are an integral part of the financial statements.

                        TELZUIT MEDICAL TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
        AS OF SEPTEMBER 30, 2005 (UNAUDITED) AND JUNE 30, 2005 (AUDITED)
     AND FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)
                AND THE PERIOD APRIL 1, 2000 (DATE OF INCEPTION)
                     THROUGH SEPTEMBER 30, 2005 (UNAUDITED)



1. FINANCIAL STATEMENTS

In the opinion of management, all adjustments consisting only of normal recurring adjustments necessary for a fair statement of (a) the results of operations for the three month periods ended September 30, 2005 and 2004 and the Period April 1, 2000 (Date of Inception) through September 30, 2005, (b) the financial position at September 30, 2005, and (c) cash flows for the three month periods ended September 30, 2005 and 2004, and the Period April 1, 2000 (Date of Inception) through September 30, 2005, have been made.

The unaudited condensed consolidated financial statements and notes are presented as permitted by Form 10-QSB. Accordingly, certain information and note disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. The accompanying condensed consolidated financial statements and notes should be read in conjunction with the audited consolidated financial statements and notes of the Company for the fiscal year ended June 30, 2005. The results of operations and cash flows for the three month period ended September 30, 2005 is not necessarily indicative of those to be expected for the entire year.


2.  SIGNIFICANT  ACCOUNTING  POLICIES

USE OF ESTIMATES-These financial statements have been prepared in accordance with generally accepted accounting principles of the United States and, accordingly, require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NET LOSS PER SHARE-We use SFAS No. 128, "Earnings Per Share" for calculating the basic and diluted loss per share. We compute basic loss per share by dividing net loss and net loss attributable to common shareholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential shares had been issued and if the additional shares were dilutive. Common equivalent shares are excluded from the computation of net loss per share if their effect is anti-dilutive.

The company did not have the information readily available and has been characterized as a development stage company for the entire period, "From Inception, April 1, 2000 to September 30, 2005", therefore it has omitted the basic and diluted per share calculation. The convertible Preferred Stock, Options and Warrants outstanding at all periods were excluded from the shares used to calculate diluted earnings per share as their inclusion would be anti-dilutive. The amount of Series A Preferred and warrants excluded from the computation for the three months ended September 30, 2005 were 8,356,950 and 11,096,991, respectively. The company had no other anti-dilutive securities outstanding as of September 30, 2005.

SOFTWARE - Under the provisions of Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," ( SOP 98-1) the Company capitalizes costs associated with customized internal-use software systems that have reached the application stage and meet

                       TELZUIT MEDICAL TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
        AS OF SEPTEMBER 30, 2005 (UNAUDITED) AND JUNE 30, 2005 (AUDITED)
     AND FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)
                AND THE PERIOD APRIL 1, 2000 (DATE OF INCEPTION)
                     THROUGH SEPTEMBER 30, 2005 (UNAUDITED)


recoverability tests. Such capitalized costs include external direct costs utilized in developing or obtaining the applications and payroll and payroll-related expenses for employees who are directly associated with the applications. In addition, the Company capitalizes costs incurred for enhancements or modifications to the software that result in additional functionality to the software's performance. Capitalized costs are amortized using the straight-line method over the shorter of the term of the related client agreement, if such development relates to a specific outsource client, or the software's estimated useful life, ranging from two to five years.
Capitalized internal use software costs of $16,875 and $0 are included in property and equipment in the accompanying balance sheets as of September 30, 2005 and June 30, 2005, respectively.

FOREIGN CURRENCY TRANSLATION The financial statements of the Company are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the period. Gains or losses resulting from foreign currency transactions are included in results of operations.

Statement of Financial Accounting Standards No. 52 is used to determine the timing of the recognition of income or expense resulting from foreign exchange rate changes for transactions denominated in a currency other than a functional currency. As of September 30, 2005 the Company had one agreement denominated in a currency other than the United States dollar. As of September 30, 2005 the effect of Statement of Financial Accounting Standards No. 52 related to this agreement was determined to be immaterial. Management continues to closely monitor the impact of the foreign currency translation provisions related to this agreement.

3. EQUITY TRANSACTIONS

On July 12, 2005 all $1,076,367 of the 10% convertible debentures outstanding as of June 30, 2005 were converted into 1,614,551 Series A Preferred shares. Pursuant to the Securities Purchase Agreement, the Registrants on July 12, 2005, issued 1,614,551 shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock"), and (b) a Class B Warrant entitling the Holder of the Series A Convertible Preferred Stock to purchase 2,690,918 shares of the Registrant's Common Stock at an exercise price of $.80 per share on a post reverse stock split basis (the "Series A Financing"). The Series A Preferred Stock converts into the Registrant's Common Stock at a price of $.60 per share on a post reverse stock split basis of Common Stock. The Series A Preferred Stock and Class B Warrant were issued to institutional or accredited investors (the "Holder"). The Class B Warrant is exercisable by the Holder at any time before the date five (5) years from the date of issuance.

On July 12, 2005, Telzuit Medical Technologies, Inc. received $413,000 of the stock subscribed as of June 30, 2005. Pursuant to the Securities Purchase Agreement, the Registrant on July 14, 2005, issued 413,000 shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock"), and (b) a Class B

                       TELZUIT MEDICAL TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
        AS OF SEPTEMBER 30, 2005 (UNAUDITED) AND JUNE 30, 2005 (AUDITED)
     AND FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)
                AND THE PERIOD APRIL 1, 2000 (DATE OF INCEPTION)
                     THROUGH SEPTEMBER 30, 2005 (UNAUDITED)



Warrant entitling the Holder of the Series A Convertible Preferred Stock to purchase 688,334 shares of the Registrant's Common Stock at an exercise price of $.80 per share on a post reverse stock split basis (the "Series A Financing"). The Series A Preferred Stock converts into the Registrant's Common Stock at a price of $.60 per share on a post reverse stock split basis of Common Stock. The purchase price paid to the Registrant in connection with the Series A Preferred Financing that closed on August 23, 2005 was $413,000. The Series A Preferred Stock and Class B Warrant were sold to an institutional or accredited investor (the "Holder"). The Class B Warrant is exercisable by the Holder at any time before the date five (5) years from the date of issuance.

On August 8, 2005 the Company entered into a definitive agreement with AlphaMedica to provide marketing services. The agreement, with a term of twelve
(12) months, will cover a broad range of services relating to marketing the BioPatch platform. The initial focus will be on launching the first marketing campaign for the BioPatch Wireless Holter Monitor, which the Company anticipates being available for use later this year. In addition, AlphaMedica will help guide the Company with introducing and marketing the various other products that the Company intends to bring to market during 2006, including the BioPatch Wireless Cardiac Event Monitor. The anticipated total expenditures paid to AlphaMedica during the term of the contract are estimated to be approximately $500,576. Of this amount the partners of AlphMedica agreed to accept fees amounting to $241,334 in the Company's S-8 stock. The total number of S-8 shares to be awarded by the Company in connection with this agreement is 60,633. The remaining balance of $259,242 is for reimbursable costs to be paid in two equal installments of $129,621 when incurred. It is the Company's policy to account for shares not issued in connection with agreements as stock payable. As of September 30, 2005 the Company has not issued any of the shares in connection with this agreement.

On August 18, 2005 the Company entered into an agreement for professional services related to a single transaction. Pursuant to the agreement the Company is to issue 12,500 of the Company's restricted shares as compensation for $67,813 of services. It is the Company's policy to account for shares not issued in connection with agreements as stock payable. As of September 30, 2005 the Company has not issued any shares related to this agreement.

On August 19, 2005, Telzuit Medical Technologies, Inc. accepted an additional investment of $200,000 as part of its Series A Preferred private placement of approximately $3,399,619. Pursuant to the Securities Purchase Agreement, the Registrant on August 19, 2005, issued 200,000 shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock"), and (b) a Class B Warrant entitling the Holder of the Series A Convertible Preferred Stock to purchase 333,334 shares of the Registrant's Common Stock at an exercise price of $.80 per share on a post reverse stock split basis (the "Series A Financing"). The Series a Preferred Stock converts into the Registrant's Common Stock at a price of $.60 per share on a post reverse stock split basis of Common Stock. The purchase price paid to the Registrant in connection with the Series A Preferred Financing that closed on August 23, 2005 was $200,000. The Series A Preferred Stock and Class B Warrant were sold to an institutional or accredited investor (the "Holder"). The Class B Warrant is exercisable by the Holder at any time before the date five (5) years from the date of issuance.

In August 2005 the Company approved the issuance of 29,000 shares to employees and 45,000 to board members. The value assigned to the shares for financial statement purposes was $166,750 and $258,750,

                       TELZUIT MEDICAL TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
        AS OF SEPTEMBER 30, 2005 (UNAUDITED) AND JUNE 30, 2005 (AUDITED)
     AND FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)
                AND THE PERIOD APRIL 1, 2000 (DATE OF INCEPTION)
                     THROUGH SEPTEMBER 30, 2005 (UNAUDITED)



respectively. The shares issued were the Company's Registered S-8 shares and were issued as compensation for services. All of the shares approved in August by the Board of Directors for employees and directors were issued in September 2005.

On August 22, 2005, 2,258,306 shares of Series B Preferred Stock automatically converted into 27,099,672 shares of Common Stock. Pursuant to the Certificate of Designation, Preferences and Rights of Series B Preferred Stock, as set forth in the Articles of Amendment to the Articles of Incorporation of Taylor Madison Corp., filed with the Florida Secretary of State on May 6, 2005, each outstanding share of Series B Preferred Stock automatically converted, immediately after the completion of a 1-for-31 reverse stock split pursuant to that certain Share Exchange Agreement by and among Telzuit Technologies, LLC, Telzuit Technologies, Inc., Taylor Madison Corp. and other persons a party thereto, into twelve (12) shares of Common Stock, without any adjustment for the 1-for-31 reverse stock split.

On September 21, 2005 the Company entered into a consulting agreement for marketing and promotional activities involved with the launch of the Company's product. The terms of the agreement establish the Company's S-8 Registered shares as compensation and require the issuance of 2,500 shares in September 2005, 2,750 in October 2005, 3,750 in November 2005, and 2,750 in December 2005.
The period of the agreement is from September 21, 2005 through December 31, 2005. The consultant engaged to provide the services under this agreement is a shareholder and relative of one of the Company's officers.

In September 2005 the Company approved and issued 405,000 shares to employees and 10,000 to board members. The value assigned to the shares for financial statement purposes was $2,278,750 and $57,500, respectively. The shares issued were the Company's Registered S-8 shares and were issued as compensation for services.

In September the Company issued 30,000 shares to legal counsel as part of an agreement entered into on April 10, 2005. The value assigned to the shares for financial statement purposes was $40,546. The shares issued were the Company's Registered S-8 shares and were issued as compensation for services.

4. COMMITMENTS & CONTINGENCIES

During August and September the Company issued 434,000 shares to certain employees and officers. Currently the Company is awaiting a valuation from a certified appraiser to ascertain the fair value of the shares for federal income tax purposes in order to collect and remit the appropriate payroll taxes.

As of the date of this filing the Company has booked a liability associated with the payroll taxes of $26,357. This amount is an estimate of the liability due under the Federal Insurance Contributions Act but does not take into account the required federal income tax withholding. The company intends to remit the employee and employer portion of the payroll tax due under the Federal Insurance Contributions Act in the next quarter. Should the employees and officers fail to remit the appropriate amounts required for federal income tax purposes the Company could be liable. The Company believes the amount of liability associated with this would be approximately $200,000.

                       TELZUIT MEDICAL TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
        AS OF SEPTEMBER 30, 2005 (UNAUDITED) AND JUNE 30, 2005 (AUDITED)
     AND FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)
                AND THE PERIOD APRIL 1, 2000 (DATE OF INCEPTION)
                     THROUGH SEPTEMBER 30, 2005 (UNAUDITED)



As previously disclosed in the 10KSB filed for the year ended June 30, 2005, the company has incurred penalties in connection with the Series A Preferred agreement for failure to file the SB-2 Registration Statement within the specified time requirements. Since the filing of the 10KSB the Company has incurred additional penalties associated with the Series A Preferred Agreement equal to 240,705 Class B warrants. The total penalty due under this agreement now equals 1,203,526 Class B warrants.

As previously disclosed in the 10KSB filed for the year ended June 30, 2005, the Company entered into a five year agreement dated July 31, 2004 with an unrelated company to provide certain software to be used in the operation and delivery of the Company's product and service. Pursuant to the agreement the company has recorded a liability of $97,032 for the three months ended September 30, 2005. The Company has an additional 80,000 Euro payment due in January 2006. As of the filing date the Company has not yet received a working copy of the software.

On May 1, 2005, the Company assigned to Taylor Madison Holdings, Inc., and Taylor Madison Holdings, Inc. assumed, all rights and obligations under the MLB License Agreement. In addition, the Securities Purchase Agreement dated May 6, 2005 provides for indemnity for the company's previous officers from liabilities arising from the MLB License Agreement. MLB has not released the Company from the $47,500 liability associated with the MLB License Agreement as of September 30, 2005.

As previously disclosed in the 10KSB filed for the year ended June 30, 2005, on June 7, 2005 the company entered into an assignment of rights agreement with the former officer and founder whereby the company agreed to pay $100,000 in four equal installments. As of September 30, 2005 the Company has made payments totaling $50,000 under this agreement, and $50,000 is still outstanding.

On September 29, 2005 the Company entered into an agreement with an information technology company to assist with the installation of the Company's computer systems. Under the terms of the agreement the provider will provide up to three hundred thirty six (336) hours at $180.00 per hour. The Company estimates the total cost of associated with this agreement to be approximately $67,000.

On September 1, 2005 the Company entered into an agreement with a production company that produces national television shows, designs and builds corporate training programs, develops demo products and provides Internet-based media services. The terms of the agreement require the production company to include the Company in press releases, feature articles, promotional campaigns, and 20 television airings. Pursuant to the terms of the agreement $19,700 is due on October 1, 2005.

As previously disclosed in the 10KSB filed for the year ended June 30, 2005, the holders of the Series A Preferred shares are entitled to a dividend equal to ten percent (10%) payable semi-annually. The Company can pay the dividend (i) in cash; (ii) in kind, with (a) shares of Series A Convertible Preferred Stock and
(b) Class B Warrants; or (iii) in shares of registered Common Stock. As of September 30, 2005 the holders of Series A Preferred shares are entitled to a dividend equal to $122,093.

                       TELZUIT MEDICAL TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
        AS OF SEPTEMBER 30, 2005 (UNAUDITED) AND JUNE 30, 2005 (AUDITED)
     AND FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)
                AND THE PERIOD APRIL 1, 2000 (DATE OF INCEPTION)
                     THROUGH SEPTEMBER 30, 2005 (UNAUDITED)



5. LEGAL PROCEEDINGS

There have been no new legal proceedings, and no material developments, during the quarter ended September 30, 2005. However, there have been procedural developments in Focused Strategies, Inc. v. Telzuit Technologies, LLC and
                  --------------------------------------------------------------
Telzuit  Technologies,  Inc.,  which  proceeding  was previously reported in the
---------------------------
Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005. Subsequent to the filing of the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005 a date was set by the court for mediation.


6. RELATED PARTY

On September 19, 2005 the Company entered into a six month consulting agreement with one of the Company's Board of Directors. Pursuant to the agreement the consultant will assist the company in developing, owning, and operating medical clinics. Under the terms of the agreement the consultant will receive $10,000 per month plus reasonable and necessary expenses incurred on behalf of the Company.

On September 21, 2005 the Company entered into a consulting agreement for marketing and promotional activities involved with the launch of the Company's product. The terms of the agreement establish the Company's S-8 Registered shares as compensation and require the issuance of 2,500 shares in September 2005, 2,750 in October 2005, 3,750 in November 2005, and 2,750 in December 2005.
The period of the agreement is from September 21, 2005 through December 31, 2005. The consultant engaged to provide the services under this agreement is a shareholder and relative of one of the Company's officers.

7. SUBSEQUENT EVENTS

During 2003 and 2004, the Board of Directors of the Company voted to rescind 26,198,010 Class A membership units and 1,738,500 Class B membership units which it believes were issued improperly for no consideration.

On October 13, 2005 the Company entered into an agreement with a shareholder related to the rescission of the Company's previously issued Class A and B membership units. The affected party's ownership consisted of 215,000 of the Company's Class A membership units which had not been previously rescinded and 2,035,000 of the Class A and 200,000 of the Class B membership units which were previously rescinded. In exchange for retaining the 215,000 Class A membership units the shareholder discharged the Company from any further legal recourse related to this matter.

On October 17, 2005 the Company entered into an agreement with a shareholder related to the rescission of the Company's previously issued Class A and B membership units. The affected party's ownership consisted of 200,000 of the Company's Class A membership units which had not previously rescinded and 2,050,000 Class A membership units which were previously rescinded. In exchange for retaining the 200,000 Class A membership units the shareholder discharged the Company from any further legal recourse related to this matter.

                       TELZUIT MEDICAL TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
        AS OF SEPTEMBER 30, 2005 (UNAUDITED) AND JUNE 30, 2005 (AUDITED)
     AND FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)
                AND THE PERIOD APRIL 1, 2000 (DATE OF INCEPTION)
                     THROUGH SEPTEMBER 30, 2005 (UNAUDITED)



On October 10, 2005 the Company entered into an employment agreement with an individual to act as a medical director. The agreement is for a period of twelve
(12) months and provides for a weekly salary of two thousand ($2,000) per week beginning in January 2006. Under terms of the agreement the individual is also to receive six thousand (6,000) of the Company's S-8 Registered shares. The shares are payable in three equal installments of two thousand (2,000) shares with the first installment due October 17, 2005, and the remaining installments due first week of November 2005 and December 2005. The agreement, at the discretion of the Company's Board of Directors, also provides for merit based salary increases and annual stock incentive bonuses.

On October 7, 2005 the company entered into a consulting agreement to provide services related to the Company's Securities and Exchange Commission reporting requirements, press releases, and issuance of shares. The terms of the agreement provide for services from October 7, 2005 through January 6, 2006 at a rate of $10,000 per month.

On October 10, 2005 the company entered into a consulting agreement to provide services related to the development of new projects. The terms of the agreement provide for services from October 10, 2005 through October 10, 2006. Under the terms of the agreement the Company will issue 750 S-8 Registered shares per month beginning October 15, 2005.


                          Telzuit Medical Technologies, Inc. and Subsidiaries
                                   (A Development Stage Company)
                                Condensed Consolidated Balance Sheet

                                                                                                DECEMBER 31,    JUNE 30,
                                                                                                    2005          2005
                                           ASSETS                                             -------------  ------------
                                                                                                (UNAUDITED)     (AUDITED)
Current assets:

  Cash                                                                                         $     936,682  $  2,351,794

  Other current assets
    Inventory                                                                                         59,465         3,126
    Vendor merchandise credit                                                                         32,700        32,700
    Prepaid professional fees                                                                        596,649     1,198,920
    Other                                                                                                  -       352,573
                                                                                               -------------  ------------
  Total other current assets                                                                         688,814     1,587,319
                                                                                               -------------  ------------

    Total current assets                                                                           1,625,496     3,939,113

Property and equipment, net of accumulated depreciation of $49,127 and $34,667, respectively         748,318       551,231

Intangible assets, net of accumulated amortization of $0                                              63,658        60,962

Other assets:
    Licensed software                                                                                210,722       113,690
    Other                                                                                             58,963       371,971
                                                                                               -------------  ------------
Total other assets                                                                                   269,685       485,661
                                                                                               -------------  ------------

TOTAL ASSETS                                                                                   $   2,707,157  $  5,036,967
                                                                                               =============  ============

                                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable                                                                               $     168,764  $     33,813

Accrued expenses                                                                                     128,922       176,700
                                                                                               -------------  ------------

    Total current liabilities                                                                        297,686       210,513

Long-term liabilities:

  10% convertible debentures                                                                               -       144,829

Stockholders' equity:

Series "A" convertible preferred stock, $0.001 par value;
7,700,000 shares authorized; 5,014,170 and 2,786,619 shares issued and outstanding
as of December 31, 2005 and June 30, 2005, respectively.                                               5,015         2,787

Series "B" convertible preferred stock, $0.001 par value;
2,300,000 shares authorized; 0 and 2,258,306 shares issued and outstanding                                 -         2,259
as of December 31, 2005 and June 30, 2005, respectively.

Common stock, $0.001 par value;
100,000,000 shares authorized; 30,225,498 and 947,695 shares issued and outstanding
as of December 31, 2005 and June 30, 2005, respectively.                                              30,226           948

Stock subscribed                                                                                           -       413,000

Stock payable                                                                                      1,803,811     1,962,826

Additional paid in capital                                                                        12,181,763     6,597,224

Deficit accumulated during development stage                                                     (11,611,344)   (4,297,419)
                                                                                               -------------  ------------

    Total shareholders' equity                                                                     2,409,471     4,681,625
                                                                                               -------------  ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                     $   2,707,157  $  5,036,967
                                                                                               =============  ============


                                         Telzuit Medical Technologies, Inc. and Subsidiaries
                                                   (A Development Stage Company)
                                             Condensed Consolidated Statements of Operations



                                          FOR THE THREE MONTHS ENDED  FOR THE SIX MONTHS ENDED        FROM INCEPTION
                                                 DECEMBER 31,                 DECEMBER 31,           APRIL 1, 2000 TO
                                             2005           2004          2005           2004       DECEMBER 31, 2005
                                         -------------  ------------  -------------  ------------  -------------------
                                          (UNAUDITED)    (UNAUDITED)   (UNAUDITED)   (UNAUDITED)        (UNAUDITED)
Revenue                                  $           -  $          -  $           -  $          -  $                 -
                                         -------------  ------------  -------------  ------------  -------------------

 Research and development costs                147,002        83,292        177,278       165,770            1,056,021

General and administrative expenses          2,072,330       115,700      6,243,860       401,533            9,516,272
                                         -------------  ------------  -------------  ------------  -------------------

Loss before other income (expense)          (2,219,332)     (198,992)    (6,421,138)     (567,303)         (10,572,293)

Other income (expense)

  Interest income                               11,584            25         23,074           350               37,315

  Interest expense                                   -             -       (915,861)            -           (1,076,366)
                                         -------------  ------------  -------------  ------------  -------------------

Loss before provision for income taxes      (2,207,748)     (198,967)    (7,313,925)     (566,953)         (11,611,344)

Provision for income taxes                           -             -              -             -                    -
                                         -------------  ------------  -------------  ------------  -------------------

NET LOSS                                   ($2,207,748)    ($198,967)   ($7,313,925)    ($566,953)        ($11,611,344)
                                         =============  ============  =============  ============  ===================

BASIC AND DILUTED LOSS PER SHARE                ($0.07)       ($0.29)        ($0.35)       ($1.15)
                                         =============  ============  =============  ============

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC AND DILUTED                           29,456,142       696,915     20,994,906       491,375
                                         =============  ============  =============  ============



                         Telzuit Medical Technologies, Inc. and Subsidiaries
                                   (A Development Company)
                           Condensed Consolidated Statments of Cash Flows



                                                                   FOR THE SIX MONTHS ENDED          APRIL 1, 2000
                                                                         DECEMBER 31,               (INCEPTION) TO
                                                                   2005               2004         DECEMBER 31, 2005
                                                                -----------       -----------     ------------------
                                                                (UNAUDITED)       (UNAUDITED)          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss                                                        ($7,313,925)         (566,953)          ($11,611,344)
     Adjustments to reconcile net loss to net cash
     used in operating activities:
        Depreciation                                                 14,459             8,555                 49,126
        Stock issued as compensation                              3,253,821                 -              4,005,301
        Debt issuance costs                                         367,340                 -                367,340
        Amortization of discount on convertible debenture           915,861                 -              1,060,690
        Amortization of stock issuance costs                      1,148,537                 -              1,148,537
        Loss on disposal of assets                                        -                 -                 15,878
        Inventory                                                   (56,339)                -                (59,465)
        Other current assets                                        (10,384)           (3,726)               (51,381)
        Other assets                                                (54,332)           92,738               (310,932)
        Accounts payable                                             73,186           (19,786)               106,999
        Accrued expenses                                            (32,103)          (43,444)               (96,782)
                                                                -----------       -----------     ------------------

          Subtotal of adjustments                                 5,620,046            34,337              6,235,311

               Net cash used for operating activities            (1,693,879)         (532,616)            (5,376,033)
                                                                -----------       -----------     ------------------

CASH FLOWS FROM INVESTING ACTIVITIES:

     Purchase of property and equipment                            (211,546)          (10,734)              (802,462)
     Investment in intangible assets                                 (2,695)                -                (63,657)
                                                                -----------       -----------     ------------------

               Net cash used for investing activities              (214,241)          (10,734)              (866,119)
                                                                -----------       -----------     ------------------

CASH FLOWS FROM FINANCING ACTIVITIES:

     Proceeds from issuance of convertible debenture                      -                 -              1,057,250
     Proceeds from related party                                          -             6,750                 10,500
     Repayment of note payable to related party                           -                 -                (85,500)
     Proceeds from sale of shares                                   493,008           313,041              6,196,584
                                                                -----------       -----------     ------------------


               Net cash provided by financing activities            493,008            319,791             7,178,834
                                                                -----------       ------------    ------------------

Net (decrease) increase in cash                                  (1,415,112)          (223,559)              936,682

Cash at beginning of year                                         2,351,794            252,956                     -
                                                                -----------       ------------    ------------------

CASH AT END OF YEAR                                             $   936,682       $     29,397    $          936,682
                                                                ===========       ============    ==================


SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

     Liabilities assumed in acquisition of shell                $         -       $          -    $          306,553
     Receivables recorded for stock issued subsequent to year end.        -                  -               344,275
     Prepaid expenses incurred with the issuance of stock           527,584                  -             1,955,560
     Discount for beneficial conversion feature associated with
     10% convertible debentures                -                          -                  -             1,057,250
     Conversion of 10% debentures to Series A Preferred           1,076,366                  -             1,076,366
     Accrued expense related to licensed software                    97,032                  -                97,032
     Costs incurred with the issuance of stock                       51,267                  -                51,267
                                                                -----------       ------------    ------------------

TOTAL NON-CASH INVESTING AND FINANCING TRANSACTIONS            $  1,752,249       $          -    $        4,888,303
                                                               ============       ============    ==================

                        TELZUIT MEDICAL TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
         AS OF DECEMBER 31, 2005 (UNAUDITED) AND JUNE 30, 2005 (AUDITED)
  AND FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2005 AND 2004 (UNAUDITED)
                AND THE PERIOD APRIL 1, 2000 (DATE OF INCEPTION)
                      THROUGH DECEMBER 31, 2005 (UNAUDITED)


1. FINANCIAL STATEMENTS

In the opinion of management, all adjustments consisting only of normal recurring adjustments necessary for a fair statement of (a) the results of operations for the three and six month periods ended December 31, 2005 and 2004 and the Period April 1, 2000 (Date of Inception) through December 31, 2005, (b) the financial position at December 31, 2005, and (c) cash flows for the six month period ended December 31, 2005 and 2004, and the Period April 1, 2000
(Date  of  Inception)  through  December  31,  2005,  have  been  made.

The unaudited condensed consolidated financial statements and notes are presented as permitted by Form 10-QSB. Accordingly, certain information and note disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. The accompanying condensed consolidated financial statements and notes should be read in conjunction with the audited consolidated financial statements and notes of the Company for the fiscal year ended June 30, 2005. The results of operations for the three and six month period and the cash flows for the six month period ended December 31, 2005 is not necessarily indicative of those to be expected for the entire year.

2.  SIGNIFICANT  ACCOUNTING  POLICIES

     USE OF ESTIMATES-These financial statements have been prepared in accordance with generally accepted accounting principles of the United States and, accordingly, require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassification - Certain minor reclassifications were made to the June 30, 2005 financial statements to conform to the classifications used in the December 31, 2005 financial statements.

NET LOSS PER SHARE-We use SFAS No. 128, "Earnings Per Share" for calculating the basic and diluted loss per share. We compute basic loss per share by dividing net loss and net loss attributable to common shareholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential shares had been issued and if the additional shares were dilutive. Common equivalent shares are excluded from the computation of net loss per share if their effect is anti-dilutive.

The company did not have the information readily available and has been characterized as a development stage company for the entire period, "From Inception, April 1, 2000 to December 31, 2005", therefore it has omitted the basic and diluted per share calculation. The convertible Preferred Stock, Options and Warrants outstanding at all periods were excluded from the shares used to calculate diluted earnings per share as their inclusion would be anti-dilutive. The amount of Series A Preferred and warrants excluded from the computation for the three and six months ended December 31, 2005 were 8,356,950 and 11,875,848, respectively. The company had no other anti-dilutive securities outstanding as of December 31, 2005.

SOFTWARE - Under the provisions of Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," (SOP 98-1) the Company capitalizes costs associated with customized internal-use software systems that have reached the application stage and meet recoverability tests. Such capitalized costs include external direct costs utilized in developing or obtaining the applications and payroll and payroll-related expenses for employees who are directly associated with the applications. In addition, the Company capitalizes costs incurred for enhancements or modifications to the software that result in additional functionality to the software's performance. Capitalized costs are amortized using the straight-line method over the shorter of the term of the related client agreement, if such development relates to a specific outsource client, or the software's estimated useful life, ranging from two to five years. Capitalized internal use software costs of $29,250 and $0 are included in property and equipment in the accompanying balance sheets as of December 31, 2005 and June 30, 2005, respectively.

FOREIGN CURRENCY TRANSLATION The financial statements of the Company are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the period. Gains or losses resulting from foreign currency transactions are included in results of operations.

Statement of Financial Accounting Standards No. 52 is used to determine the timing of the recognition of income or expense resulting from foreign exchange rate changes for transactions denominated in a currency other than a functional currency. As of December 31, 2005 the Company had one agreement denominated in a currency other than the United States dollar. Transaction gains and losses related to the agreement are included in "other income" on the statements of operations. Telzuit Medical has evaluated the impact of the adoption of SFAS 52, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

INVENTORIES In November 2004, the FASB issued SFAS No. 151, " Inventory Costs - an amendment of ARB No. 43, Chapter 4," which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. In Chapter 4 of ARB 43, paragraph 5 previously stated that " under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and re-handling costs may be so abnormal as to require treatment as current period charges ." SFAS No. 151 requires that such items be recognized as current-period charges, regardless of whether they meet the criterion of so abnormal (an undefined term). This pronouncement also requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. SFAS No. 151 is effective for inventory costs incurred in years beginning after June 15, 2005. The adoption of SFAS No. 151 by the Company is not expected to have a material effect on the consolidated operations of Telzuit Medical Technologies, Inc.

Inventories are stated at the lower of cost or market determined using the first-in, first-out (FIFO) basis, or market. As of December 31, 2005 the Company's inventory consisted of raw materials and supplies valued at $59,465.

NONMONETARY TRANSACTIONS In December 2004, the FASB issued SFAS No.153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions." The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The FASB believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the FASB believes this statement produces financial reporting that more faithfully represents the economics of the transactions. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of SFAS 153 shall be applied prospectively. Telzuit Medical has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

STOCK-BASED  COMPENSATION In December 2004, the FASB issued SFAS No.123 (revised
2004), "Share-Based Payment". SFAS 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123(R) replaces FASB Statement No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". SFAS 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. For public entities that file as small business issuers SFAS 123(R) is applicable as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. Telzuit Medical evaluated the impact of the adoption of SFAS 123(R), and believes that the impact will be insignificant to the Company's overall results of operations and financial position.

3. GOING CONCERN

Our consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. We have incurred losses since our inception and have experienced and continue to experience negative cash flows from operations. Prior to the Share Exchange Agreement in May of 2005, wherein the Company acquired an operating company, the Company primarily used debt financing to fund its operations. In connection with the financings and Securities Purchase Agreements completed in May and June, the Company received total gross proceeds of approximately $4,256,860 from the issuance of convertible debentures and the private placement of its stock. The Company raised an additional $200,000 in August, as part of those financings, bringing the total gross proceeds to $4,456,860. However, due to unexpected expenses necessary to develop the Bio-Patch technology to the point of commercial viability, the Company does not have enough cash to continue operations at historical levels beyond the first calendar quarter of 2006. Short term, we will have to rely on external sources for funding to support immediate operating requirements. Until such time as we have positive cash flow on a monthly basis, the dependence on external capital will remain. Management believes that the Company will need to raise an additional $2,000,000 to continue our business for at least the next twelve (12) months.

Our plan of operation for the twelve-month period following the date of this quarterly report on Form 10-QSB is to continue marketing activities with respect to our Bio-Patch Wireless Holter Monitor, to continue product development activities with respect to our Bio-Patch sleep apnea device and Elderly Patient Wireless Monitoring System, and to continue our plans to own and operate medical clinics. We have budgeted $2,000,000 in cash costs for this twelve (12) month period.

As discussed above, we believe that our cash on hand will not be sufficient to cover these anticipated expenditures, and the Company will need to raise additional cash in the future as our current cash and working capital resources are depleted. We may seek to raise additional capital through the public or private sale of debt or equity securities, the procurement of advances on contracts or licenses, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing. We also may seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities. We currently do not have any binding commitments for, or readily available sources of, additional financing. We cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

4.  ACQUISITIONS

On December 8, 2005 Telzuit Medical Technologies, Inc. formed a wholly-owned operating subsidiary, Immediate Quality Care Clinics, Inc., to own and operate the walk-in medical clinics Telzuit Medical Technologies, Inc. plans to open in 2006. Pursuant to the formation agreement, on December 8, 2005

Telzuit Medical Technolgies, Inc. purchased all of the 100 issued and outstanding shares of Immediate Quality Care Clinics, Inc. for $100 dollars. In accordance with the formation Immediate Quality Care Clinics filed the necessary articles of incorporation with the Florida Division of Corporations. For financial reporting purposes Immediate Quality Care Clinics is treated as a wholly owned subsidiary with all of its operations reflected in the Consolidated Financial Statements of Telzuit Medical Technologies, Inc. as of December 31, 2005.

5. EQUITY TRANSACTIONS

On July 12, 2005 all $1,076,367 of the 10% convertible debentures outstanding as of June 30, 2005 were converted into 1,614,551 Series A Preferred shares. Pursuant to the Securities Purchase Agreement, the Registrants on July 12, 2005, issued 1,614,551 shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock"), and (b) a Class B Warrant entitling the Holder of the Series A Convertible Preferred Stock to purchase 2,690,918 shares of the Registrant's Common Stock at an exercise price of $.80 per share on a post reverse stock split basis (the "Series A Financing"). The Series A Preferred Stock converts into the Registrant's Common Stock at a price of $.60 per share on a post reverse stock split basis of Common Stock. The Series A Preferred Stock and Class B Warrant were issued to institutional or accredited investors (the "Holder"). The Class B Warrant is exercisable by the Holder at any time before the date five (5) years from the date of issuance.

On July 12, 2005, Telzuit Medical Technologies, Inc. received $413,000 of the stock subscribed as of June 30, 2005. Pursuant to the Securities Purchase Agreement, the Registrant on July 14, 2005, issued 413,000 shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock"), and (b) a Class B Warrant entitling the Holder of the Series A Convertible Preferred Stock to purchase 688,334 shares of the Registrant's Common Stock at an exercise price of $.80 per share on a post reverse stock split basis (the "Series A Financing"). The Series A Preferred Stock converts into the Registrant's Common Stock at a price of $.60 per share on a post reverse stock split basis of Common Stock. The purchase price paid to the Registrant in connection with the Series A Preferred Financing that closed on August 23, 2005 was $413,000. The Series A Preferred Stock and Class B Warrant were sold to an institutional or accredited investor (the "Holder"). The Class B Warrant is exercisable by the Holder at any time before the date five (5) years from the date of issuance.

On August 8, 2005 the Company entered into a definitive agreement with a healthcare marketing and communication company to provide marketing services. The agreement, with a term of twelve (12) months, will cover a broad range of services relating to marketing the BioPatch platform. The initial focus will be on launching the first marketing campaign for the BioPatch Wireless Holter Monitor, which the Company anticipates being available for use later this year. In addition, provider will help guide the Company with introducing and marketing the various other products that the Company intends to bring to market during 2006, including the BioPatch Wireless Cardiac Event Monitor. The anticipated total expenditures paid to provider during the term of the contract are estimated to be approximately $500,576. Of this amount the partners of provider agreed to accept fees amounting to $241,334 in the Company's S-8 stock. The total number of S-8 shares to be awarded by the Company in connection with this agreement is 60,633. The remaining balance of $259,242 is for reimbursable costs to be paid in two equal installments of $129,621 when incurred. It is the Company's policy to account for shares not issued in connection with agreements as stock payable.

On August 18, 2005 the Company entered into an agreement for professional services related to a single transaction. Pursuant to the agreement the Company is to issue 12,500 of the Company's restricted shares as compensation for $67,813 of services. It is the Company's policy to account for shares not issued in connection with agreements as stock payable.

On August 19, 2005, Telzuit Medical Technologies, Inc. accepted an additional investment of $200,000 as part of its Series A Preferred private placement of approximately $3,399,619. Pursuant to the Securities Purchase Agreement, the Registrant on August 19, 2005, issued 200,000 shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock"), and (b) a Class B Warrant entitling the Holder of the Series A Convertible Preferred Stock to purchase 333,334 shares of the Registrant's Common Stock at an exercise price of $.80 per share on a post reverse stock split basis (the "Series A Financing"). The Series a Preferred Stock converts into the Registrant's Common Stock at a price of $.60 per share on a post reverse stock split basis of Common Stock. The purchase price paid to the Registrant in connection with the Series A Preferred Financing that closed on August 23, 2005 was $200,000. The Series A Preferred Stock and Class B Warrant were sold to an institutional or accredited investor (the "Holder"). The Class B Warrant is exercisable by the Holder at any time before the date five (5) years from the date of issuance.

In August 2005 the Company approved the issuance of 29,000 shares to employees and 45,000 to board members. The expense recognized related to the issuance of these shares was $166,750 and $258,750, respectively. The shares issued were the Company's Registered S-8 shares and were issued as compensation for services. All of the shares approved in August by the Board of Directors for employees and directors were issued in September 2005.

On August 22, 2005, 2,258,306 shares of Series B Preferred Stock automatically converted into 27,099,672 shares of Common Stock. Pursuant to the Certificate of Designation, Preferences and Rights of Series B Preferred Stock, as set forth in the Articles of Amendment to the Articles of Incorporation of Taylor Madison Corp., filed with the Florida Secretary of State on May 6, 2005, each outstanding share of Series B Preferred Stock automatically converted, immediately after the completion of a 1-for-31 reverse stock split pursuant to that certain Share Exchange Agreement by and among Telzuit Technologies, LLC, Telzuit Technologies, Inc., Taylor Madison Corp. and other persons a party thereto, into twelve (12) shares of Common Stock, without any adjustment for the 1-for-31 reverse stock split.

In September the Company authorized the cashless exercise of 388,888 of the Company's Class BD warrants for 345,616 shares of common stock. The Company still has 76,500 Class BD warrants outstanding as of September 30, 2005.

On September 21, 2005 the Company entered into a consulting agreement for marketing and promotional activities involved with the launch of the Company's product. The terms of the agreement establish the Company's S-8 Registered shares as compensation and require the issuance of 2,500 shares in September 2005, 2,750 in October 2005, 3,750 in November 2005, and 2,750 in December 2005.
The period of the agreement is from September 21, 2005 through December 31, 2005. Pursuant to the terms of an agreement entered into on the Company issued 11,750 of the Company's S-8 Registered shares as follows: 5,250 shares valued at $27,594 on November 17, 2005; 3,750 shares valued at $13,988 on November 30, 2005; and 2,750 shares valued at $6,069 on December 30, 2005. The Company recognized $33,463 and $14,188 of expense related to this agreement during the three month period ending December 31, 2005 and September 30, 2005, respectively. The consultant engaged to provide the services under this agreement is a shareholder and relative of one of the Company's officers.

In September 2005 the Company approved and issued 405,000 shares to employees and 10,000 to board members. The expense recognized related to issuance of these shares was $2,278,750 and $57,500, respectively. The shares issued were the Company's Registered S-8 shares and were issued as compensation for services.

In September the Company issued 30,000 shares to legal counsel as part of an agreement entered into on April 10, 2005. The expense recognized related to issuance of these shares was $40,546. The shares issued were the Company's Registered S-8 shares and were issued as compensation for services.

On October 10, 2005 the Company entered into an employment agreement with an individual to act as a medical director. The agreement is for a period of twelve
(12) months and provides for a weekly salary of two thousand dollars ($2,000) per week beginning in January 2006. Under terms of the agreement the individual was also to receive six thousand (6,000) of the Company's S-8 Registered shares. In addition to the six thousand S-8 Registered shares the agreement, at the discretion of the Company's Board of Directors, also provides for merit based salary increases and annual stock incentive bonuses. The shares payable pursuant to this agreement were issued as follows: 4,000 shares valued at $17,210 on November 30, 2005 and 2,000 shares valued at $4,414 on January 10, 2006. The Company recognized $21,624 of expense related to this agreement during the three month period ending December 31, 2005.

On October 10, 2005 the company entered into a consulting agreement to provide services related to the development of new projects. The terms of the agreement provide for services from October 10, 2005 through October 10, 2006. Under the terms of the agreement the Company is to issue 750 S-8 Registered shares per month beginning October 15, 2005. Pursuant to this agreement the Company issued 1,500 shares valued at $6,454 on November 30, 2005 and 750 shares valued at $1,655 on December 30, 2005. The Company recognized $8,109 of expense related to this agreement during the three month period ending December 31, 2005.

On October 11, 2005 the Company issued 25,000 shares to board members. The expense recognized by the Company related to the issuance of these shares was $115,625. The shares issued were the Company's Registered S-8 shares and were issued as compensation for services.

On November 8, 2005 the company entered into an agreement with a consultant to provide services related to the creation of a working prototype of the Company's Bio Patch product. The terms of the agreement provide for services from November 8, 2005 through December 31, 2005. Under the terms of the agreement the Company paid $10,000 on the execution of the agreement and is to provide 25,000 S-8 Registered shares and 25,000 five year warrants to buy the Company's stock at $2.50 once the project is completed. As of December 31, 2005 the project had not been completed and the shares and warrants related to this agreement had not been issued. On January 4, 2006 additional compensation of $20,000 was paid to the consultant for unexpected costs incurred related to the fulfillment of the agreement. During the three month period ending December 31, 2005 the Company recognized $97,240 of expense related to this agreement.

On November 10, 2005 the Company issued 30,000 shares to board members. The expense recognized relate to the issuance of these shares was $114,000. The shares issued were the Company's Registered S-8 shares and were issued as compensation for services.

On November 17, 2005, the Company amended an agreement entered into on May 25, 2005. The consulting agreement provides the Company with services related to the advisement, strategic planning and marketing as well as advisement on issues related to the Company becoming a publicly traded and reporting entity. Under the terms of the original agreement the Company was to issue 200,000 shares of the Company's restricted shares as compensation for services. Pursuant to the amendment the shares to be issued related to the agreement will now be 150,000 of the Company's restricted shares. The revaluation of the contract based on the date of modification resulted in a reduction of $448,750. The total expense to be recognized related to the contract will now be $551,250 rather than the $1,000,000 under the original agreement. As of December 31, 2005 the Company has recognized a total of $481,563 of the expense related to this agreement and will recognize the remaining $69,687 of expense over the remaining period of the contract. As of December 31, 2005 the Company has not issued the shares related to this agreement. It is the Company's policy to account for shares not issued in connection with agreements as stock payable.

On November 17, 2005, the Company entered into a consulting agreement with a service provider. The consulting agreement provides the Company with services related to the advisement, strategic planning and marketing as well as advisement on issues related to the Company becoming a publicly traded and reporting entity. The Consulting Agreement terminates ninety (90) days from the Effective Date. Pursuant to the terms of the agreement, on November 17, 2005 the Company issued 100,000 S-8 shares valued at $367,500 as compensation for services. The Company recognized $183,750 of expense related to this agreement during the three month period ending December 31, 2005.

On November 17, 2005, the Company entered into a consulting agreement with a service provider. The consulting agreement provides the Company with services related to the advisement, strategic planning and marketing as well as advisement on issues related to the Company becoming a publicly traded and reporting entity. The Consulting Agreement terminates ninety (90) days from the Effective Date. Pursuant to the terms of the agreement, on November 17, 2005 the Company issued 100,000 S-8 shares valued at $367,500 as compensation for services. The Company recognized $183,750 of expense related to this agreement during the three month period ending December 31, 2005.

On November 22, 2005 the Company authorized the cashless exercise of 1,170,744 of the Company's Class BD-B warrants for 1,010,515 shares of common stock. The Company still has 182,500 Class BD-B warrants outstanding as of December 31, 2005.

On December 13, 2005 the Company issued 30,000 shares to board members. On January 4, 2005 the Company issued 5,000 shares to a board member whose shares were not issued as part of the December 13, 2005 issuance. The expense recognized as a result of the both issuances was $117,250. The shares issued were the Company's Registered S-8 shares and were issued as compensation for services. It is the Company's policy to account for shares not issued in connection with agreements as stock payable.

6. COMMITMENTS & CONTINGENCIES

On August 6, 2005 Telzuit Medical Technologies, Inc. began incurring penalties in connection with the Series A Preferred agreement. Pursuant to the Series A Preferred Stock financing investors were given liquidated damages in the event the Company did not file an SB-2 Registration Statement within forty-five days after the date of Closing of the financing. Since the Company was unable to file its SB-2 within the allotted time frame the Company owes the investors 1.5% of the sum of the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock into Common Stock, and the number of shares of Common Stock issuable upon exercise of the Class B Warrants originally issued and for each subsequent 30-day period, the company owes the investors an additional 1.5% until the SB-2 gets filed provided, however, in no event shall the maximum number of Class B Warrants issued pursuant to these liquidated damages exceed nine percent (9.0%) of the Common Stock issuable upon conversion of the Series A Preferred Stock and upon exercise of the Class B Warrants originally issued on the date of the Closing. To date, the Company owes investors liquidated damages equal to 4.5% which equates to 722,116 Class B Warrants.

In addition to the penalties listed above the Company has incurred additional penalties related to the Series A Preferred stock. Pursuant to the Series A Preferred Stock financing investors were given liquidated damages in the event the Company's SB-2 Registration Statement was not declared effective by the SEC within one hundred and twenty days after the date of Closing or one hundred and fifty days if the SEC has issued a full set of review comments. Since the Company has been unable to file its SB-2 the Company's SB-2 will not be declared effective before the Company will start incurring penalties. The liquidated damages pursuant to this section calls for investors to receive1.5% of the sum of the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock into Common Stock, and the number of shares of Common Stock issuable upon exercise of the Class B Warrants originally issued and for each subsequent 30-day period, the company owes the investors an additional 1.5% until the SB-2 gets declared effective provided, however, in no event shall the maximum number of Class B Warrants issued pursuant to these liquidated damages exceed nine percent (9.0%) of the Common Stock issuable upon conversion of the Series A Preferred Stock and upon exercise of the Class B Warrants originally issued on the date of the Closing. To date, the Company owes investors liquidated damages equal to 7.5% which equates to 1,203,526 Class B Warrants.

During August and September the Company issued 434,000 shares to certain employees and officers. Currently the Company is awaiting a valuation from a certified appraiser to ascertain the fair value of the shares for federal income tax purposes in order to collect and remit the appropriate payroll taxes.

As of the date of this filing the Company has booked a liability associated with the payroll taxes of $26,357. This amount is an estimate of the liability due under the Federal Insurance Contributions Act but does not take into account the required federal income tax withholding. The company intends to remit the employee and employer portion of the payroll tax due under the Federal Insurance Contributions Act in the next quarter. Should the employees and officers fail to remit the appropriate amounts required for federal income tax purposes the Company could be liable. The Company believes the amount of liability associated with this would be approximately $200,000.

As previously disclosed in the 10KSB filed for the year ended June 30, 2005, on June 7, 2005 the company entered into an assignment of rights agreement with the former officer and founder whereby the company agreed to pay $100,000 in four equal installments. As of December 31, 2005 the Company has made all the payments under this agreement.

As previously disclosed in the 10KSB filed for the year ended June 30, 2005, the Company entered into a five year agreement dated July 31, 2004 with an unrelated company to provide certain software to be used in the operation and delivery of the Company's product and service. Pursuant to the agreement the company recorded a liability of $97,032 for the three months ended September 30, 2005. On January 30, 2006 and February 10, 2006 the Company made the second and third payments of 80,000 Euro due under the terms of the contract, or $98,568 and $97,704 respectively.

On May 1, 2005, the Company assigned to Taylor Madison Holdings, Inc., and Taylor Madison Holdings, Inc. assumed, all rights and obligations under the MLB License Agreement. In addition, the Securities Purchase Agreement dated May 6, 2005 provides for indemnity for the company's previous officers from liabilities arising from the MLB License Agreement. MLB has not released the Company from the $60,000 liability associated with the MLB License Agreement as of December 31, 2005.

As previously disclosed in the 10KSB filed for the year ended June 30, 2005, the holders of the Series A Preferred shares are entitled to a dividend equal to ten percent (10%) payable semi-annually. The Company can pay the dividend (i) in cash; (ii) in kind, with (a) shares of Series A Convertible Preferred Stock and
(b)  Class  B  Warrants;  or  (iii)  in shares of registered Common Stock. As of
December 31, 2005 the holders of Series A Preferred shares are entitled to a dividend equal to $248,478.

During 2003 and 2004, the Board of Directors of the Company voted to rescind 26,198,010 Class A membership units and 1,738,500 Class B membership units which it believes were issued improperly for no consideration.

On November 17, 2005, the Company entered into a Financial Communications Services Agreement with a service provider to work directly with management on message development and implementing initiatives to build awareness of the Company among key financial audiences. The Services Agreement is for a term of six (6) months, commencing on November 18, 2005 and expiring on May 17, 2006. The Services Agreement shall automatically renew thereafter on a monthly basis unless either party provides the other party with sixty (60) days prior written notice of its intent to not so renew. Pursuant to the terms of the Services
Agreement, the service provider is entitled to receive compensation of $10,000 per month, payable on the first business day of each month.

On November 21, 2005, the Company entered into a lease for 1,518 sq. ft. of medical office space for a period of 5 years. The lease commits the Company to a net annual rental expense of $45,540 ($3,795 per month) plus additional rent equal to 1.42% of the landlords operating expenses, subject to annual adjustment not to be less than 4%, beginning with the second year. Upon execution of the lease the Company provided a deposit of seven months of rent equaling $33,321.

7. LEGAL PROCEEDINGS

There have been no new legal proceedings, and no material developments, during the quarter ended December 31, 2005. However, there have been procedural developments in Focused Strategies, Inc. v. Telzuit Technologies, LLC and
                                                  ------------------------------
Telzuit  Technologies,  Inc.,  which  proceeding  was previously reported in the
----------------------------
Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005. The Court has set a trial date for January 2007.

8. RELATED PARTY

On September 19, 2005 the Company entered into a six month consulting agreement with one of the Company's Board of Directors. Pursuant to the agreement the consultant will assist the company in developing, owning, and operating medical clinics. Under the terms of the agreement the consultant will receive $10,000 per month plus reasonable and necessary expenses incurred on behalf of the Company.

On September 21, 2005 the Company entered into a consulting agreement for marketing and promotional activities involved with the launch of the Company's product. The term of the agreement is from September 21, 2005 through December 31, 2005 and calls for the issuance of 11,750 of the Company's S-8 Registered shares as compensation. Pursuant to the terms of this agreement the Company issued 5,250 shares valued at $27,594 on November 17, 2005; 3,750 shares valued at $13,988 on November 30, 2005; and 2,750 shares valued at $6,069 on December 30, 2005. The Company recognized $33,463 and $14,188 of expense related to this agreement during the three month period ending December 31, 2005 and September 30, 2005, respectively. The consultant engaged to provide the services under this agreement is a shareholder and relative of one of the Company's officers.

9. SUBSEQUENT EVENTS

On January 4, 2006, the Company entered into a lease for 2,485 sq. ft. of medical office space for a period of 5 years commencing March 1, 2006. The lease commits the Company to a net annual rental expense of $39,213 ($3,268 per month) and additional operating costs estimated at $7,455 ($621 per month) for the first operating year, subject to annual adjustment, beginning with the second year. The Company provided a deposit of six months of rent equaling $20,881 and the first month's rent of $4,142 (base rent of $3,268 plus $621 the applicable share of additional rent) upon lease execution. Under terms of the lease the Company was given $43,438 ($17.48 per sq. ft.) for tenant improvements.

On January 23, 2006 the Company entered into a consulting agreement with a medical device engineer, to direct the development and launch of the Bio-Patch. Under terms of the agreement the consultant will provide the Company with a viable and saleable product and in return the Company will compensate the consultant in the following manner: $10,000 cash due February 1, 2006; $10,000 cash due March 1, 2006; $5,000 cash due April 1, 2006 plus additional cash of $25,000 and 60,000 S-8 shares if deliverable is achieved; $5,000 cash due May 1, 2006 plus additional cash of $10,000 and 40,000 S-8 shares if deliverable is achieved; 30,000 S-8 shares if deliverable is achieved by June 1, 2006 but no additional cash payments are required beyond May 1, 2006.

On January 26, 2006 the Company entered into a consulting agreement with a service provider to write, test, and debug software used in the Bio-Patch Holter Monitoring System. Under terms of the agreement the consultant is be compensated as follows: $140 per hour for the first 10 hours and then $110 per hour thereafter plus materials. Should the consultant complete the project on or before February 13, 2006 the Company will provide additional compensation in the form of 10,000 shares of the Company's S-8 registered shares. The Company estimates the total cost will not exceed $25,000 and a delivery date of February 20, 2006.

     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

On July 18, 2005, Telzuit Medical informed De Meo, Young, McGrath ("DYM") of its dismissal as the Company's independent registered public accounting firm. The decision to change the Company's auditors was recommended and approved by the Board of Directors.

The reports of DYM on the Company's consolidated financial statements for the fiscal year ended June 30, 2004 and the transition period from January 1, 2003 to June 30, 2003, and through July 18, 2005 (the "Audit Period") did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph relating to the Company's ability to continue as a going concern.

During the Audit Period, there were no disagreements with DYM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of DYM, would have caused it to make reference thereto in its reports on the Company's consolidated financial statements for such years.

During the Audit Period, the Company had no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided DYM with a copy of the foregoing disclosures and requested, pursuant to the rules of the United States Securities and Exchange Commission (the "Commission"), that DYM provide the Company with a letter addressed to the Commission stating whether DYM agrees with the statements set forth above and, if not, stating the respects in which it does not agree. A copy of the letter of DYM is attached as Exhibit 16.1 to the Company's Current Report on Form 8-K filed with the SEC on July 18, 2005.

On July 18, 2005, the Company's Board of Directors appointed Pender Newkirk & Company, CPA's ("Pender Newkirk"), as the Company's new independent registered public accounting firm. A Current Report on Form 8-K relating to the change in accountants was filed with the U.S. Securities and Exchange Commission on July 18, 2005.

During the years ended June 30, 2005 and June 30, 2004, and through July 18, 2005 (the date Pender Newkirk accepted its appointment), the Company did not consult with Pender Newkirk regarding any of the matters or events set forth in
Item  304(a)(2)(i)  or  (ii)  of  Regulation  S-B.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation, as amended, provide that we shall, to the fullest extent permitted by law, indemnify each of our directors and officers against judgments, fines, settlements and other amounts, including expenses such as attorneys' fees, actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation.

The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup. These provisions and resultant costs also may discourage our Company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, including breaches resulting from negligent or grossly negligent behavior, except under certain situations defined by statute, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees, even though such actions, if successful, might otherwise benefit our company and the shareholders. We believe that the indemnification provisions in our Articles of Incorporation are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to our directors and officers pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

 Securities and Exchange Commission registration fee          $17,787.00
 Transfer Agent Fees                                          $ 5,000.00
 Accounting fees and expenses                                 $15,000.00
 Legal fees and expenses                                      $40,000.00
                                                               ---------
 Total                                                        $77,787.00
                                                               ---------

All  amounts  are  estimates,  other  than  the  Commission's  registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

                     RECENT SALES OF UNREGISTERED SECURITIES

SERIES  A  PREFERRED  STOCK  OFFERING

On August 19, 2005, Company completed its Series A Preferred private placement of approximately $3,399,610, which such amount includes the $1,749,990 that had previously closed on June 22, 2005 and the $1,449,620 closed on June 27, 2005. Pursuant to the Securities Purchase Agreement, the Company issued an aggregate of (a) 3,399,610 shares of Series A Convertible Preferred Stock (the "Series A Stock"), and (b) Class B Warrants entitling the holders of the Series A Stock to purchase, in the aggregate, 5,666,017 shares of the Company's Common Stock at an exercise price of $0.80 per share. The Series A Preferred Stock converts into shares of the Company's Common Stock at a price of $0.60 per share of Common Stock.

The Class B Warrants are exercisable by the holder at any time before the date five (5) years from the date of issuance. Beginning twelve (12) months following the date of issuance of the Class B Warrants, if the closing bid price of the Company's Common Stock exceeds two dollars ($2.00) U.S. for a period of twenty (20) consecutive trading days, and the Company's Common Stock has an average trading volume in excess of fifty thousand (50,000) shares per day for the twenty (20) prior trading days, the Class B Warrants may be redeemed by the Company at one cent ($.01) per warrant share.

The issuance of the Series A Preferred Stock and Class B Warrants was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and based on the fact that the Series A Preferred Stock and Class B Warrants were issued to institutional or accredited investors only.

Midtown Partners & Co., LLC ("Midtown Partners"), an SEC and NASD registered broker dealer, acted as the placement agent for the Company in connection with the Series A Preferred Stock Offering. Midtown Partners is located in Boca Raton, Florida. In connection with the Series A Preferred Stock Offering, the Company paid Midtown Partners a cash commission equal to $275,428 and issued warrants to Midtown Partners entitling Midtown Partners to purchase, in the aggregate, 676,622 shares of the Company's Common Stock at an exercise price of $0.60 per share and 676,622 shares of the Company's Common Stock at an exercise price of $0.80 per share. The issuance of the warrants to Midtown Partners was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and based on the fact that such warrants were issued to institutional or accredited investors.

CONVERTIBLE  DEBENTURE  FINANCING

During May 2005, the Company, pursuant to a Securities Purchase Agreement and Share Exchange Agreement, issued (a) 10% Convertible Debentures, having an aggregate original principal balance of $1,057,250; and (b) Class A Warrants entitling debenture holders to purchase, in the aggregate, 1,334,062 shares of the Registrant's Common Stock at an exercise price of $0.60 per share (the "Bridge Financing"). The 10% Convertible Debentures are due one year from the date of issuance or, upon the occurrence of certain events specified in each 10% Convertible Debenture, all principal and accrued interest automatically converts into either (a) shares of the Company's Common Stock at a price of $0.40 per share of Common Stock, or (b) units at a price of $0.66 per unit, each unit being comprised of (i) one share of Series A Preferred Stock which converts into Common Stock at a price of $0.60 per share, and (ii) one Class B Warrant, each Class B Warrant having an exercise price of $.80 per share. The purchase price paid to the Company in connection with the Bridge Financing was $1,057,250. The securities issued in connection with the Bridge Financing were issued pursuant to Rule 506 of Regulation D. The 10% Convertible Debentures and Class A Warrants were sold to institutional or accredited investors. The Company closed the Bridge Financing in two traunches, raising $565,000 and $492,250 on May 6, 2005 and May 19, 2005, respectively.

The securities issued in connection with the Bridge Financing were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and based on the fact that the 10% Convertible Debentures and Class A Warrants were sold only to institutional or accredited investors.

Midtown Partners & Co., LLC ("Midtown Partners"), an SEC and NASD registered broker dealer, acted as the placement agent for the Company in connection with the Bridge Financing. Midtown Partners is located in Boca Raton, Florida. In connection with the Bridge Financing, the Company paid Midtown Partners a cash commission equal to $78,800 and issued warrants to Midtown Partners entitling Midtown Partners to purchase, in the aggregate, 388,125 shares of the Company's Common Stock at an exercise price of $0.60 per share. The issuance of the warrants to Midtown Partners was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and based on the fact that such warrants were issued to institutional or accredited investors.

ISSUANCE  OF  SERIES  B  PREFERRED  STOCK

Pursuant to a Share Exchange Agreement, on May 6, 2005, the Company acquired from Telzuit Technologies, LLC, all of the issued and outstanding capital stock of Telzuit Technologies, Inc. in exchange for the issuance of 2,207,723 shares of the Company's Series B Preferred Stock to Telzuit Technologies, LLC. Each share of Series B Preferred Stock converted into twelve (12) shares of Common
Stock on August 22, 2005, upon completion of the 1-for-31 reverse stock split. The securities issued in connection with the share exchange were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to
Section 4(2) of the Act for transactions not involving a public offering. All shares of Series B Preferred Stock have converted into Common Stock, and no shares of Series B Preferred Stock are issued and outstanding.

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OTHER  ISSUANCES

For services rendered to Telzuit Technologies, LLC, the Company issued 50,583 shares of its Series B Preferred Stock to Midtown Partners. The issuance of the shares to Midtown was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering. Each share of Series B Preferred Stock converted into twelve shares of Common Stock on August 22, 2005, upon completion of the 1-for-31 reverse stock split, and no shares of Series B Preferred Stock are currently issued and outstanding.

On November 8, 2005, the Company entered into an agreement with a consultant to provide services related to the creation of a working prototype of the Company's Bio-Patch technology. The terms of the agreement provide for services from November 8, 2005 through December 31, 2005. As partial compensation for services rendered under the agreement, the Company agreed to issue, upon completion of the work, warrants entitling the consultant to purchase, in the aggregate, 25,000 shares of the Company's common stock, par value $.001 per share, at an exercise price of $2.50 per share. The issuance of the securities was deemed to be exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering.

On August 18, 2005, the Company entered into an agreement for financial advising services related to a single transaction. Pursuant to the agreement, the Company has agreed to issue 12,500 restricted shares of the Company's common stock, par value $.001 per share, as compensation for services rendered. The issuance of the securities was deemed to be exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering.

                                    EXHIBITS

EXHIBIT NO.    DESCRIPTION
----------     -----------

2.01 Share Exchange Agreement dated May 6, 2005, by and among Registrant, Telzuit Technologies, LLC, Telzuit Technologies, Inc., Michael J. Vosch, James P. Tolan, Don Sproat, and Chris Phillips, as authorized representative for each of the persons that purchased the 10% Convertible Promissory Debentures issued by Taylor Madison. (1)
3.01 Articles of Incorporation of Telzuit Medical Technologies, Inc., formerly known as Taylor Madison Corp. (2)
3.02 Articles of Amendment to Articles of Incorporation, Certificate of Designations, Preferences, and Rights of the Series B Preferred Stock. (1)

3.03 Articles of Amendment to Articles of Incorporation, Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock. (3)
3.04 Bylaws of Telzuit Medical Technologies, Inc., formerly known as Taylor Madison, Corp. (2)
4.01 See Exhibits 3.01, 3.03 and 10.08 for instruments defining the rights of security holders.
5.01           Opinion of Bush Ross, P.A.
               (including consent).
10.01          Conversion  of  Debt  to  Equity  Agreement.  (4)
10.02          Exclusive  Manufacturing  and  Distribution  Agreement.  (4)
10.03          Assignment  of  Gund,  Inc.  Agreement.  (4)
10.04 Securities Purchase Agreement dated May 6, 2005, by and among Registrant, Lucien Lallouz, Michael B. Wellikoff, Taylor Madison Holdings, Inc., and Chris Phillips, as authorized representative for each of the persons that purchased 10% Convertible Debentures issued by Taylor Madison. (1)
10.05          Form of 10% Convertible Debenture issued on May 6, 2005.  (1)
10.06 Form of Class A Warrant issued on May 6, 2005 to purchaser of the 10% Convertible Debentures. (1)
10.07 Securities Purchase Agreement, dated June 22, 2005, by and among Registrant, Telzuit Technologies, Inc., Telzuit Technologies, LLC, Michael J. Vosch, James P. Tolan, Don Sproat and each of the persons that purchased Series A Preferred Stock issued by Taylor Madison Corp. (9)
10.08          Investor  Rights  Agreement  between  Registrant,  Michael  J.
               Vosch, James P. Tolan, Don Sproat and Carole-Sue Feagan, Telzuit Technologies, LLC, and certain investors a party thereto. (9)
10.09 Form of Class B Warrant issued on June 22, 2005 to purchaser of Series A Convertible Preferred Stock. (9)
10.10          BD-B  Warrant  issued  to  Midtown  Partners  &  Co., LLC on June
               22, 2005. (9)
10.11 Consulting Agreement, effective as of May 6, 2005, by and between Apogee Business Consultants, LLC, a Nevada corporation, and Registrant. (1)

10.12          Private  Placement  Agreement  dated  May  6, 2005 by and between
               Midtown Partners & Co., LLC and Registrant. (1)
10.13          Form  of  Warrant  issued  to  Midtown Partners & Co., LLC on May
               6, 2005. (1)
10.14          Agreement  by  Registrant  dated  May  6, 2005 regarding 1 for 31 reverse stock split. (1)
10.15          Consulting  Agreement,  dated  September  21,  2005.  (5)
10.16          Financial  Consulting  Agreement,  dated  August  18,  2005.  (5)
10.17          Marketing  Services  Agreement,  dated  August  8,  2005.  (5)
10.18          Employment Agreement, dated October 10, 2005.  (7)
10.19          Services Agreement, dated November 17, 2005.  (6)
10.20          Baum  Consulting  Agreement,  dated  November  17,  2005.  (6)
10.21          Panther  Consulting  Agreement,  dated  November  17,  2005.  (6)
16.01          Letter  from  De  Meo,  Young,  McGrath  to  the  U.S. Securities and Exchange Commission, dated July 18, 2005. (8)
23.01*         Consent of Certified Public Accountants.
23.02*         Consent of Bush Ross, P.A. (included in Exhibit 5.01).


(1) Previously filed as an exhibit to exhibit to the Form 8-K filed with the SEC on May 12, 2005 and incorporated herein by reference.

(2) Previously filed as an exhibit to the Form 10-KSB filed with the SEC on October 31, 2005 and incorporated herein by reference.

(3) Previously filed as an exhibit to the Form 8-K filed with the SEC on June 24, 2005 and incorporated herein by reference.

(4) Previously filed as an exhibit to the Form 8-K filed with the SEC on November 8, 2004 and incorporated herein by reference.

(5) Previously filed as an exhibit to the Form 10-QSB filed with the SEC on November 15, 2005 and incorporated herein by reference.

(6) Previously filed as an exhibit to the Form 8-K filed with the SEC on November 21, 2005 and incorporated herein by reference.

(7) Previously filed as an exhibit to the Form 8-K filed with the SEC on October 14, 2005 and incorporated herein by reference.

(8) Previously filed as an exhibit to the Form 8-K filed with the SEC on July 18, 2005 and incorporated herein by reference.

(9) Previously filed as an exhibit to the Form 8-K filed with the SEC on June 24, 2005 and incorporated herein by reference.

*     Filed herewith.

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

     (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) to reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement, and;

     (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Pre-Effective Amendment No. 3 to its Registration Statement to be signed on its behalf by the undersigned in the City of Orlando, State of Florida, this 14th day of March, 2006.


                    (Registrant) TELZUIT MEDICAL TECHNOLOGIES, INC.

                      By /s/ Donald Sproat
                         ------------------------------------------------------
                         Donald Sproat
                         President, Chief Executive Officer and Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By:       /s/ Donald Sproat
          ------------------------------------------------------------
Name:     Donald Sproat
Title: President, Chief Executive Officer, Chief Financial Officer and member of the Board of Directors

Date:          March 14, 2006

By:     /s/ James Tolan
        ---------------------------------------------------------------
Name:   James Tolan
Title: Senior Vice President of Business Development, Corporate Secretary, and member of the Board of Directors

Date:          March 14, 2006

By:     /s/ Michael Vosch
        ---------------------------------------------------------------
Name:     Michael Vosch
Title:    Senior Vice President of Product Development and member
          of the Board of Directors

Date:          March 14, 2006

By:     /s/ Warren Stowell
        ---------------------------------------------------------------
Name:   Warren Stowell
Title:  Member of the Board of Directors

Date:          March 14, 2006

By:     /s/ Jon Stemples
        ---------------------------------------------------------------
Name:   Jon Stemples
Title:  Member of the Board of Directors

Date:          March 14, 2006

By:     /s/ Chris Phillips
        ---------------------------------------------------------------
        Name: Chris Phillips
        Title: Member of the Board of Directors

Date:          March 14, 2006